FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-180779-10

MSBAM 2014-C17

Free Writing Prospectus
Structural and Collateral Term Sheet

$1,036,844,774
(Approximate Total Mortgage Pool Balance)

$911,127,000
 (Approximate Offered Certificates)

Morgan Stanley Capital I Inc.
as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
Bank of America, National Association
CIBC Inc.
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2014-C17

July 23, 2014

MORGAN STANLEY	BofA MERRILL LYNCH
Co-Lead Bookrunning Manager CIBC World Markets	Co-Lead Bookrunning Manager Drexel Hamilton
Co-Managers

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-180779) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Free Writing Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Free Writing Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Free Writing Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Free Writing Prospectus and the Prospectus attached thereto as Exhibit A. The information contained herein will be more fully described in the Free Writing Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Free Writing Prospectus its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Structural Overview

Offered Certificates

Class	Expected Ratings (DBRS/Moody’s/ Morningstar)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)(8)	Certificate Principal to Value Ratio(7)(8)
Class A-1	AAA(sf)/Aaa(sf)/AAA	$40,800,000	30.000%	(4)	2.79	1-58	14.4%	47.9%
Class A-2	AAA(sf)/Aaa(sf)/AAA	$174,800,000	30.000%	(4)	4.89	58-60	14.4%	47.9%
Class A-SB	AAA(sf)/Aaa(sf)/AAA	$74,400,000	30.000%	(4)	7.54	60-114	14.4%	47.9%
Class A-3	AAA(sf)/Aaa(sf)/AAA	$59,800,000	30.000%	(4)	6.93	82-84	14.4%	47.9%
Class A-4	AAA(sf)/Aaa(sf)/AAA	$170,000,000	30.000%	(4)	9.54	114-117	14.4%	47.9%
Class A-5	AAA(sf)/Aaa(sf)/AAA	$205,991,000	30.000%	(4)	9.83	117-119	14.4%	47.9%
Class X-A	AAA(sf)/Aaa(sf)/AAA	$769,857,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class A-S(11)	AAA(sf)/Aaa(sf)/AAA	$44,066,000	25.750%	(4)	9.92	119-119	13.6%	50.9%
Class B(11)	AA(low)(sf)/Aa3(sf)/AA	$81,651,000	17.875%	(4)	9.92	119-119	12.3%	56.3%
Class PST(11)	A(low)(sf)/NR/A-	$185,336,000	12.125%	(4)	9.92	119-119	11.5%	60.2%
Class C(11)	A(low)(sf)/NR/A-	$59,619,000	12.125%	(4)	9.92	119-119	11.5%	60.2%

Privately Offered Certificates(12)

Class	Expected Ratings (DBRS/Moody’s/ Morningstar)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class X-B	AAA(sf)/NR/A-	$141,270,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-C	AAA(sf)/NR/NR	$79,059,774(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class D	BBB(low)(sf)/NR/BBB	$46,658,000	7.625%	(4)	9.92	119-119	10.9%	63.3%
Class E	BB(low)(sf)/NR/BB-	$25,817,000	5.135%	(4)	9.92	119-119	10.6%	65.0%
Class F	B(sf)/NR/B-	$14,993,000	3.689%	(4)	9.92	119-119	10.5%	66.0%
Class G	NR/NR/NR	$38,249,774	0.000%	(4)	9.93	119-120	10.1%	68.5%

(1)
Ratings shown are those of DBRS, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” and “Ratings” in the other free writing prospectus, which is expected to be dated July 23, 2014 (the “Free Writing Prospectus”), to which the prospectus dated October 1, 2013 (the “Prospectus”) is attached as Exhibit A. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Free Writing Prospectus.

(2)
The certificate principal balances and notional amounts are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within the same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount of each class of certificates (other than the Class V and Class R Certificates) and to the other statistical data contained herein and in the Free Writing Prospectus. In addition, the notional amounts of the Class X-A, Class X-B and Class X-C Certificates may vary depending upon the final pricing of the classes of certificates and/or trust components whose certificate principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of the Class X-A, Class X-B or Class X-C Certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the closing date.

(3)
The percentages indicated under the column “Approximate Initial Credit Support” with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates in the aggregate. The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class C Certificates and the Class PST Certificates represents the approximate credit support for the underlying Class C trust component.

(4)
The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) less a specified percentage, which percentage may be zero. The Class PST Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PST components. The pass-through rates for the Class A-S Certificates, the Class A-S trust component and the Class PST Component A-S will, at all times, be the same. The pass-through rates for the Class B Certificates, the Class B trust component and the Class PST Component B will, at all times, be the same. The pass-through rates for the Class C Certificates, the Class C trust component and the Class PST Component C will, at all times, be the same.

(5)
The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of the mortgage loans; (iii) payment in full on the stated maturity date or, in the case of any mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or, in the case of a mortgage loan having an anticipated repayment date, prior to such anticipated repayment date. See the structuring assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Free Writing Prospectus.

(Footnotes continued on next page)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Structural Overview

(6)
Certificate Principal UW NOI Debt Yield for any class of principal balance certificates (other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and trust components, and the denominator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)
Certificate Principal to Value Ratio for any class of principal balance certificates (other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components, if any, that are senior to such class, and the denominator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and trust components. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates are calculated in the aggregate for those classes as if they were a single class.

(8)
Certificate Principal UW NOI Debt Yield for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and trust components, and the denominator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components that are senior to such trust component. Certificate Principal to Value Ratio for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components that are senior to such trust component, and the denominator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and trust components. The Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio of the Class PST Certificates are equal to the respective amounts for the Class C Certificates.

(9)
The Class X-A, Class X-B and Class X-C Certificates will not have certificate principal balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B and Class X-C Certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A Certificates will equal the aggregate certificate principal balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates and the Class A-S trust component outstanding from time to time. The notional amount of the Class X-B Certificates will equal the aggregate certificate principal balance of the Class B and Class C trust components outstanding from time to time. The notional amount of the Class X-C Certificates will equal the aggregate certificate principal balance of the Class E, Class F and Class G Certificates outstanding from time to time.

(10)
The pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates and the Class A-S trust component as described in the Free Writing Prospectus. The pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the weighted average of the pass-through rates of the Class B and Class C trust components as described in the Free Writing Prospectus. The pass-through rate on the Class X-C Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the weighted average of the pass-through rates of the Class E, Class F and Class G Certificates as described in the Free Writing Prospectus.

(11)
The Class A-S, Class B, Class PST and Class C Certificates are “Exchangeable Certificates.” On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”), which will have outstanding principal balances on the closing date of $44,066,000, $81,651,000 and $59,619,000, respectively. The trust components will be held in the grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. The Class A-S, Class B, Class PST and Class C Certificates will, at all times, represent undivided beneficial ownership interests, held through the grantor trust, in one or more of such trust components. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding certificate principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components, and such portions of those trust components are respectively referred to in this Term Sheet as the Class PST Component A-S, Class PST Component B and Class PST Component C (collectively, the “Class PST Components”). Following any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates or any exchange of Class PST Certificates for Class A-S, Class B and Class C Certificates as described in the Free Writing Prospectus, the percentage interests of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components that are represented by the Class A-S, Class B, Class PST and Class C Certificates will be increased or decreased accordingly. The initial certificate principal balance of each class of the Class A-S, Class B and Class C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any exchange. The initial certificate principal balance of the Class PST Certificates shown in the table is equal to the aggregate of the initial certificate principal balances of the Class A-S, Class B and Class C Certificates shown in the table and represents the maximum certificate principal balance of the Class PST Certificates that could be issued in an exchange; such initial certificate principal balance is not included in the aggregate certificate principal balance of the offered certificates set forth on the cover page of this Term Sheet. The certificate principal balances of the Class A-S, Class B and Class C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PST Certificates issued on the closing date. Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Exchangeable Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus.

* For purposes of the foregoing chart, the Class A Senior Certificates includes the Class X-A Certificates, which are also offered certificates, in regards to payments of interest.
** For purposes of the foregoing chart, the Class X-B and Class X-C Certificates have the same payment priority as the Class A Senior Certificates in regards payments of interest.

(Footnotes continued on next page)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Structural Overview

(12)
Not offered pursuant to the Prospectus, the Free Writing Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R Certificates, which do not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V Certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R Certificates represent the beneficial ownership of the residual interest in each of the three real estate mortgage investment conduits, as further described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Structural Overview

Issue Characteristics

Offered Certificates:
$911,127,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of 10 principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class PST and Class C) and one interest-only class (Class X-A)

Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Manager:	CIBC World Markets Corp. and Drexel Hamilton, LLC

Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association and CIBC Inc.

Rating Agencies:	DBRS, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	Rialto Capital Advisors, LLC

Certificate Administrator/ Certificate Registrar:	Citibank, N.A.

Trustee:	Citibank, N.A.

Custodian:	Wells Fargo Bank, National Association

Trust Advisor:	Pentalpha Surveillance LLC

Initial Controlling Class Representative:	RREF II CMBS AIV, LP or another affiliate of Rialto Capital Advisors, LLC

Cut-off Date:
August 1, 2014. For purposes of the information contained in this term sheet (this “Term Sheet”), scheduled payments due in August 2014 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on August 1, 2014, not the actual day on which such scheduled payments were due

Expected Pricing Date:	Week of July 28, 2014

Expected Closing Date:	Week of August 11, 2014

Determination Dates:	The 11th calendar day of each month (if the 11th calendar day is not a business day, the next succeeding business day), commencing in September 2014

Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in September 2014

Rated Final Distribution Date:	The Distribution Date in August 2047

Interest Accrual Period:	Preceding calendar month

Payment Structure:	Sequential pay

Tax Treatment:	REMIC, except that the Class A-S, Class B, Class PST and Class C Certificates will evidence an interest in the grantor trust

Optional Termination:	1.00% clean-up call

Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A); $100,000 for the Class X-A Certificates

Settlement Terms:	DTC, Euroclear and Clearstream

Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of certificates is SMMEA eligible.

Analytics:
The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Free Writing Prospectus.

Bloomberg Ticker:	MSBAM 2014-C17 <MTGE><GO>

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS AND THE “RISK FACTORS” SECTION OF THE PROSPECTUS.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Amount and Order of Distributions:
On each distribution date, certificateholders will be entitled to receive distributions of interest and principal from funds received with respect to the mortgage loans and available for distribution. Funds available for distribution on the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including, without limitation, all advance reimbursements (with interest) and all servicing fees and expenses, certificate administrator fees (including trustee fees and custodian fees) and expenses, special servicer compensation, trust advisor fees (together with certain trust advisor consulting fees), CREFC® License Fees and expenses as set forth below. Distributions to certificateholders on each distribution date out of payments (or advances in lieu thereof) and other collections on the mortgage loans will be in an amount equal to each class’s interest and principal entitlement, subject to:

(i) payment of the respective interest entitlement for any other class of certificates bearing an earlier alphanumeric designation (except (x) in respect of the distribution of interest among the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B and Class X-C Certificates, which will have the same senior priority and be distributed pro rata and (y) in respect of the distribution of interest among the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Exchangeable Certificates”);

(ii) if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of principal balance certificates, first, to the Class A-SB Certificates, until the principal balance of such class has been reduced to the planned principal balance for the related distribution date set forth on Appendix VII to the Free Writing Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, in that order (or pro rata among such classes if the principal balance of all other classes of certificates has been reduced to zero as a result of the allocation of mortgage loan losses or trust advisor expenses to such other classes, or if the aggregate appraisal reduction equals or exceeds the aggregate principal balance of the Class A-S through Class G Certificates (including the Class PST Certificates)), until the principal balance of each such class has been reduced to zero, then, to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Exchangeable Certificates” until the principal balance of each such class has been reduced to zero, and then to the Class D, Class E, Class F and Class G Certificates, in that order, until the principal balance of each such class has been reduced to zero; and

(iii) the allocation of trust advisor expenses, (a) first, to reduce payments of interest on the Class D Certificates, the Class C trust component and the Class B trust component, in that order, (b) second, to reduce payments of principal on the Class D Certificates, the Class C trust component, the Class B trust component and the Class A-S trust component, in that order, and (c) third, to reduce payments of principal on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates on a pro rata basis.

No trust advisor expenses (other than the trust advisor fee) will be allocated to or otherwise borne by the Class E Certificates or the Control Eligible Certificates. As a result, none of the classes of such certificates will provide protection to the more senior classes of certificates for the purposes of allocating losses based on trust advisor expenses.

Trust advisor expenses allocated to the Class A-S trust component, the Class B trust component and the Class C trust component will be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Exchangeable Certificates.”

Interest and Principal Entitlements:
Interest distributable on any class of certificates (other than the Exchangeable Certificates and the Class V and Class R Certificates) or trust component on any distribution date, with various adjustments described under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, represents all unpaid interest accrued with respect to that class of certificates or trust component through the end of the interest accrual period that corresponds to that distribution date. Interest accrues with respect to each such interest-bearing certificate and each trust component during each interest accrual period at the applicable pass-through rate for, and on the principal balance or notional amount, as applicable, of that certificate or trust component outstanding immediately prior to, the distribution date that corresponds to that interest accrual period. However, as described in “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, there are circumstances relating to the timing of prepayments in which the interest entitlement with respect to any certificate or trust component for a distribution date could be less than one full month’s interest at the pass-through rate on the certificate’s or trust component’s principal balance or notional amount. In addition, certain specified trust fund expenses, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of advances (with interest thereon), and the rights of such parties and of the certificate administrator, the custodian and, subject to certain limitations, the trust advisor to the payments of compensation and reimbursement of certain costs and expenses will be prior to a certificateholder’s right to receive distributions of principal or interest. In addition, the right of the trust advisor to receive reimbursement of trust advisor expenses will be prior to the right of the holders of the Class B, Class PST, Class C and Class D Certificates to receive payments of interest, and to the right of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class PST, Class C and Class D Certificates to receive payments of principal.

The amount of principal available to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to the sum of: (i) the principal portion of all scheduled payments, other than balloon payments, to the extent received during the related collection period or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) in respect of such distribution date; (ii) all principal prepayments and the principal portion of balloon payments received during

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Structural Overview

the related collection period; (iii) the principal portion of other collections on the mortgage loans received during the related collection period, for example liquidation proceeds, condemnation proceeds, insurance proceeds and income on other “real estate owned” (“REO”); and (iv) the principal portion of proceeds of mortgage loan repurchases received during the related collection period; subject to certain adjustments described in the Free Writing Prospectus relating to the payment or reimbursement of nonrecoverable advances, workout-delayed reimbursement amounts and trust advisor expenses, and exclusive of any late collections of principal received during the related collection period for which there is an outstanding advance. The Class V, Class R, Class X-A, Class X-B and Class X-C Certificates will not be entitled to principal distributions.

Allocations and Distributions on the Exchangeable Certificates:
On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”), which will have outstanding principal balances on the closing date of $44,066,000, $81,651,000 and $59,619,000, respectively. The trust components will be held in the grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest, held through the grantor trust, in a percentage of the outstanding principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest, held through the grantor trust, in the remaining percentages of the outstanding principal balances of the Class A-S, Class B and Class C trust components, which portions of these trust components are respectively referred to in this Term Sheet as the “Class PST Component A-S,” “Class PST Component B” and “Class PST Component C” (collectively, the “Class PST Components”).

Distributions of principal and interest will be made sequentially with respect to the trust components in alphabetic order of class designation after all required distributions of interest and principal have been made with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B and Class X-C Certificates.

Interest, principal, prepayment premiums, yield maintenance charges, voting rights and any losses (including, without limitation, as a result of trust advisor expenses) or collateral support deficits that are allocated to the Class A-S, Class B or Class C trust component will be distributed or allocated, as applicable, as between the Class A-S, Class B or Class C Certificates, as applicable, on the one hand, and Class PST Component A-S, Class PST Component B or Class PST Component C, as applicable (and correspondingly, the Class PST Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C trust component, as applicable. For a complete description of the allocations and distributions with respect to the Class A-S trust component, the Class B trust component and the Class C trust component (and correspondingly the Class A-S, Class B, Class PST and Class C Certificates and the Class PST Component A-S, Class PST Component B and Class PST Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus. See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanges of Exchangeable Certificates:
If you own Class A-S, Class B and Class C Certificates, you will be able to exchange them for a proportionate interest in the Class PST Certificates, and vice versa, as described in the Free Writing Prospectus. You can exchange your Exchangeable Certificates by notifying the certificate administrator. Holders of Class PST Certificates will be entitled to receive principal and interest that would otherwise be payable on the applicable proportion of the Class A-S, Class B and Class C Certificates exchangeable therefor. Any such allocations of principal and interest as between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates. The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

Special Servicer Compensation:
The special servicer is entitled to a special servicing fee payable from general collections on the mortgage loans. The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan that is a specially serviced mortgage loan or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be 0.25% per annum or, if such rate would result in a special servicing fee that would be less than $1,000 in any given month, such higher rate as would result in a special servicing fee equal to $1,000 for such month. Any primary servicing fee or sub-servicing fee will be paid by the special servicer out of the fees described above. The special servicer is also entitled to additional fees and amounts, including, without limitation, income on the amounts held in certain permitted investments. The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced mortgage loan or REO property and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan, subject to a cap with respect to each such fee of $1,000,000 with respect to any mortgage loan or REO property and subject to certain adjustments and exceptions as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation.”

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Free Writing Prospectus, although there may be a higher (or no) cap on liquidation and workout fees.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Structural Overview

Prepayment Premiums/Yield Maintenance Charges:
On any distribution date, prepayment premiums or yield maintenance charges collected in respect of each mortgage loan during the related collection period will be distributed by the certificate administrator on the classes of certificates or trust components as follows: to each class of principal balance certificates (other than the Exchangeable Certificates and the Class E, Class F and Class G Certificates) and each trust component then entitled to distributions of principal on such distribution date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that class or trust component on that distribution date, and the denominator of which is the total amount distributed as principal to all classes of principal balance certificates and, without duplication, trust components on that distribution date, (b) the Base Interest Fraction for the related principal prepayment and that class or trust component and (c) the amount of the prepayment premium or yield maintenance charge collected in respect of such principal prepayment during the one month period ending on the related determination date. Any prepayment premiums or yield maintenance charges relating to the mortgage loans collected during the related collection period and remaining after those distributions described above (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates, as follows: first, to holders of the Class X-A Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the classes of certificates and/or trust components whose certificate principal balances comprise the notional amount of the Class X-A Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to the principal balance certificates, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; second, to holders of the Class X-B Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the classes of certificates and/or trust components whose certificate principal balances comprise the notional amount of the Class X-B Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to the principal balance certificates, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; and third, to the holders of the Class X-C Certificates in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A and Class X-B Certificates. Distributions of prepayment premiums and yield maintenance charges made on the Class A-S trust component, the Class B trust component and the Class C trust component will be distributed to the Class A-S, Class B and Class C Certificates and the Class PST Components (and correspondingly the Class PST Certificates) as described above in “Allocations and Distributions on the Exchangeable Certificates.” No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E, Class F, Class G, Class V or Class R Certificates.

The “Base Interest Fraction,” with respect to any principal prepayment of any mortgage loan that provides for payment of a prepayment premium or yield maintenance charge, and with respect to any class of principal balance certificates (other than the Exchangeable Certificates and the Class E, Class F and Class G Certificates) or trust component, is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates or trust component, as applicable, and (ii) the applicable discount rate and (B) whose denominator is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided that under no circumstances will the Base Interest Fraction be greater than one. If the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided that if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, but is less than the pass-through rate on the subject class of certificates or trust component, then the Base Interest Fraction shall be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Collateral Support Deficits:
On each distribution date, immediately following the distributions made to the certificateholders on that date, the certificate administrator will be required to calculate the amount, if any, by which (1) the aggregate stated principal balance of the mortgage loans, including any mortgage loans as to which the related mortgaged properties have become REO properties, expected to be outstanding immediately following that distribution date, is less than (2) the aggregate principal balance of the principal balance certificates after giving effect to distributions of principal on that distribution date and the allocation of any excess trust advisor expenses to reduce the principal balances of the principal balance certificates that are not Class E Certificates or Control Eligible Certificates on that distribution date (any such deficit, a “Collateral Support Deficit”).

On each distribution date, the certificate administrator will be required to allocate any Collateral Support Deficit to the respective classes of principal balance certificates (other than the Exchangeable Certificates) and the trust components in the following order: to the Class G Certificates, the Class F Certificates, the Class E Certificates, the Class D Certificates, the Class C trust component, the Class B trust component, and the Class A-S trust component, in that order, in each case in reduction of and until the remaining principal balance of that class of certificates or trust components has been reduced to zero. Following the reduction of the principal balances of all such classes of certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates, pro rata (based upon their respective principal balances), until the remaining principal balances of those classes of certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated to the respective certificates of such class in proportion to the percentage interests evidenced by the respective certificates. Collateral Support Deficit allocated to the Class A-S, Class B and Class C trust components will, in turn, be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described above in “Allocations and Distributions on the Exchangeable Certificates.”

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Structural Overview

A/B Whole Loans and Loan Pairs:
The mortgaged property identified on Appendix I to the Free Writing Prospectus as Marriott Philadelphia Downtown secures on a pari passu basis (i) a mortgage loan (the “Marriott Philadelphia Downtown Mortgage Loan”) with an outstanding principal balance as of the Cut-off Date of $99,317,061, representing approximately 9.6% of the initial pool balance, and (ii) a serviced companion loan that has an outstanding principal balance as of the Cut-off Date of $129,112,179 that is not part of the mortgage pool and that is evidenced by promissory notes that are currently held by Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15 and Morgan Stanley Bank of America Merrill Lynch Trust 2014-C16. The Marriott Philadelphia Downtown Mortgage Loan and the related serviced companion loan together constitute a serviced “loan pair,” are pari passu in right of payment and are expected to be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction. The controlling portion of such loan pair will be included in the issuing entity.

For additional information, see “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.

There are no mortgage loans included in the mortgage pool that have a B note associated with them or that are part of an A/B whole loan.

Non-Serviced Loan Combinations:
All of the mortgage loans will be serviced pursuant to the pooling and servicing agreement for this transaction. Accordingly, there are no non-serviced loan combinations, non-serviced mortgage loans, non-serviced companion loans or non-serviced mortgage loan pooling and servicing agreements related to the issuing entity.

Appraisal Reductions:
The occurrence of certain adverse events affecting a mortgage loan (other than a non-serviced mortgage loan) (“Appraisal Events”) will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in the Free Writing Prospectus.

Any appraisal reduction in respect of any non-serviced mortgage loan generally will be calculated in accordance with the related non-serviced mortgage loan pooling and servicing agreement, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

Notwithstanding the foregoing, if an appraisal is required to be obtained in accordance with the applicable pooling and servicing agreement (including with respect to any non-serviced mortgage loan) but is not obtained within one hundred twenty (120) days following the applicable Appraisal Event, then, until such appraisal is obtained and solely for purposes of determining the amounts of P&I advances, the appraisal reduction will equal 25% of the stated principal balance of the related mortgage loan; provided that, upon receipt of an appraisal, the appraisal reduction for such mortgage loan will be recalculated generally in accordance with the preceding paragraphs.

If any mortgage loan is part of an A/B whole loan, a loan pair or a non-serviced loan combination, any appraisal reduction will be calculated in respect of such A/B whole loan, loan pair or non-serviced loan combination taken as a whole. With respect to an A/B whole loan, any such appraisal reduction will be allocated first to the related B note and then to the related A note. With respect to a loan pair or non-serviced loan combination, any such appraisal reduction will be allocated between the mortgage loan and the related serviced companion loan or non-serviced companion loan, respectively, on a pro rata basis by unpaid principal balance.

If an appraisal reduction exists for, or is allocable to, any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be reduced in the same proportion that the appraisal reduction bears to the stated principal balance of that mortgage loan. This will reduce the funds available to pay interest on the certificates or trust components, as applicable, then outstanding.

For a discussion of how appraisal reductions are calculated and allocated, see “Description of the Offered Certificates—Appraisal Reductions” in the Free Writing Prospectus.

Control Rights:
Subject to the limitations described below under “A/B Whole Loan, Loan Pair and Non-Serviced Loan Combination Control Rights” in respect of any A/B whole loans, loan pairs or non-serviced loan combinations, during any Subordinate Control Period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Subordinate Control Period” means any period when the aggregate principal balance of the Class F Certificates (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) is at least 25% of the initial aggregate principal balance of that class.

During any Collective Consultation Period, the controlling class representative will not have any consent rights, but the controlling class representative and the trust advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Collective Consultation Period” means any period when both (i) the aggregate principal balance of the Class F Certificates (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class), is less than 25% of the initial aggregate principal balance of the Class F Certificates and (ii) the aggregate principal balance of that class (without regard to any appraisal reductions allocable to such class), is at least 25% of the initial aggregate principal balance of that class.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Structural Overview

During any Senior Consultation Period, the controlling class representative will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the trust advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Senior Consultation Period” means a period when the aggregate principal balance of the Class F Certificates (without regard to any appraisal reductions allocable to such class) is less than 25% of the initial aggregate principal balance of that class. See “Servicing of the Mortgage Loans—The Controlling Class Representative” in the Free Writing Prospectus.

A/B Whole Loan, Loan Pair and Non-Serviced Loan Combination Control Rights:
If any mortgage loan is part of an A/B whole loan, a loan pair or a non-serviced loan combination, the controlling class representative’s consent and/or consultation rights with respect thereto may be limited as described in the Free Writing Prospectus.

With respect to the Marriott Philadelphia Downtown Mortgage Loan, any holder of the related serviced companion loan will have certain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters related to such mortgage loan and the related serviced companion loan.

See “Risk Factors—Risks Related to the Offered Certificates—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Control Eligible Certificates:	The “Control Eligible Certificates” will be the Class F and Class G Certificates.
Controlling Class Representative/ Controlling Class:
The controlling class representative will be the representative appointed by more than 50% of the Controlling Class (by principal balance). The “Controlling Class” will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class; provided that if no class of Control Eligible Certificates has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class, then the Controlling Class will be the most senior class of Control Eligible Certificates. A summary of the consent and consultation rights of the controlling class representative, and the limitations thereon, is set forth above under “Control Rights.” The Controlling Class on the closing date will be the Class G Certificates.

The initial controlling class representative is expected to be RREF II CMBS AIV, LP or another affiliate of Rialto Capital Advisors, LLC.

Appraised-Out Class:
Any class of Control Eligible Certificates, the aggregate principal balance of which (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) has been reduced to less than 25% of its initial aggregate principal balance, is referred to as an “Appraised-Out Class.”

Appraisal Remedy:
The holders of the majority (by principal balance) of an Appraised-Out Class will have the right, at their sole expense, to present to the special servicer a second appraisal for any mortgage loan (other than with respect to any non-serviced mortgage loan) for which an Appraisal Event has occurred prepared by an MAI appraiser on an “as-is” basis acceptable to the special servicer in accordance with the Servicing Standard. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable appraisal reduction is warranted and, if so warranted, will recalculate such appraisal reduction based upon such second appraisal. If required by any such recalculation, any applicable Appraised-Out Class will have its related principal balance notionally restored to the extent required by such recalculation of the appraisal reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect. However, until an Appraised-Out Class is restored as the Controlling Class, the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class (or, if all classes of Control Eligible Certificates are Appraised-Out Classes, the most senior class of Control Eligible Certificates), if any, will be the Controlling Class. The right of any Appraised-Out Class to present a second appraisal of any mortgage loan for which an Appraisal Event has occurred is limited to one appraisal with respect to each mortgaged property relating to the affected mortgage loan, subject to certain exceptions regarding a material change in circumstance. No certificateholders of an Appraised-Out Class will have appraisal remedies in respect of a non-serviced mortgage loan under the pooling and servicing agreement for this transaction.

Sale of Defaulted Loans:
Defaulted serviced mortgage loans will be sold in a process similar to the sale process for REO property, as described under “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in the Free Writing Prospectus. There will be no “fair market value purchase option,” and the controlling class representative will have no right of first refusal with respect to the sale of defaulted loans. Non-serviced mortgage loans that become defaulted loans may be sold pursuant to a similar process under the related pooling and servicing agreement governing the servicing thereof.

Appointment and Termination of Special Servicer:	The controlling class representative will appoint the initial special servicer (but not with respect to any non-serviced mortgage loan). At any time during the Subordinate Control Period, the special servicer (other than with respect to any non-serviced mortgage loan) may be replaced by the controlling class representative. During any Collective Consultation Period and any Senior Consultation Period, the special servicer (other than with respect to any non-serviced mortgage loan) will be subject to termination without cause if certificateholders evidencing not less than 25% of voting rights request a vote of certificateholders to replace

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Structural Overview

the special servicer. The certificate administrator would present the proposal to all certificateholders, and replacement would be conditioned on receipt, within one hundred eighty (180) days thereafter, of approval of the termination from holders of 75% of the voting rights of the certificates. The holders initiating such vote will be responsible for the fees and expenses of the issuing entity in connection with the replacement.

During any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the trust advisor will have the right to recommend the replacement of the special servicer. The trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of a majority of the voting rights of the principal balance certificates.

For purposes of the voting rights described above, the Class A-S, Class B, Class PST and Class C Certificates will be allocated voting rights in accordance with their respective percentage interests in the applicable Class A-S, Class B and Class C trust components as described in the Free Writing Prospectus.

In addition, if any mortgage loan is part of an A/B whole loan, a loan pair or a non-serviced loan combination, to the extent set forth in the related intercreditor agreement, the related directing holder may have the right to replace the special servicer, with respect to the related A/B whole loan, loan pair or non-serviced loan combination to the extent set forth in the related intercreditor agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Servicing Standard:
Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the related B notes and serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Free Writing Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of the related companion loan or applicable portion thereof.

Defaulted Mortgage Loan Waterfall:
Amounts received by the issuing entity in respect of defaulted mortgage loans in connection with liquidation of any mortgage loan, net of unreimbursed advances and interest thereon, servicing compensation and other amounts payable or reimbursable therefrom, will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions. After the adjusted interest amount is so allocated, any remaining net proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.

Trust Advisor:
The trust advisor will be required to promptly review all information available to certain privileged persons on the certificate administrator’s website related to any specially serviced mortgage loan or REO property and each asset status report with respect to specially serviced mortgage loans (provided that during any Subordinate Control Period, the trust advisor may only review final asset status reports).

During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such meeting to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties.

In addition, during any Collective Consultation Period and any Senior Consultation Period, based on (i) the trust advisor’s annual meeting with the special servicer and (ii) the trust advisor’s review of any asset status reports and other information delivered to the trust advisor by the special servicer and any other information available to certain privileged persons on the certificate administrator’s website, the trust advisor will be required to prepare an annual report to be provided to the certificate administrator (and to be made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans and REO properties. If the special servicer is replaced, the trust advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. No such annual report will be required to be prepared or delivered with respect to any calendar year as to which no annual meeting is required to be held or with respect to any calendar year during which no asset status reports have been prepared in connection with a specially serviced mortgage loan or REO property.

Furthermore, during any Collective Consultation Period and any Senior Consultation Period, the special servicer will be required to consult (on a non-binding basis) the trust advisor in connection with certain major decisions involving any serviced mortgage loan, A/B whole loan, loan pair or any related REO property to the extent described in this Term Sheet and the Free Writing Prospectus and as set forth in the pooling and servicing agreement; provided that, with respect to matters relating to any A/B whole loan or loan pair, the special servicer will only be required to consult the trust advisor with regard to such matters if the holder of the related B note or serviced companion loan, as applicable, is not (or is no longer) the directing holder with respect to such A/B whole loan or loan pair pursuant to the terms of the applicable intercreditor agreement, and prior to such time, the trust advisor will have no obligations under the pooling and servicing agreement with respect to such A/B whole loan or loan pair. The trust advisor will have no consultation rights with respect to any non-serviced mortgage loan or any related non-serviced companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Structural Overview

During any Subordinate Control Period, there will be no annual meeting between the trust advisor and the special servicer or any annual report prepared by the trust advisor, the trust advisor will not be permitted to consult or consent with regard to any particular servicing actions, and the trust advisor will not distribute any report based on any review of the special servicer’s actions or otherwise opine on the actions of the special servicer with respect to any mortgage loan.

Trust Advisor Expenses:
The trust advisor will be entitled, on each distribution date, to reimbursement for any trust advisor expenses, including unreimbursed indemnification amounts and other expenses (other than trust advisor fees) payable to the trust advisor pursuant to the terms of the pooling and servicing agreement. No trust advisor expenses (other than trust advisor fees) will be allocated to or otherwise borne by the Class E Certificates or the Control Eligible Certificates, and all trust advisor expenses will be allocated to reduce amounts due and owing to certain classes of the non-Control Eligible Certificates (other than the Class E Certificates) as described in the Free Writing Prospectus and above in this Term Sheet.

Termination and Replacement of Trust Advisor:
The trust advisor may be terminated or replaced without cause as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Trust Advisor—Termination of the Trust Advisor Without Cause.”

Deal Website:
The certificate administrator will be required to maintain a deal website which will include, among other items, (i) distribution date statements, (ii) CREFC® reports, (iii) summaries of final asset status reports, (iv) inspection reports, (v) appraisals, (vi) various special notices described in the Free Writing Prospectus, (vii) the “Investor Q&A Forum” and (viii) a voluntary “Investor Registry.” Investors may access the deal website following execution of an investor certification as described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	31	33	$549,529,805	53.0%
Bank of America, National Association	20	23	$266,498,190	25.7%
CIBC Inc.	16	16	$220,816,779	21.3%
Total:	67	72	$1,036,844,774	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$1,036,844,774
Number of Mortgage Loans:	67
Average Cut-off Date Balance per Mortgage Loan:	$15,475,295
Number of Mortgaged Properties:	72
Average Cut-off Date Balance per Mortgaged Property:	$14,400,622
Weighted Average Mortgage Rate:	4.723%
% of Pool Secured by 5 Largest Mortgage Loans:	32.1%
% of Pool Secured by 10 Largest Mortgage Loans:	47.3%
% of Pool Secured by ARD Loans(2):	3.6%
Weighted Average Original Term to Maturity (months)(2):	108
Weighted Average Remaining Term to Maturity (months)(2):	105
Weighted Average Seasoning (months):	2
% of Pool Secured by Single Tenant Mortgaged Properties:	6.3%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	9.6%
% of Pool with Subordinate Mortgage Debt:	0.0%
% of Pool with Mezzanine Debt:	4.2%

Credit Statistics(3)

Weighted Average UW NOI DSCR:	1.72x
Weighted Average UW NOI Debt Yield:	10.1%
Weighted Average UW NCF DSCR:	1.58x
Weighted Average UW NCF Debt Yield:	9.3%
Weighted Average Cut-off Date LTV Ratio:	68.5%
Weighted Average Maturity Date LTV Ratio(2):	61.1%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months):	353
Weighted Average Remaining Amortization Term (months):	352
% of Pool Amortizing Balloon:	37.3%
% of Pool Interest Only followed by Amortizing Balloon:	38.8%
% of Pool Interest Only through Maturity(2):	23.9%
% of Pool Fully Amortizing:	0.0%

Lockboxes

% of Pool with Hard Lockboxes:	30.5%
% of Pool with Soft Lockboxes:	23.1%
% of Pool with Springing Lockboxes:	43.6%
% of Pool with No Lockboxes:	2.8%

Reserves

% of Pool Requiring Tax Reserves:	71.3%
% of Pool Requiring Insurance Reserves:	30.3%
% of Pool Requiring Replacement Reserves:	79.7%
% of Pool Requiring TI/LC Reserves(4):	67.0%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	70.3%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	21.1%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	4.4%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	4.2%

(1)
Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to August 2014.

(2)
With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(3)	With respect to the Marriott Philadelphia Downtown Mortgage Loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

(4)	Based only on mortgage loans secured by retail, office, mixed use and industrial properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	MSMCH	Marriott Philadelphia Downtown(1)	Philadelphia	PA	Hospitality	$99,317,061	9.6%	1,408	$162,236.68	1.65x	13.2%	74.4%	62.2%
2	CIBC	Pappas Commerce Center	Boston	MA	Mixed Use	$78,900,000	7.6%	772,464	$102.14	1.67x	8.2%	67.7%	67.7%
3	MSMCH	El Con Center	Tucson	AZ	Retail	$61,500,000	5.9%	862,513	$71.30	1.91x	8.8%	71.8%	71.8%
4	MSMCH	Aspen Heights – Statesboro	Statesboro	GA	Multifamily	$49,300,000	4.8%	339	$145,427.73	1.22x	8.1%	71.3%	66.0%
5	MSMCH	San Isidro Plaza I & II	Santa Fe	NM	Retail	$43,600,000	4.2%	283,885	$153.58	1.35x	8.8%	72.1%	67.6%
6	BANA	Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee(2)	Kailua-Kona	HI	Other (Land)	$37,000,000	3.6%	N/A	N/A	1.55x	7.6%	55.0%	55.0%
7	CIBC	Marlboro Commons	Marlboro	NJ	Retail	$33,959,839	3.3%	100,499	$337.91	1.26x	7.7%	71.8%	58.4%
8	BANA	Highland Village	Jackson	MS	Mixed Use	$33,000,000	3.2%	217,504	$151.72	1.20x	7.9%	81.7%	71.8%
9	BANA	Salinas/Monterey Multifamily Portfolio	Salinas/Monterey	CA	Multifamily	$26,945,000	2.6%	336	$80,193.45	1.27x	8.5%	64.3%	57.0%
10	BANA	Napa Riverfront	Napa	CA	Mixed Use	$26,750,000	2.6%	66,082	$404.80	1.45x	9.4%	64.0%	58.8%
		Total/Wtd. Avg.				$490,271,900	47.3%			1.52x	9.3%	70.2%	64.5%

(1)
The Marriott Philadelphia Downtown Mortgage Loan is part of a $230,000,000 (original principal balance) pari passu loan pair that is evidenced by four pari passu promissory notes. The Marriott Philadelphia Downtown Mortgage Loan is evidenced by two of such pari passu promissory notes (Notes A-2 and A-3) with an outstanding principal balance as of the Cut-off Date of $99,317,061. The pari passu  promissory notes not included in the Issuing Entity (Notes A-1 and A-4) evidence, in the aggregate, the related serviced companion loan, which has an outstanding balance as of the Cut-off Date of $129,112,179. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit calculations include the related serviced companion loan. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Marriott Philadelphia Downtown Loan Pair” in the free writing prospectus.

(2)
The related mortgaged property is comprised of a fee interest in land subject to a ground lease. The related leasehold estate is not collateral for the mortgage loan and is operated as a hospitality property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans(1)
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Controlling Pooling and Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
1	MSMCH	Marriott Philadelphia Downtown	$99,317,061	$129,112,179	$228,429,240	MSBAM 2014-C17	Wells Fargo	Rialto	MSBAM 2014-C17	1.65x	13.2%	74.4%

(1)	With respect to the above listed mortgage loans, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Loan per Unit/SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
5	MSMCH	San Isidro Plaza I & II	$43,600,000	$153.58	$5,000,000	1.35x	8.8%	72.1%	1.14x	7.9%	80.3%

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Characteristics of the Mortgage Loans

Prior Securitization History(1)(2)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
11	MSMCH	Dixie Manor	Louisville	KY	Retail	$25,209,180	2.4%	348,338	$72.37	1.30x	9.9%	73.7%	54.9%	CSFB 2004-C3
12	MSMCH	Holiday Inn Center City Charlotte	Charlotte	NC	Hospitality	$24,972,231	2.4%	294	$84,939.56	1.56x	11.8%	70.3%	57.7%	GCCFC 2007-GG9
13	BANA	Desert Palms Hotel & Suites	Anaheim	CA	Hospitality	$24,500,000	2.4%	188	$130,319.15	3.47X	18.2%	50.0%	50.0%	BACM 2006-2
14	MSMCH	Kendall Value Center	Miami	FL	Retail	$23,500,000	2.3%	183,050	$128.38	1.46x	9.3%	64.4%	59.0%	MLMT 2004-KEY2
16	MSMCH	Keystone Park	Dallas	TX	Retail	$20,800,000	2.0%	142,784	$145.67	1.37x	8.9%	72.6%	63.8%	JPMCC 2006-CB14
17	BANA	Holiday Inn Houston Intercontinental	Houston	TX	Hospitality	$20,701,910	2.0%	414	$50,004.61	2.11x	15.8%	61.6%	50.5%	NASC 1998-D6
20	MSMCH	BC Wood Retail Portfolio				$18,070,479	1.7%	474,880	$38.05	1.35x	10.7%	68.8%	51.2%
20.1	MSMCH	Eastland Shopping Center	Lexington	KY	Retail			340,094						CSFB 2004-C3
20.2	MSMCH	Iroquois Shopping Center	Louisville	KY	Retail			134,786						CSFB 2004-C3
22	CIBC	Price Chopper Plaza	Slingerlands	NY	Retail	$16,000,000	1.5%	96,910	$165.10	1.33x	8.5%	74.8%	65.7%	JPMCC 2004-CB9
24	MSMCH	Lakeside Terrace Shopping Center	Moreno Valley	CA	Retail	$12,700,000	1.2%	57,157	$222.20	1.32x	8.5%	70.4%	64.6%	CSMC 2006-C4
25	MSMCH	Coachella Gateway Center	Coachella	CA	Retail	$12,485,673	1.2%	206,837	$60.36	1.31x	9.1%	70.9%	57.9%	PRFIC 2007-PLA
26	CIBC	Flamingo Promenade Shopping Center	Las Vegas	NV	Retail	$12,400,000	1.2%	67,121	$184.74	1.35x	8.5%	74.7%	67.2%	WBCMT 2004-C12
27	MSMCH	Plaza Del Rancho	Valencia	CA	Retail	$12,000,000	1.2%	53,467	$224.44	2.00X	9.5%	65.6%	65.6%	MSC 2004-HQ4
28	MSMCH	Polo Plaza	Del Mar	CA	Office	$11,486,016	1.1%	56,319	$203.95	1.44x	9.3%	69.6%	63.8%	MLMT 2004-BPC1
29	BANA	Cortona Inn & Suites Anaheim	Anaheim	CA	Hospitality	$11,142,564	1.1%	127	$87,736.73	2.83x	18.7%	46.6%	37.9%	BSCMS 2005-T20
32	MSMCH	Sunset La Cruz	Pacific Palisades	CA	Retail	$9,975,914	1.0%	14,455	$690.14	1.32x	8.6%	65.4%	53.5%	COMM 2010-C1
35	BANA	Union Self Storage	Vauxhall	NJ	Self Storage	$8,989,044	0.9%	1,222	$7,356.01	1.37x	8.5%	65.6%	53.1%	JPMCC 2004-CB9
36	MSMCH	Harte Haven Shopping Center	Massena	NY	Retail	$8,977,088	0.9%	227,813	$39.41	1.51x	12.7%	62.8%	38.6%	LBCMT 1998-C1
39	BANA	Bealeton Village Shopping Center	Bealeton	VA	Retail	$7,792,471	0.8%	86,366	$90.23	1.39x	10.2%	70.8%	59.2%	LBUBS 2005-C5
44	CIBC	Home Depot Shopping Center	Nanuet	NY	Retail	$5,286,623	0.5%	34,130	$154.90	1.50x	9.8%	69.6%	56.5%	GMACC 2004-C2
48	CIBC	Seaway Plaza	Malone	NY	Retail	$5,000,000	0.5%	60,330	$82.88	1.52x	10.6%	74.6%	65.8%	JPMCC 2004-CBX
56	CIBC	600 & 610 South Rockford Drive	Tempe	AZ	Industrial	$4,000,000	0.4%	43,475	$92.01	1.49x	10.0%	70.5%	64.7%	BSCMS 2007-PW16
59	CIBC	190 Ohio Shopping Center	Plano	TX	Retail	$3,745,777	0.4%	39,060	$95.90	1.82x	12.6%	74.9%	61.3%	LBUBS 2004-C7
61	BANA	West Tech Business Center	San Antonio	TX	Industrial	$3,290,000	0.3%	56,834	$57.89	1.36x	10.0%	70.0%	60.5%	JPMCC 2005-CB11
65	BANA	Enchanted Lakes Estates MHC	Malabar	FL	Manuf. Housing	$2,491,999	0.2%	150	$16,613.33	1.97x	14.3%	51.9%	39.2%	MSC 2007-IQ16
		Total				$305,516,969	29.6%

(1)
Includes mortgaged properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

(2)
With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($174,800,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	NSF/ Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
2	CIBC	Pappas Commerce Center	MA	Mixed Use	$78,900,000	7.6%	$78,900,000	45.1%	772,464	$102.14	1.67x	8.2%	67.7%	67.7%	59	59
3	MSMCH	El Con Center	AZ	Retail	$61,500,000	5.9%	$61,500,000	35.2%	862,513	$71.30	1.91x	8.8%	71.8%	71.8%	58	58
28	MSMCH	Polo Plaza	CA	Office	$11,486,016	1.1%	$10,527,464	6.0%	56,319	$203.95	1.44x	9.3%	69.6%	63.8%	0	59
30	CIBC	Westwind Apartments	VA	Multifamily	$10,200,000	1.0%	$9,683,325	5.5%	288	$35,416.67	1.72x	10.8%	75.0%	71.2%	23	59
41	MSMCH	Melcor Scottsdale Office Portfolio	AZ	Office	$6,250,000	0.6%	$5,744,886	3.3%	58,961	$106.00	1.42x	10.4%	56.3%	51.8%	0	60
51	BANA	2525 Camino Del Rio South	CA	Office	$4,653,414	0.4%	$4,280,018	2.4%	47,567	$97.83	1.41x	10.0%	74.8%	68.8%	0	58
66	CIBC	Langley Place Apartments	GA	Multifamily	$2,287,500	0.2%	$2,148,296	1.2%	117	$19,551.28	1.77x	12.7%	73.8%	69.3%	11	59
		Total/Wtd. Avg.			$175,276,930	16.9%	$172,783,989	98.8%			1.73x	8.8%	69.6%	68.6%	48	59

(1)
The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

Class A-3 ($59,800,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-3 Certificate Principal Balance	NSF/ Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
5	MSMCH	San Isidro Plaza I & II	NM	Retail	$43,600,000	4.2%	$40,896,216	68.4%	283,885	$153.58	1.35x	8.8%	72.1%	67.6%	35	83
31	MSMCH	Olmsted Village	NC	Retail	$10,000,000	1.0%	$8,862,655	14.8%	111,236	$89.90	1.37x	10.1%	74.3%	65.9%	0	84
40	BANA	The Shoppes at Highlands Village	AZ	Retail	$7,100,000	0.7%	$6,552,675	11.0%	87,486	$81.16	1.53x	10.8%	70.3%	64.9%	23	83
56	CIBC	600 & 610 South Rockford Drive	AZ	Industrial	$4,000,000	0.4%	$3,673,835	6.1%	43,475	$92.01	1.49x	10.0%	70.5%	64.7%	22	82
		Total/Wtd. Avg.			$64,700,000	6.2%	$59,985,381	100.3%			1.38x	9.3%	72.1%	66.9%	27	83

(1)
The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-3 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Characteristics of the Mortgage Loans

Property Type Distribution(1)(2)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	34	$425,827,198	41.1%	4.588%	1.49x	9.3%	70.3%	61.9%
Anchored	19	$334,151,227	32.2%	4.583%	1.46x	9.2%	71.0%	62.6%
Shadow Anchored	6	$41,418,595	4.0%	4.569%	1.48x	9.8%	70.2%	60.1%
Unanchored	4	$30,266,614	2.9%	4.628%	1.69x	9.7%	67.0%	59.6%
Free-Standing	5	$19,990,762	1.9%	4.652%	1.60x	9.1%	63.3%	57.3%
Hospitality	10	$220,798,846	21.3%	5.012%	2.00x	14.1%	66.3%	56.3%
Full Service	3	$144,991,203	14.0%	5.103%	1.70x	13.3%	71.9%	59.7%
Limited Service	6	$57,307,643	5.5%	4.822%	2.69x	16.7%	55.9%	48.0%
Extended Stay	1	$18,500,000	1.8%	4.885%	2.20x	12.0%	55.2%	55.2%
Mixed Use	4	$159,730,000	15.4%	4.647%	1.48x	8.3%	70.2%	66.6%
Flex/Warehouse/Office	1	$78,900,000	7.6%	4.670%	1.67x	8.2%	67.7%	67.7%
Retail/Office	2	$59,750,000	5.8%	4.576%	1.31x	8.6%	73.8%	66.0%
Multifamily/Retail/Parking	1	$21,080,000	2.0%	4.760%	1.25x	8.0%	69.6%	64.0%
Multifamily	11	$125,578,257	12.1%	4.829%	1.33x	8.8%	69.5%	62.9%
Garden	9	$72,382,500	7.0%	4.661%	1.41x	9.2%	67.9%	60.9%
Student Housing	1	$49,300,000	4.8%	5.070%	1.22x	8.1%	71.3%	66.0%
Age Restricted Housing	1	$3,895,757	0.4%	4.900%	1.22x	8.5%	74.9%	61.6%
Other	2	$45,000,000	4.3%	4.736%	1.62x	7.8%	55.4%	55.4%
Land	2	$45,000,000	4.3%	4.736%	1.62x	7.8%	55.4%	55.4%
Office	7	$41,139,430	4.0%	4.571%	1.51x	10.2%	66.7%	60.3%
Suburban	4	$21,986,016	2.1%	4.539%	1.47x	10.0%	64.3%	58.5%
Medical	2	$14,500,000	1.4%	4.622%	1.61x	10.6%	67.8%	60.4%
CBD	1	$4,653,414	0.4%	4.560%	1.41x	10.0%	74.8%	68.8%
Self Storage	1	$8,989,044	0.9%	4.405%	1.37x	8.5%	65.6%	53.1%
Self Storage	1	$8,989,044	0.9%	4.405%	1.37x	8.5%	65.6%	53.1%
Industrial	2	$7,290,000	0.7%	4.739%	1.43x	10.0%	70.3%	62.8%
Flex	2	$7,290,000	0.7%	4.739%	1.43x	10.0%	70.3%	62.8%
Manufactured Housing	1	$2,491,999	0.2%	5.050%	1.97x	14.3%	51.9%	39.2%
Manufactured Housing	1	$2,491,999	0.2%	5.050%	1.97x	14.3%	51.9%	39.2%
Total/Wtd. Avg.	72	$1,036,844,774	100.0%	4.723%	1.58x	10.1%	68.5%	61.1%

(1)
All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)
With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Characteristics of the Mortgage Loans

Geographic Distribution(1)(2)
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
California	18	$214,800,078	20.7%	4.654%	1.78x	10.8%	63.1%	57.4%
California – Southern(3)	10	$138,523,581	13.4%	4.646%	2.00x	11.7%	62.1%	57.3%
California – Northern(3)	8	$76,276,497	7.4%	4.668%	1.39x	9.2%	64.9%	57.5%
Pennsylvania	1	$99,317,061	9.6%	5.240%	1.65x	13.2%	74.4%	62.2%
Massachusetts	2	$96,900,000	9.3%	4.650%	1.62x	8.4%	68.1%	67.0%
Arizona	6	$88,050,000	8.5%	4.416%	1.79x	9.3%	70.4%	68.8%
Texas	7	$66,663,233	6.4%	4.728%	1.75x	12.3%	67.4%	56.8%
Georgia	2	$51,587,500	5.0%	5.060%	1.25x	8.3%	71.5%	66.1%
North Carolina	4	$48,566,272	4.7%	4.754%	1.53x	11.0%	68.8%	57.8%
New Mexico	1	$43,600,000	4.2%	4.739%	1.35x	8.8%	72.1%	67.6%
Kentucky	3	$43,279,659	4.2%	4.709%	1.32x	10.2%	71.7%	53.3%
New Jersey	2	$42,948,883	4.1%	4.512%	1.28x	7.9%	70.5%	57.2%
New York	5	$39,159,469	3.8%	4.547%	1.41x	9.9%	71.3%	57.9%
Hawaii	1	$37,000,000	3.6%	4.800%	1.55x	7.6%	55.0%	55.0%
Mississippi	1	$33,000,000	3.2%	4.600%	1.20x	7.9%	81.7%	71.8%
Florida	3	$30,536,922	2.9%	4.573%	1.52x	9.9%	63.9%	56.9%
South Carolina	2	$25,243,016	2.4%	4.563%	1.35x	8.7%	69.0%	60.5%
Virginia	3	$20,688,731	2.0%	4.787%	1.57x	10.8%	72.9%	64.5%
Nevada	1	$12,400,000	1.2%	4.620%	1.35x	8.5%	74.7%	67.2%
Connecticut	1	$8,000,000	0.8%	4.440%	1.93x	8.7%	57.3%	57.3%
Indiana	2	$5,650,359	0.5%	4.817%	1.67x	11.2%	72.0%	59.1%
Tennessee	1	$5,250,000	0.5%	5.300%	1.96x	15.3%	71.9%	54.5%
Arkansas	1	$5,000,000	0.5%	4.600%	1.52x	10.3%	70.4%	60.4%
Oregon	1	$4,693,273	0.5%	5.400%	1.40x	12.3%	55.9%	42.6%
Alabama	1	$4,500,000	0.4%	4.700%	1.21x	8.3%	73.2%	66.8%
Colorado	1	$4,250,000	0.4%	4.680%	1.60x	11.5%	61.6%	54.3%
Illinois	1	$3,700,000	0.4%	4.690%	1.98x	9.5%	57.4%	57.4%
Michigan	1	$2,060,319	0.2%	5.020%	1.55x	11.6%	74.9%	61.9%
Total/Wtd. Avg.	72	$1,036,844,774	100.0%	4.723%	1.58x	10.1%	68.5%	61.1%

(1)
All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)
With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
1 - 10,000,000	37	200,718,322	19.4
10,000,001 - 20,000,000	13	185,091,229	17.9
20,000,001 - 30,000,000	9	214,458,322	20.7
30,000,001 - 40,000,000	3	103,959,839	10.0
40,000,001 - 50,000,000	2	92,900,000	9.0
60,000,001 - 70,000,000	1	61,500,000	5.9
70,000,001 - 80,000,000	1	78,900,000	7.6
90,000,001 - 100,000,000	1	99,317,061	9.6
Total:	67	$1,036,844,774	100.0%
Min: $2,060,319	Max: $99,317,061	Avg: $15,475,295

State or Other Jurisdiction

	No. of	Aggregate
	Mortgaged	Cut-off Date	% of
	Properties	Balance ($)	Pool
California	18	214,800,078	20.7
California – Southern(2)	10	138,523,581	13.4
California – Northern(2)	8	76,276,497	7.4
Pennsylvania	1	99,317,061	9.6
Massachusetts	2	96,900,000	9.3
Arizona	6	88,050,000	8.5
Texas	7	66,663,233	6.4
Georgia	2	51,587,500	5.0
North Carolina	4	48,566,272	4.7
New Mexico	1	43,600,000	4.2
Kentucky	3	43,279,659	4.2
New Jersey	2	42,948,883	4.1
New York	5	39,159,469	3.8
Hawaii	1	37,000,000	3.6
Mississippi	1	33,000,000	3.2
Florida	3	30,536,922	2.9
South Carolina	2	25,243,016	2.4
Virginia	3	20,688,731	2.0
Nevada	1	12,400,000	1.2
Connecticut	1	8,000,000	0.8
Indiana	2	5,650,359	0.5
Tennessee	1	5,250,000	0.5
Arkansas	1	5,000,000	0.5
Oregon	1	4,693,273	0.5
Alabama	1	4,500,000	0.4
Colorado	1	4,250,000	0.4
Illinois	1	3,700,000	0.4
Michigan	1	2,060,319	0.2
Total:	72	$1,036,844,774	100.0%

Property Type

	No. of	Aggregate
	Mortgaged	Cut-off Date	% of
	Properties	Balance ($)	Pool
Retail	34	425,827,198	41.1
Anchored	19	334,151,227	32.2
Shadow Anchored	6	41,418,595	4.0
Unanchored	4	30,266,614	2.9
Free-Standing	5	19,990,762	1.9
Hospitality	10	220,798,846	21.3
Full Service	3	144,991,203	14.0
Limited Service	6	57,307,643	5.5
Extended Stay	1	18,500,000	1.8
Mixed Use	4	159,730,000	15.4
Flex/Warehouse/Office	1	78,900,000	7.6
Retail/Office	2	59,750,000	5.8
Multifamily/Retail/Parking	1	21,080,000	2.0
Multifamily	11	125,578,257	12.1
Garden	9	72,382,500	7.0
Student Housing	1	49,300,000	4.8
Age Restricted Housing	1	3,895,757	0.4
Other	2	45,000,000	4.3
Land	2	45,000,000	4.3
Office	7	41,139,430	4.0
Suburban	4	21,986,016	2.1
Medical	2	14,500,000	1.4
CBD	1	4,653,414	0.4
Self Storage	1	8,989,044	0.9
Self Storage	1	8,989,044	0.9
Industrial	2	7,290,000	0.7
Flex	2	7,290,000	0.7
Manufactured Housing	1	2,491,999	0.2
Manufactured Housing	1	2,491,999	0.2
Total:	72	$1,036,844,774	100.0%

Mortgage Rate (%)

	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
4.001 - 4.500	14	192,156,873	18.5
4.501 - 5.000	45	671,086,518	64.7
5.001 - 5.500	7	170,905,122	16.5
5.501 - 6.000	1	2,696,260	0.3
Total:	67	$1,036,844,774	100.0%
Min: 4.110%	Max: 5.575%	Wtd Avg: 4.723%

Original Term to Maturity (mos.)

	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
60	7	175,276,930	16.9
84	4	64,700,000	6.2
120	56	796,867,844	76.9
Total:	67	$1,036,844,774	100.0%
Min: 60	Max: 120	Wtd Avg: 108

Remaining Term to Maturity (mos.)

	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
55 - 60	7	175,276,930	16.9
79 - 84	4	64,700,000	6.2
103 - 108	1	12,856,497	1.2
109 - 114	2	148,617,061	14.3
115 - 120	53	635,394,286	61.3
Total:	67	$1,036,844,774	100.0%
Min: 58	Max: 120	Wtd Avg: 105

Original Amortization Term (mos.)
	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
Interest Only	9	247,900,000	23.9
240	1	8,977,088	0.9
300	8	71,936,737	6.9
360	49	708,030,948	68.3
Total:	67	$1,036,844,774	100.0%
Min: 240	Max: 360	Non-Zero Wtd Avg: 353

Remaining Amortization Term (mos.)

	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
Interest Only	9	247,900,000	23.9
231 - 300	9	80,913,825	7.8
301 - 350	1	12,856,497	1.2
351 - 360	48	695,174,451	67.0
Total:	67	$1,036,844,774	100.0%
Min: 239	Max: 360	Non-Zero Wtd Avg: 352

Mortgage Loan Sellers

	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
Morgan Stanley
Mortgage Capital
Holdings LLC	31	549,529,805	53.0
Bank of America,
National Association	20	266,498,190	25.7
CIBC Inc.	16	220,816,779	21.3
Total:	67	$1,036,844,774	100.0%

Amortization Type

	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
Partial Interest Only	27	401,777,500	38.8
Amortizing Balloon	31	387,167,274	37.3
Interest Only	9	247,900,000	23.9
Total:	67	$1,036,844,774	100.0%

Cut-off Date LTV Ratio (%)

	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
40.1 - 50.0	2	35,642,564	3.4
50.1 - 60.0	9	90,254,313	8.7
60.1 - 70.0	24	364,232,678	35.1
70.1 - 80.0	31	513,715,219	49.5
80.1 - 90.0	1	33,000,000	3.2
Total:	67	$1,036,844,774	100.0%
Min: 46.6%	Max: 81.7%	Wtd Avg: 68.5%

Maturity Date LTV Ratio (%)

	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
30.1 - 40.0	3	22,611,652	2.2
40.1 - 50.0	4	38,812,314	3.7
50.1 - 60.0	27	373,265,228	36.0
60.1 - 70.0	30	497,455,581	48.0
70.1 - 80.0	3	104,700,000	10.1
Total:	67	$1,036,844,774	100.0%
Min: 37.9%	Max: 71.8%	Wtd Avg: 61.1%

UW DSCR (x)

	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
1.11 - 1.20	1	33,000,000	3.2
1.21 - 1.30	8	169,989,777	16.4
1.31 - 1.40	17	227,036,590	21.9
1.41 - 1.50	8	94,782,550	9.1
1.51 - 1.60	13	124,394,862	12.0
1.61 - 1.70	2	178,217,061	17.2
1.71 - 1.80	3	17,787,500	1.7
1.81 - 1.90	4	21,196,322	2.0
1.91 - 2.00	6	92,941,999	9.0
2.01 - 2.10	1	2,653,637	0.3
2.11 - 2.20	2	39,201,910	3.8
2.81 - 2.90	1	11,142,564	1.1
3.41 - 3.50	1	24,500,000	2.4
Total:	67	$1,036,844,774	100.0%
Min: 1.20x	Max: 3.47x	Wtd Avg: 1.58x

UW NOI Debt Yield (%)

	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
7.6 - 8.0	4	125,039,839	12.1
8.1 - 8.5	10	218,729,801	21.1
8.6 - 9.0	8	172,918,930	16.7
9.1 - 9.5	9	123,774,907	11.9
9.6 - 10.0	6	47,433,258	4.6
10.1 - 10.5	6	46,842,471	4.5
10.6 - 11.0	5	44,915,402	4.3
11.1 - 11.5	2	9,550,000	0.9
11.6 - 12.0	4	50,157,550	4.8
12.1 - 12.5	1	4,693,273	0.5
12.6 - 13.0	4	17,706,625	1.7
13.1 - 13.5	2	101,970,698	9.8
14.1 - 14.5	2	11,517,544	1.1
15.1 - 15.5	1	5,250,000	0.5
15.6 - 16.0	1	20,701,910	2.0
18.1 - 18.5	1	24,500,000	2.4
18.6 - 19.0	1	11,142,564	1.1
Total:	67	$1,036,844,774	100.0%
Min: 7.6%	Max: 18.7%	Wtd Avg: 10.1%

(1)    All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

(2)   “California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Collateral Statistics

Prepayment Restrictions

Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)(4)

Prepayment Restrictions	August 2014	August 2015	August 2016	August 2017	August 2018
Locked Out	100.0%	99.0%	70.2%	70.1%	70.1%
Yield Maintenance Total	0.0%	1.0%	29.8%	29.9%	29.9%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	1,036,844,774	1,030,583,659	1,023,899,133	1,016,049,186	1,005,698,886
% Initial Pool Balance	100.0%	99.4%	98.8%	98.0%	97.0%

Prepayment Restrictions	August 2019	August 2020	August 2021	August 2022	August 2023
Locked Out	65.0%	65.0%	68.3%	68.3%	55.8%
Yield Maintenance Total	35.0%	35.0%	31.7%	31.7%	32.1%
Open	0.0%	0.0%	0.0%	0.0%	12.1%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	821,184,675	807,619,463	733,397,032	719,457,423	694,337,790
% Initial Pool Balance	79.2%	77.9%	70.7%	69.4%	67.0%

(1)	The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.

(2)	See description of Yield Maintenance under “Description of the Offered Certificates—Distributions of Prepayment Premiums and Yield Maintenance Charges” in the Free Writing Prospectus.

(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM1 and DEF/YM1 on Appendix I to the Free Writing Prospectus.

(4)	There may be limited exceptions to the indicated prepayment restrictions arising out of casualties, condemnations, property releases and the application of earnout reserves.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Marriott Philadelphia Downtown

Mortgage Loan No. 1 – Marriott Philadelphia Downtown

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Marriott Philadelphia Downtown

Mortgage Loan No. 1 – Marriott Philadelphia Downtown

PHILADELPHIA
Marriott Philadelphia Downtown
1201 Market Street
Philadelphia, PA 19107
Fairmount/
Art Museum
Eastern State
Penitentiary Natl.
Historic Landmark
Francisville
Playground
Fairmount Ave.
Ridge Ave.
BROAD STREET LINE
FAIRMOUNT
Poplar
Spring Garden
N. 21st St.
N. 20th St.
N.19th St.
N. 18th St.
N. 17th St.
N. 16th St.
N. 15th St.
N. Broad St.
N. 13th St.
N. 12th St.
N. 11th St.
N. 10th St.
Spring Garden St.
Hamilton St.
Community
College of
Philadelphia
SPRING
GARDEN
Matthias
Baldwin
Park
Callowhill St.
Free
Library of
Philadelphia
Vine St.
676
30
611
Franklin
Institute
Logan
Square
Sheraton
Philadelphia
Downtown
Hahnemann
University
Hospital
Vine Street Expwy
RACE-VINE
Race St.
Academy
of Natural
Sciences
1 & 2 Logan
Square
N. 17th St.
N. 16th St.
N. 15th St.
N. Broad
Chinatown
CHINATOWN
Callowhill St.
Franklin
Square
8TH
N. Front St.
Center City
3
Comcast
Center
Suburban
Penn
Academy
of Fine Arts
Municipal
Services
Building
Arch St.
Pennsylvania
Convention
Center
Reading
Terminal
Market
Courtyard
Phila. Downtown
JFK Blvd.
SEPTA
Market
East
N. 9th St.
N. 8th St.
N. 7th St.
N. 6th St.
N. 5th St.
Race St.
Ben Franklin
Bridge
Soneta
Hotel Phila
Market St.
2 Penn
Center
City
Hall
Philadelphia
Stock
Exchange
One & Two
Liberty Place
Centre
Square
15TH
CITY HALL
13TH
Aramark
Tower
The Gallery
at Market East
US Mint
Arch St.
Camden,
New Jersey
INDEPENDENCE
NATL. HISTORIC
PARK
Chestnut St.
PNC Bank
Building
Westin
Philadelphia
S. 19th St.
Lowes
Philadelphia
11TH
8TH
MARKET-FRANKFORD LINE
5TH
2ND
T. Jefferson
University
Hospital
PATCO
Liberty
Bell Ctr.
Chestnut St.
WALNUT-
LOCUST
Locust St.
Spruce St.
15TH/
16TH
Academy
of Music
DoubleTree
by Hilton
Philadelphia
Downtown
12TH/
13TH
Thomas
Jefferson
University
Wills Eye
Institute
Independence
Hall
Walnut St.
I-95
Park
Rittenhouse
Kimmel Ctr. for
the Performing
Arts
9TH/
10TH
Washington
Square
Independence
Seaport
Museum
University
of the Arts
Athenaeum
of Philadelphia
Sheraton
Society Hill
Lombard St.
S. Broad St.
Pennsylvania
Hospital
Spruce St.
Korean War
Memorial
Park
South St.
LOMBARD-
SOUTH
S. 12th St.
S. 11th St.
S. 10th St.
S. 9th St.
S. 8th St.
S. 7th St.
S. 6th St.
S. 5th St.
Society
Hill
Thaddeus
Kosciuszko
Natl. Memorial
Lombard St.
95
S. 18th St.
S. 17th St.
S. 16th St.
S. 15th St.
BROAD STREET LINE
S. 13th St.
South St.
Headhouse
Market
Front St.
Christian St.
Palumbo
Playground
South
Street
Bainbridge St.
S. Columbus
Delaware
River
Washington Ave.
Queen
Village
S. 5th St.
South
Philadelphia
Passyunk Ave.
Christian St.
Federal St.
ELLSWORTH-
FEDERAL
Philadelphia
Intl. Airport
10 miles
Lansdale
PENNSYLVANIA
Horsham
Ambler
Levittown
Willow
Grove
Audubon
Norristown
Pennsylvania Turnpike
Somerton
Bristol
King of
Prussia
Plymouth
Meeting
Melrose
Park
Burlington
Conshohocken
Wayne
Chestnut Hill
Germantown
Tacony
Paoli
Radnor
Ardmore
Overbrook
Kensington
PHILADELPHIA
Pennsauken
Broomall
Moorestown
CAMDEN
Yeadon
Center
City
Springfield
Cherry
Hill
Chester
Heights
Darby
Gloucester
City
Chester
Woodbury
Philadelphia
Intl. Airport
Bellmawr
Clementon
DE
New Jersey Tpke
Deptford
NEW
JERSEY

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Marriott Philadelphia Downtown

Mortgage Loan No. 1 – Marriott Philadelphia Downtown

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$100,000,000			Location:	Philadelphia, PA 19107
Cut-off Date Balance(1):	$99,317,061			General Property Type:	Hospitality
% of Initial Pool Balance:	9.6%			Detailed Property Type:	Full Service
Loan Purpose(2):	Acquisition			Title Vesting(4):	Fee
Sponsor:	Oaktree Capital Management LLC; Clearview Hotel Capital, LLC; Host Hotels & Resorts L.P.			Year Built/Renovated(5):	1995 (Tower Building); 1893 (Headhouse)/1999 (Headhouse); 2011-2012

Mortgage Rate:	5.240%			Size:	1,408 Rooms
Note Date:	1/10/2014			Cut-off Date Balance per Unit(1):	$162,237
First Payment Date:	3/1/2014			Maturity Date Balance per Unit(1):	$135,596
Maturity Date:	2/1/2024			Property Manager:	Marriott Hotel Services Inc.
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$30,053,514
IO Period:	0			UW NOI Debt Yield(1):	13.2%
Seasoning:	6 months			UW NOI Debt Yield at Maturity(1):	15.7%
Prepayment Provisions:	LO (30); DEF (83); O (7)			UW NCF DSCR(1):	1.65x
Lockbox/Cash Mgmt Status:	Soft/In Place			Most Recent NOI:	$32,204,733 (5/31/2014 TTM)
Additional Debt Type:	Pari Passu			2nd Most Recent NOI:	$29,765,773 (12/31/2013)
Additional Debt Balance:	$129,112,179			3rd Most Recent NOI:	$26,011,339 (12/31/2012)
Future Debt Permitted (Type):	Yes (Mezzanine)			Occupancy Rate:	77.9% (5/31/2014 TTM)
Reserves(3)				2nd Most Recent Occupancy:	75.6% (12/31/2013 TTM)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	73.9% (12/31/2012 TTM)
RE Tax:	$0	Springing	N/A	Appraised Value (as of):	$307,000,000 (12/2/2013)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	74.4%
FF&E:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	62.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$230,000,000	75.0%	Purchase Price(7):	$300,500,000	97.9%
Sponsor Equity(6):	$76,811,336	25.0%	Closing Costs:	$6,311,336	2.1%
Total Sources:	$306,811,336	100.0%	Total Uses:	$306,811,336	100.0%

(1)
The Marriott Philadelphia Downtown Mortgage Loan is part of the Marriott Philadelphia Downtown Loan Pair evidenced by four pari passu notes with an aggregate original principal balance of $230,000,000 and Cut-off Date balance of $228,429,240. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the entire $228,429,240 Marriott Philadelphia Downtown Loan Pair.

(2)	The seller of the Marriott Philadelphia Downtown Property, an affiliate of Host Hotels & Resorts, LP, retained an approximately 11% ownership position in the Marriott Philadelphia Downtown Borrower.

(3)
See “—Escrows and Reserves” below for further discussion of reserve requirements. The FF&E escrow is collected, held and disbursed by the property manager, Marriott Hotel Services, Inc. and not by the servicer. Collections are currently based on 5% of gross revenues. As of May 31, 2014, approximately $15,209,662 was held in the FF&E account. $2,500,000 of the FF&E balance is allocated specifically to certain water damage repairs and related preventative measures at the Marriott Philadelphia Downtown Property.

(4)
The Marriott Philadelphia Downtown Property is substantially owned in fee by the Marriott Philadelphia Downtown Borrower; however, a sky-bridge connecting the two buildings that make up the Marriott Philadelphia Downtown Property, and a parcel of land which allows for an overhang and partial driveway, are subject to certain sub-ground leases with a City of Philadelphia redevelopment agency.

(5)	The Marriott Philadelphia Downtown Property was substantially renovated in 2011 and 2012.

(6)	Sponsor Equity includes an approximately $8,449,247 seller retained interest contribution.

(7)	The stated purchase price does not reflect an approximately $14.0 million accumulated FF&E account balance as of January 1, 2014, on deposit with the property management company.

The Marriott Philadelphia Downtown Mortgage Loan

The Mortgage Loan. The largest mortgage loan (the “Marriott Philadelphia Downtown Mortgage Loan”) is part of a pari passu loan pair (the “Marriott Philadelphia Downtown Loan Pair”) evidenced by multiple pari passu notes in the aggregate original principal amount of $230,000,000, all of which are secured by the same first priority fee mortgage encumbering a full service hotel known as Marriott Philadelphia Downtown Center in Philadelphia, Pennsylvania (the “Marriott Philadelphia Downtown Property”). The Marriott Philadelphia Downtown Mortgage Loan is evidenced by two pari passu notes (Notes A-2 and A-3) with an aggregate outstanding principal balance as of the Cut-off Date of $99,317,061. The pari passu notes not included in the issuing entity (Notes A-1 and A-4) collectively evidence a related companion loan (the “Marriott Philadelphia Downtown Serviced Companion Loan”), which has a combined outstanding balance as of the Cut-Off Date of $129,112,179. The Marriott Philadelphia Downtown Serviced Companion Loan has similar features and terms as the Marriott Philadelphia Downtown Mortgage Loan. A portion of the Marriott Philadelphia Downtown Serviced Companion Loan, with a Cut-off Date balance of $69,521,943, was contributed to the MSBAM 2014-C15 transaction and a second portion, with a Cut-off Date balance of $59,590,237, was contributed to the MSBAM 2014-C16 transaction. See “—Secured Indebtedness” below for further details. The proceeds of the Marriott Philadelphia Downtown Loan Pair were primarily used to finance the acquisition of the Marriott Philadelphia Downtown Property for a purchase price of approximately $300,500,000.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Marriott Philadelphia Downtown

The Borrower and the Sponsor. The two co-borrowers are Philadelphia Market Street HMC Hotel Limited Partnership and Philadelphia Market Street Marriott Hotel II Limited Partnership (collectively, the “Marriott Philadelphia Downtown Borrower”), and CCMH Philadelphia Mkt. LLC, as the operating lessee (the “Marriott Philadelphia Downtown Operating Lessee”), executed a joinder to the loan agreement and certain other loan documents. The entities comprising the Marriott Philadelphia Downtown Borrower are two single-purpose Delaware limited partnerships, each with a general partner with two independent directors. The Marriott Philadelphia Downtown Borrower and the Marriott Philadelphia Downtown Operating Lessee are indirectly owned and controlled by affiliates of Oaktree Capital Management, L.P. (“Oaktree”) (82%) and affiliates of Clearview Hotel Capital, LLC (“Clearview”) (7%) and directly owned by affiliates of Host Hotels & Resorts LP (“Host”) (11%). The Host ownership interest is retained from the immediately preceding ownership structure. Oaktree Real Estate Opportunities Fund VI, L.P. and Clearview Hotel Capital, LLC are the nonrecourse carve-out guarantors.

Oaktree is a Los Angeles-based asset management company with managed assets totaling approximately $86.2 billion. Oaktree is an affiliate of Oaktree Capital Group LLC (NYSE: OAK). Oaktree’s real estate group was founded in 1995 and makes direct property investments, corporate investments, CMBS and related securities investments, residential land investments and other investments including commercial loan pools. Current real-estate related assets under management are valued at approximately $6.3 billion. Clearview is a privately-held Newport Beach-based hotel investment and advisory company founded in 2007 by Jon Kline. The company has acquired over $700 million of hotels containing nearly 5,500 rooms. Host (NYSE: HST) is the largest lodging REIT and one of the largest owners of luxury and upper-scale hotels. The company currently owns 99 properties in the United States and 15 properties internationally totaling approximately 60,000 rooms.

The Mortgaged Property. The Marriott Philadelphia Downtown Property consists of a 23-story hotel tower with 21,839 SF of ground floor retail space (the “Main Tower”) and a seven floor condominium unit (floors 3-9) in an adjoining (via an over street sky-bridge) mixed use building (the “Headhouse”). The Marriott Philadelphia Downtown Property is a full service, 1,408-room convention headquarters hotel located in downtown Philadelphia, Pennsylvania, adjacent and with direct access to the Pennsylvania Convention Center. It is the only hotel integrated with the convention center. The Main Tower was constructed in 1995 and contains 1,198 guest rooms, including 57 suites. Floors 21 to 23 of the Main Tower consist of the upgraded Concierge Level with 154 rooms and the hotel’s concierge lounge. The Headhouse, a Philadelphia landmark building, was constructed in 1893 as a railroad terminal building and contains 210 guestrooms, including 18 suites.

The Headhouse portion of the Marriott Philadelphia Downtown Property was converted to hospitality use and connected to the Main Tower in 1999. Floors 1 and 2 of the Headhouse, which are not collateral for the Marriott Philadelphia Downtown Mortgage Loan, are primarily retail use but include public access space to the convention center. The Headhouse is subject to the 12th and Market Headhouse Condominium regime of 1998, which created three condominium units, including the subject hotel component (Unit 1), the retail component (Unit 2) and the public access space component (Unit 3). Unit 1 is entitled to 820 of the provided 1,000 condominium regime votes thereby giving control of the condominium board of directors to the Marriott Philadelphia Downtown Borrower. The Main Tower and Headhouse portions of the Marriott Philadelphia Downtown Property are connected via a sky-bridge pursuant to a sublease from the City of Philadelphia, through a redevelopment authority, until 2089. The sublease is subject to a reciprocal easement agreement with the Convention Center Authority and all rent for the term was prepaid.

In addition to its guestrooms and retail space, the Marriott Philadelphia Downtown Property contains approximately 92,000 SF of meeting space in 72 meeting rooms, including a 34,300 SF grand ballroom. Additional amenities include a full-service restaurant (“13”), a lounge (“Circ”), a Starbucks shop, two exercise rooms, a business center, an indoor swimming pool, a gift shop, and a 230-space parking garage. In 2011 and 2012, approximately $40 million was spent on guestroom renovations, approximately $16 million was spent on public space renovations and approximately $3.5 million was spent on back of house upgrades.

The adjacent Pennsylvania Convention Center (“PCC”) contains approximately one million SF, including 528,000 SF of contiguous exhibit hall space, 79 meeting rooms, and a 55,400 SF ballroom. The center was expanded in 2011 at a cost of $786 million and is now the 14th largest such facility in the United States with the ability to host two meetings or conventions simultaneously and host mega tradeshows.

Demand at the Marriott Philadelphia Downtown Property is approximately 65% meeting and group driven, 25% commercial driven and 10% leisure driven.

The Marriott Philadelphia Downtown Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Marriott Philadelphia Downtown			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	72.2%	$152.44	$110.01	61.9%(1)	$167.04	$103.42	85.7%	109.6%	94.0%
2012	71.3%	$159.27	$113.56	73.6%	$168.09	$123.64	103.2%	105.5%	108.9%
2013	72.5%	$157.21	$113.94	75.3%	$172.93	$130.27	103.9%	110.0%	114.3%
5/31/2014	71.5%	$158.00	$112.92	77.9%	$170.96	$133.11	109.0%	108.2%	117.9%

Source: Industry Report

(1)	The Marriott Philadelphia Downtown Property was substantially renovated in 2011 and 2012.

The Market. The Marriott Philadelphia Downtown Property is located in downtown Philadelphia, Philadelphia County, Pennsylvania. As described in “—The Mortgaged Property” section, above, the Marriott Philadelphia Downtown Property is located adjacent to the approximately one million SF Pennsylvania Convention Center. In addition to the Pennsylvania Convention Center, major market demand drivers include the University of Pennsylvania, local healthcare providers and health insurance companies. Major tourist attractions in the general market include Independence Park, the Philadelphia Museum of Art and the Philadelphia professional sports teams. The Philadelphia Center City office submarket, in which the Marriott Philadelphia Downtown Property is located, contains approximately 38.8 million SF of office space with an overall vacancy rate of 8.7% as of September 30, 2013. The Marriott Philadelphia Downtown Property is located approximately 19 miles north of the Philadelphia International Airport.

Noted new hotels in the market include a Courtyard by Marriott opened in 2014 near the Philadelphia Navy Yard and the recent opening of a Home2 Suites by Hilton next to the Marriott Philadelphia Downtown Property, neither of which is considered by the appraiser as a competitive property. A 700 room W hotel and Element by Westin hotel combination is currently planned for a location at 1441 Chestnut Street, approximately three blocks from the Marriott Philadelphia Downtown Property. Completion is scheduled for January 2017.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Marriott Philadelphia Downtown

Primary and secondary competitive properties to the Marriott Philadelphia Downtown Property are shown in the table below:

Competitive Hotels
Property	Rooms	Commercial	Meeting and Group	Leisure	Total Competitive Level	Weighted Annual Room Count	2013 Occupancy	2013 Average Rate	2013 RevPAR
Primary Competitors
Marriott Philadelphia Downtown (subject)	1,408	25%	65%	10%	100%	1,408	75%	$172.00	$129.00
Loews Philadelphia	581	35%	45%	20%	100%	581	74%	$169.00	$125.06
Courtyard by Marriott Philadelphia Downtown	498	35%	45%	20%	100%	498	79%	$165.00	$130.35
Primary Totals/Averages	2,487	29%	56%	14%	100%	2,487	75.6%	$169.85	$128.35
Secondary Competitors
Sheraton Philadelphia City Center	757	45%	25%	30%	50%	379	65%	$135.00	$87.75
DoubleTree by Hilton Philadelphia Downtown	433	45%	25%	30%	50%	217	81%	$165.00	$133.65
Westin Philadelphia	294	45%	25%	30%	50%	147	82%	$210.00	$172.20
Sonesta Hotel Philadelphia	445	35%	25%	40%	50%	223	63%	$120.00	$75.60
Sheraton Society Hill	364	35%	25%	40%	50%	182	66%	$166.00	$109.56
Secondary Totals/Averages	2,293	42%	25%	33%	50%	1,147	70.0%	$154.85	$108.35
Grand Totals/Averages	4,780	33%	47%	20%	76%	3,634	73.8%	$165.36	$122.04

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Marriott Philadelphia Downtown Property:

Cash Flow Analysis
	2009	2010	2011(1)	2012	2013	5/31/2014 TTM	UW	UW per Room
Occupancy	67.7%	69.8%	61.9%	73.9%	75.6%	77.9%	75.0%
ADR	$160.48	$154.08	$167.59	$167.62	$172.48	$170.81	$170.81
RevPAR	$108.67	$107.56	$103.67	$123.89	$130.47	$133.0	$128.11

Rooms Revenue	$55,697,235	$55,127,560	$53,133,277	$63,493,266	$67,050,158	$68,348,856	$65,837,420	$46,760
Food & Beverage	$23,409,325	$22,278,302	$21,555,560	$24,379,812	$26,979,547	$28,475,618	$27,429,300	$19,481
Other Income	$5,674,005	$5,859,642	$4,934,799	$5,559,005	$5,718,348	$6,221,298	$5,992,700	$4,256
Total Revenue	$84,780,565	$83,265,504	$79,623,636	$93,432,083	$99,748,053	$103,045,771	$99,259,420	$70,497
Total Expenses	$62,104,626	$62,532,653	$62,592,967	$67,420,744	$69,982,280	$70,841,039	$69,205,906	$49,152
Net Op. Income	$22,675,939	$20,732,851	$17,030,669	$26,011,339	$29,765,773	$32,204,733	$30,053,514	$21,345
FF&E	$4,239,028	$4,163,275	$3,981,182	$4,671,604	$4,987,403	$5,152,289	$4,962,971	$3,525
Net Cash Flow	$18,436,911	$16,569,576	$13,049,487	$21,339,735	$24,778,371	$27,052,444	$25,090,543	$17,820
NOI DSCR	1.49x	1.36x	1.12x	1.71x	1.96x	2.12x	1.97x
NCF DSCR	1.21x	1.09x	0.86x	1.40x	1.63x	1.78x	1.65x
NOI Debt Yield	9.9%	9.1%	7.5%	11.4%	13.0%	14.1%	13.2%
NCF Debt Yield	8.1%	7.3%	5.7%	9.3%	10.8%	11.8%	11.0%

(1)	The Marriott Philadelphia Downtown Property was substantially renovated in 2011.

Escrows and Reserves. The Marriott Philadelphia Downtown Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless either (i) the Marriott Philadelphia Downtown Borrower provides evidence that the manager has reserved funds for payment of such taxes or insurance premiums in accordance with the management agreement and such taxes or insurance premiums have been paid as and when due or (ii) with respect to insurance premiums only, the Marriott Philadelphia Downtown Borrower maintains insurance under an acceptable blanket insurance policy). The Marriott Philadelphia Downtown Borrower is also required to make monthly deposits in a reserve for FF&E equal to the greater of (i) the monthly amount required to be reserved for FF&E pursuant to the management agreement or (ii) 4% of the gross revenue for the Marriott Philadelphia Downtown Property for the immediately preceding calendar month; provided, that the Marriott Philadelphia Downtown Borrower will not be required to make deposits to the FF&E reserve so long as and to the extent that the manager has reserved such amounts for FF&E in accordance with the management agreement and FF&E is being replaced and repaired in a manner satisfactory to lender.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Marriott Philadelphia Downtown Mortgage Loan (i.e., all amounts payable to the Marriott Philadelphia Downtown Borrower pursuant to the operating lease are directly deposited into the lockbox account by the property manager). The Marriott Philadelphia Downtown Mortgage Loan has in place cash management. Funds in the lockbox account are disbursed on each monthly payment date to pay debt service on the Marriott Philadelphia Downtown Mortgage Loan, to fund required deposits to the reserves as described

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Marriott Philadelphia Downtown

above under “—Escrows and Reserves,” and to disburse any excess to the Marriott Philadelphia Downtown Borrower; provided, that if a Trigger Period is in effect, then any excess will be remitted to an account to be held by the lender as additional security for the Marriott Philadelphia Downtown Mortgage Loan. Additionally, all funds due to the Marriott Philadelphia Downtown Operating Lessee pursuant to the management agreement in excess of those deposited into the lockbox as rent to the Marriott Philadelphia Downtown Borrower are directly deposited into a separate lockbox account to be held as additional security if a Trigger Period is in effect.

A “Trigger Period” will (i) commence upon the occurrence of an event of default and continue until no event of default has occurred and is continuing or (ii) commence upon the debt service coverage ratio based on the trailing 12 months as of the last day of any calendar quarter being less than 1.15x and continue until the debt service coverage ratio based on the trailing 12 months has been equal to or in excess of 1.20x for two consecutive calendar quarters.

Property Management. The Marriott Philadelphia Downtown Property is managed by Marriott Hotel Services Inc. The management agreement was last renewed effective January 1, 2014 to December 31, 2023, and contains two additional consecutive and automatic renewal terms of 10 years each, continuing through December 31, 2043.

Additional Secured Indebtedness (not including trade debts). The Marriott Philadelphia Downtown Serviced Companion Loan was originated by MSMCH on January 10, 2014, and is evidenced by two notes (Note A-1 and Note A-4) with a combined Cut-off Date balance of $129,112,179. Note A-1, with a Cut-off Date balance of $69,521,943, was included in the MSBAM 2014-C15 transaction, and Note A-4, with a Cut-off Date balance of $59,590,237, was included in the MSBAM 2014-C16 transaction. The notes evidencing the Marriott Philadelphia Downtown Serviced Companion Loan accrue interest at the same rate as the Marriott Philadelphia Downtown Mortgage Loan. The Marriott Philadelphia Downtown Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Marriott Philadelphia Downtown Serviced Companion Loan, as and to the extent described under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Marriott Philadelphia Downtown Loan Pair” in the Free Writing Prospectus. The holders of the Marriott Philadelphia Downtown Mortgage Loan and the Marriott Philadelphia Downtown Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Marriott Philadelphia Downtown Loan Pair. Notes A-2 and A-3 represent the controlling interest in the Marriott Philadelphia Downtown Loan Pair. The Marriott Philadelphia Downtown Loan Pair will be serviced pursuant to terms of the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Marriott Philadelphia Downtown Loan Pair” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity. A single mezzanine financing (such financing, the “Permitted Mezzanine Financing”) is permitted subject to various conditions including among other conditions: (i) no default or event of default exists, (ii) the principal amount of the mezzanine loan will not result in an aggregate loan-to-value ratio greater than 80% (based upon a new appraisal dated no more than 60 days before the closing of the Permitted Mezzanine Financing) or an aggregate debt yield less than 10%, (iii) the collateral for the mezzanine loan is a pledge of 100% of the direct or indirect ownership interests in the Marriott Philadelphia Downtown Borrower, (iv) the mezzanine lender is an entity that satisfies certain net worth and other requirements in the loan agreement for the Marriott Philadelphia Downtown Mortgage Loan and enters into an intercreditor agreement reasonably acceptable to the lender under the Marriott Philadelphia Downtown Mortgage Loan, (v) the initial maturity of the mezzanine loan is not earlier than the maturity date of the Marriott Philadelphia Downtown Mortgage Loan and all other terms and provisions of the mezzanine loan, including the loan documents, are acceptable to the lender under the Marriott Philadelphia Downtown Mortgage Loan, (vi) if the mezzanine loan is a floating rate loan, the mezzanine loan borrower shall purchase an interest rate cap with a notional amount equal to the original principal balance of the mezzanine loan and a strike price reasonably acceptable to the lender under the Marriott Philadelphia Downtown Mortgage Loan and (vii) the Marriott Philadelphia Downtown Borrower shall deliver, if required by the lender under the Marriott Philadelphia Downtown Mortgage Loan, an updated substantive non-consolidation legal opinion.

Release of Property. Not permitted.

Terrorism Insurance. Generally, the Marriott Philadelphia Downtown Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such policy is available in form and substance reasonably satisfactory to lender (but in no event covering more than the sum of 100% of replacement costs and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Marriott Philadelphia Downtown Borrower is required to maintain, and the lender will accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Pappas Commerce Center

Mortgage Loan No. 2 – Pappas Commerce Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Pappas Commerce Center

Mortgage Loan No. 2 – Pappas Commerce Center

Pappas Commerce Center
643-655 Summer Street and 300 West First Street
Boston, MA 02210
Somerville
Middlesex County
Cambridge
Charlestown
Boston Naval Shipyard Natl. Historic Site
East Boston
Logan International Airport
North End
Sumner Tunnel
Callahan Tunnel
Boston Harbor
Charles River
Downtown
Boston Common
Back Bay
Chinatown
Mass Pike
South End
Fenway
South Boston
Marine Park
Boston
Roxbury
Malcolm Park
Suffolk County
Columbus Park
Dorchester Bay
Dorchester
University of Massachusetts Boston
Squantum Point Park
Quincy
Norfolk County
Ted Williams Tunnel
Red Line
Green Line
Blue Line
Orange Line
Silver Line
Atlantic Ocean

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Pappas Commerce Center

Mortgage Loan No. 2 – Pappas Commerce Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$78,900,000			Location:	Boston, MA 02210
Cut-off Date Balance:	$78,900,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	7.5%			Detailed Property Type:	Flex/Warehouse/Office
Loan Purpose:	Refinance			Title Vesting:	Leasehold
Sponsor:	Timothy A. Pappas			Year Built/Renovated:	1965-1990/2001
Mortgage Rate:	4.670%			Size(3):	772,464 SF
Note Date:	6/9/2014			Cut-off Date Balance per Unit:	$102.14
First Payment Date:	8/1/2014			Maturity Date Balance per Unit:	$102.14
Maturity Date:	7/1/2019			Property Manager:	Pappas Properties, Inc.
Original Term to Maturity:	60 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$6,482,722
IO Period:	60 months			UW NOI Debt Yield:	8.2%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	8.2%
Prepayment Provisions:	LO (25); DEF (31); O (4)			UW NCF DSCR:	1.67x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$4,666,527 (12/31/2013)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$4,721,611 (12/31/2012)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$4,186,883 (12/31/2011)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			Occupancy Rate:	91.8% (6/2/2014)
Reserves(2)				2nd Most Recent Occupancy:	75.2% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	77.8% (12/31/2012)
RE Tax:	$281,600	$93,867	N/A	Appraised Value (as of):	$116,500,000 (11/21/2013)
Insurance:	$218,973	$36,495	N/A	Cut-off Date LTV Ratio:	67.7%
Deferred Maintenance:	$21,563	$0	N/A	Maturity Date LTV Ratio:	67.7%
Recurring Replacements:	$0	$7,081	N/A
TI/LC:	$150,000	$12,874	$250,000
Other:	$12,831,406	$8,333	$302,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$78,900,000	100.0%	Loan Payoff:	$32,742,901	41.5%
			Upfront Escrows:	$13,503,542	17.1%
			Closing Costs:	$1,290,898	1.6%
			Return of Equity:	$31,362,659	39.7%
Total Sources:	$78,900,000	100.0%	Total Uses:	$78,900,000	100.0%

(1)	Mezzanine financing is permitted subject to a maximum combined LTV of not greater than 80% and a minimum combined DSCR of not less than 1.10x.

(2)	See “—Escrows and Reserves” section for full description.

(3)
Size includes 11,680 SF of exterior space leased to Yankee Bus as parking, which includes a 6,554 SF portion that as of July 3, 2014 is held by the Pappas Commerce Center Borrower pursuant to a license from the Massachusetts Port Authority which expires in January 2016. The licensed portion is included in the total square footage of the property of 772,464 SF.

The Mortgage Loan. The second largest mortgage loan (the “Pappas Commerce Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $78,900,000, secured by a first priority leasehold mortgage encumbering a 772,464 SF mixed use property located in Boston, Massachusetts (the “Pappas Commerce Center Property”). The proceeds of the Pappas Commerce Center Mortgage Loan were used to refinance existing debt, fund several upfront reserves, pay closing costs and return equity to the sponsor.

The Borrower.  The borrower is Boston Harbor Industrial Development, LLC, a single-purpose Delaware limited liability company (the “Pappas Commerce Center Borrower”). The Pappas Commerce Center Borrower is partially owned and controlled by Timothy A. Pappas. Timothy A. Pappas is the President and CEO of Pappas Enterprises, Inc., a family-owned, Boston-based real estate development and management company, which was founded in 1906. Over the course of four generations, the Pappas family has developed nearly 6 million SF of office, mixed-use and industrial space. Mr. Pappas has developed and controlled a portfolio of industrial, residential, commercial and retail properties, as well as two operating subsidiaries involved in health and fitness and fine art handling and storage.

The Property. The Pappas Commerce Center Property is an eight-building mixed use property on 36.7 acres with a mix of flex, traditional warehouse, office and retail space. In addition to the structural improvements, the Pappas Commerce Center Property also includes two currently undeveloped (or under-developed) parcels of land that represent excess land area totaling 4.7 acres, 5,126 SF of which (in addition to the 6,554 SF licensed from the Massachusetts Port Authority) is leased to Yankee Bus as parking. Also located at the Pappas Commerce Center Property is Boston Athletic Club, which features an indoor swimming pool, tennis courts, basketball courts, field house, gym and restaurant. The Pappas Commerce Center Property was developed between 1965 and 1990. The Pappas Commerce Center Property represents the leasehold estate as the subject land is owned by the Massachusetts Port Authority and leased to the Pappas Commerce Center Borrower. The Pappas Commerce Center Borrower has invested $587,000

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Pappas Commerce Center

in upkeep of the Pappas Commerce Center Property over the last 4 years. Other infrastructure improvements at the Pappas Commerce Center Property have been undertaken pursuant to the terms of the Ground Lease, including rebuilding of the seawall, building a harbor walk and improving the Pappas Way road at an estimated aggregate cost of approximately $8 million.

The Pappas Commerce Center Property is leased primarily to tenants on long term leases. National tenants at the Pappas Commerce Center Property include HD Supply Construction (“HD Supply”), W.B. Mason Co., Inc. (“W.B. Mason”), UPS, and Verizon. Two other large tenants, Boston Athletic Club and Fine Arts Enterprises, are businesses owned by the Pappas family and have been in occupancy since 1979 and 2010, respectively. Only 4% of the square footage and 3% of the income rolls prior to 2020.

Major Tenants.

W.B. Mason (348,182 SF, 45% of NRA, 50% of underwritten base rent). W.B. Mason leases 348,182 SF at the Pappas Commerce Center Property including both office and warehouse space. A total of 37,723 SF of the space is dedicated to office use with the remaining 310,459 SF representing warehouse space. The lease for the W.B. Mason space has been amended various times to permit W.B. Mason to expand its presence at the Pappas Commerce Center Property, including as of December, 2013, to increase leased premises by 88,900 SF. The W.B. Mason lease was recently extended and expires on December 31, 2033, with three five-year lease renewal options. The space is subject to multiple rent increases throughout the term of the lease. W.B. Mason, based in Brockton, MA, is the largest privately-held office products dealer in the U.S. and competes with Staples, OfficeMax, and Office Depot. W.B. Mason has locations in 22 states, primarily in the New England and Mid-Atlantic areas. In addition, its e-commerce and warehouse distribution allows it to service customers throughout the United States. W.B. Mason has a workforce of over 2,300 employees. W.B. Mason has been a tenant at the Pappas Commerce Center Property for 25 years.

Boston Athletic Club (103,761 SF, 13% of NRA, 7% of underwritten base rent). Boston Athletic Club leases 103,761 SF at the Pappas Commerce Center Property. The Boston Athletic Club lease expires December 31, 2023. Boston Athletic Club pays rent of $5.60 PSF with annual rent increases of approximately 3% per year. Boston Athletic Club is owned and managed by an affiliate of the Pappas Commerce Center Borrower and pays below market rent. Boston Athletic Club first opened in January 1973 as an eight-court tennis club. Since that time, Boston Athletic Club has grown in facilities and in members to become the largest health club in the Boston area. Boston Athletic Club’s facilities include locker rooms, indoor soccer fields, indoor tennis courts, an indoor pool, racquetball and squash courts, yoga studios, and rooms with fitness equipment (weights and aerobic machines). Additionally, the facility contains offices for physical therapy, a day care room, and a full service restaurant and bar, which is open on select nights.

Fine Arts Enterprises (76,785 SF, 10% of NRA, 10% of underwritten base rent). Fine Arts Enterprises leases 76,785 SF at the Pappas Commerce Center Property. The Fine Arts Enterprises lease expires November 30, 2025. Fine Arts Enterprises pays rent of $10.32 PSF with annual rent increases of 3% per year. Fine Arts Enterprises is owned and managed by an affiliate of the Pappas Commerce Center Borrower and pays below market rent. Fine Arts Enterprises is a fine arts services provider for museums and galleries, which involves brokering and sourcing sculptures, paintings and other museum/gallery exhibition pieces but also transporting and storing such items. The Fine Arts Enterprises’ leased space has been heavily invested in to include advanced climate control and security features.

Verizon (65,841 SF, 9% of NRA, 13% of underwritten base rent). Verizon leases 65,841 SF at the Pappas Commerce Center Property. The Verizon lease expires December 31, 2023. Verizon currently pays rent of $15.00 PSF, with annual rent increases of 1.5% per year. Verizon has been a tenant at the Pappas Commerce Center Property for 26 years.

UPS (63,000 SF, 8% of NRA, 12% of underwritten base rent). UPS leases 63,000 SF at the Pappas Commerce Center Property. The UPS lease expires December 31, 2020. UPS currently pays rent of $14.50 PSF, with various rent increases every two years. UPS has been a tenant at the Pappas Commerce Center Property for 14 years.

The following table presents a summary regarding tenants at the Pappas Commerce Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
W.B. Mason(4)	NR/NR/NR	348,182	45%	$4,046,690	50%	$11.62	12/31/2033
Boston Athletic Club(5)	NR/NR/NR	103,761	13%	$598,701	7%	$5.77	12/31/2023
Fine Arts Enterprises(5)	NR/NR/NR	76,785	10%	$816,225	10%	$10.63	11/30/2025
Verizon(6)	A-/Baa1/BBB+	65,841	9%	$1,017,676	13%	$15.46	12/31/2023
UPS(6)	NR/Aa3/A+	63,000	8%	$1,001,700	12%	$15.90	12/31/2020
HD Supply Construction(7)	NR/NR/NR	20,000	3%	$300,000	4%	$15.00	4/30/2021
Yankee Bus(8)	NR/NR/NR	11,680	2%	$34,320	0%	$2.94	1/31/2016
Emerson College	NR/NR/NR	10,000	1%	$120,000	1%	$12.00	11/30/2015
Machine Age	NR/NR/NR	8,965	1%	$126,000	2%	$14.05	12/31/2016
Vacant	NR/NR/NR	64,250	8%	$0	0%	$0.00
Total/Wtd. Avg.		772,464	100%	$8,061,311	100%	$11.38

(1)	Based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company who guarantee the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)
Annual UW Rent for W.B. Mason includes the full unabated rent paid on the W.B. Mason expansion space of 88,900 SF. W.B. Mason is scheduled to pay half rent for two years on the expansion space. Monthly disbursements from the W.B. Mason Rent Abatement Reserve (described below) are designed to cover the difference between the abated and unabated rent.

(5)	Boston Athletic Club and Fine Arts Enterprises are affiliates of the Pappas Commerce Center Borrower and pay below market rent.

(6)	As Verizon and UPS are credit tenants, rents were averaged over their respective lease terms.

(7)	HD Supply is scheduled to be in occupancy in September 2014. Two months of rent and reimbursements and tenant improvement costs were escrowed at loan origination.

(8)
A portion of the space demised to Yankee Bus was released from the underlying ground lease on July 3, 2014 and is currently held pursuant to a license agreement from Massachusetts Port Authority to the Pappas Commerce Center Borrower.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Pappas Commerce Center

The following table presents certain information relating to the lease rollover at the Pappas Commerce Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(2)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2014	0	0	$0.00	0%	0%	$0	0%	0%
2015	1	10,000	$12.00	1%	1%	$120,000	1%	1%
2016	2	20,645	$7.77	3%	4%	$160,320	2%	3%
2017	0	0	$0.00	0%	4%	$0	0%	3%
2018	0	0	$0.00	0%	4%	$0	0%	3%
2019	0	0	$0.00	0%	4%	$0	0%	3%
2020	1	63,000	$15.90	8%	12%	$1,001,700	12%	16%
2021	1	20,000	$15.00	3%	15%	$300,000	4%	20%
2022	0	0	$0.00	0%	15%	$0	0%	20%
2023	2	169,602	$9.53	22%	37%	$1,616,377	20%	40%
2024	0	0	$0.00	0%	37%	$0	0%	40%
2025 & Beyond	2	424,967	$11.44	55%	92%	$4,862,915	60%	100%
Vacant	0	64,250	$0.00	8%	100%	$0	0%	100%
Total/Wtd. Avg.	9	772,464	$11.38	100%		$8,061,311	100%

(1)	Based on the underwritten rent roll.

(2)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Pappas Commerce Center Property is located in the Seaport District area of Boston, Massachusetts, approximately 1.5 miles southeast of downtown Boston, three-miles southwest of Logan Airport and within one mile from the mixed use development known as Fan Pier. The Pappas Commerce Center Property is located in close proximity to both I-93 and the Massachusetts Turnpike. The Metro Boston Transit Authority rapid transit system as well as bus lines service the neighborhood surrounding the Pappas Commerce Center Property allowing for access to downtown Boston. The Seaport District is considered a growth area of downtown Boston and is situated just east of Boston’s central business district. From 1995 to 2005, over $5 billion of public and private investment was made in the area. Land uses within the neighborhood consist of a mixture of commercial and residential development. Many of the major infill development projects in Boston are occurring in the area. A number of significant private developments have been completed over the last several years.

The Pappas Commerce Center Property is located in the Central Boston submarket. According to an industry report, as of the first quarter of 2014, the Central Boston Flex/R&D submarket had a vacancy rate of 9.4% and rental rates were at $19.12 PSF. As of the first quarter of 2014, the Central Boston warehouse/distribution submarket had a vacancy rate of 9.4% and rental rates were at $8.35 PSF.

The following table presents five buildings in the Boston, Massachusetts area that are directly competitive to the Pappas Corporate Center Property and recent leasing activity since 2012:

Competitive Property Summary
Property	Address	Year Built	Total GLA (SF)	Occupancy	Recent/Quoted Lease Term	Recent/Quoted Lease SF	Recent/Quoted Rent PSF
Pappas Commerce Center	643 - 655 Summer Street Boston, MA	1965-1990	772,464	92%	N/A	N/A	N/A
410 - 420 E Street	410 - 420 E Street Boston, MA	1983	190,000	100%	10 years	85,000	$14.50
95 Freeport Street	95 Freeport Street Boston, MA	1930	25,900	78%	1 year	2,500	$11.28
Boston Marine Industrial Park	88 Black Falcon Avenue Boston, MA	1918	376,453	87%	5 years	60,638	$9.50
Broadmoor Distribution Center	150 Eastern Avenue, Chelsea, MA	1993	58,595	62%	1 year	2,726	$11.00
Dry Dock Center	27 Drydock Avenue Boston, MA	1913	280,562	42%	1 year	3,343	$23.00

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Pappas Commerce Center

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Pappas Commerce Center Property:

Cash Flow Analysis
	2010	2011	2012	2013	UW	UW PSF
Base Rent(1)	$5,587,815	$6,039,111	$6,419,768	$6,412,212	$8,864,436	$11.48
Other Income	$6,560	$9,361	$6,747	$2,485	$0	$0.00
Recoveries	$1,540,782	$1,540,947	$1,567,355	$1,386,734	$2,153,822	$2.79
Less Vacancy(2)	$0	$0	$0	$0	($995,343)	($1.29)
Effective Gross Income	$7,135,156	$7,589,419	$7,993,870	$7,801,431	$10,022,915	$12.98
Total Operating Expenses	$3,131,123	$3,402,537	$3,272,259	$3,134,903	$3,540,193	$4.58
Net Operating Income	$4,004,033	$4,186,883	$4,721,611	$4,666,527	$6,482,722	$8.39
TI/LC	$9,903	$6,983	$2,825	$0	$154,493	$0.20
Capital Expenditures	$100,262	$337,789	$49,509	$79,740	$84,971	$0.11
Net Cash Flow	$3,893,868	$3,842,111	$4,669,277	$4,586,787	$6,243,258	$8.08
Occupancy %(2)	78.9%	77.8%	77.8%	75.2%	91.0%
NOI DSCR	1.07x	1.12x	1.26x	1.25x	1.74x
NCF DSCR	1.04x	1.03x	1.25x	1.23x	1.67x
NOI Debt Yield	5.1%	5.3%	6.0%	5.9%	8.2%
NCF Debt Yield	4.9%	4.9%	5.9%	5.8%	7.9%
Average Annual Rent PSF(3)	$7.23	$7.82	$8.31	$8.30	$11.48

(1)
UW Base Rent is based on current in-place tenants, taking into account the average rent throughout the term of the Pappas Commerce Center Mortgage Loan for UPS and Verizon, and all scheduled rent steps through June 30, 2015 for the remaining leases.

(2)	UW Vacancy and UW Occupancy are based on the actual economic vacancy at the Pappas Commerce Center Property of 9%. Physical occupancy as of the rent roll dated June 2, 2014 was 91.8%.

(3)	Average Annual Rent PSF is based on the Base Rent for the year divided by the total square footage.

Escrows and Reserves.  The Pappas Commerce Center Borrower deposited $281,600 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly. The Pappas Commerce Center Borrower deposited $218,973 in escrow for annual insurance premiums at loan origination and is required to escrow 1/12 of the annual estimated insurance payments monthly. The Pappas Commerce Center Borrower deposited $21,563 in escrow for deferred maintenance at closing. The Pappas Commerce Center Borrower is required to make monthly deposits for replacement reserves in the amount of $7,081. The Pappas Commerce Center Borrower deposited $150,000 in escrow for tenant improvements and leasing commissions at loan origination and is required to escrow $12,874 monthly. There is a $250,000 cap on the tenant improvement and leasing commission reserve.

The Pappas Commerce Center Borrower deposited $7,305,600 into a reserve (the “W.B. Mason Reserve”) at loan origination to be released upon certain triggers being met related to the W.B. Mason lease. A $964,208 portion of the W.B. Mason Reserve shall be referred to as the “W.B. Mason Rent Abatement Reserve” and represents two years of rent abatement for the W.B. Mason expansion space; a $1,216,837 portion shall be referred to as the “W.B. Mason Construction Period Rent Reserve” and represents one year of rent and reimbursements for the W.B. Mason expansion space; and a $5,124,555 portion shall be referred to as the “W.B. Mason TI Reserve.” The proceeds of the W.B. Mason TI Reserve will be disbursed from time to time in connection with tenant improvements and leasing commissions required in connection with the W.B. Mason Lease. The W.B. Mason Construction Period Rent Reserve will be disbursed in full upon satisfaction of the W.B. Mason Rent Reserve Release Conditions. On the first payment date after all of the W.B. Mason Rent Release Conditions have been met, and on each payment date thereafter until the W.B. Mason Rent Abatement Reserve is disbursed in full, so long as no default is continuing, the amount of $40,175 will be released from the W.B. Mason Rent Abatement Reserve. “W.B. Mason Rent Release Conditions” mean, among other things, that a) no default is continuing under the related loan documents, b) the Pappas Commerce Center Borrower and W.B. Mason have agreed as to the rent commencement date for the expansion space demised to W.B. Mason and c) W.B. Mason has accepted possession of the expansion space and is paying rent.

The Pappas Commerce Center Borrower deposited $279,972 into a reserve (the “HD Supply Reserve”) at loan origination to be released upon satisfaction of certain requirements set forth in the loan documents and the HD Supply lease. A $59,972 portion of the HD Supply Reserve shall be referred to as the “HD Supply Rent Abatement Reserve” and represents two months of rent and reimbursements for HD Supply, a $200,000 portion shall be referred to as the “HD Supply ACM Reserve,” and the remaining $20,000 portion shall be referred to as the “HD Supply TI Reserve.” The proceeds of the HD Supply TI Reserve will be disbursed from time to time in connection with tenant improvements and leasing commissions required in connection with the HD Supply lease. On each of the first two payment dates following the satisfaction of the HD Supply Rent Reserve Release Conditions have been met, 1/2 of the amount of the HD Supply Rent Abatement Reserve will be released. The HD Supply ACM Reserve was disbursed to the Pappas Commerce Center Borrower in June 2014. “HD Supply Rent Reserve Release Conditions” mean, among other things, that a) no default is continuing, and b) the HD Supply Lease is in full force and effect.

The Pappas Commerce Center Borrower deposited $212,500 into a reserve (the “Ground Lease Rent Reserve”) at loan origination. So long as no Cash Management Period (as defined below) is continuing, the Pappas Commerce Center Borrower is required to maintain on deposit at all times an amount equal to 3/12 of the current annual base rent and estimated percentage rent payable under the Ground Lease as estimated by lender. During any Cash Management Period, the Pappas Commerce Center Borrower is required to pay to lender monthly for deposit to the Ground Lease Rent Reserve, an amount equal to 1/12 of the current annual base rent and estimated percentage rent under the Ground Lease. So long as no default is continuing, all sums in the Ground Lease Rent Reserve are required to be held by lender to pay (during any Cash Management Period) any base rent and percentage rent under the Ground Lease as the same become due and payable.

The Ground Lease requires that, on or before April 1 of each year, the Pappas Commerce Center Borrower deposit $100,000 (subject to escalation as set forth in the Ground lease, but only after the term of the Pappas Commerce Center Mortgage Loan) into a reserve held by an escrow agent for the benefit of the ground lessor for infrastructure improvement (the “Capital Reserve Account”). The Pappas Commerce Center Borrower deposited $33,333

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Pappas Commerce Center

into a reserve (the “Ground Lease Capital Escrow Reserve”) at loan origination, and on each payment date, the Pappas Commerce Center Borrower is required to deposit $8,333 into the Ground Lease Capital Escrow Reserve. Lender is required to, on or about March 15 of each calendar year prior to the maturity date, disburse from the Ground Lease Capital Escrow Reserve the annual deposit amount to the Capital Reserve Account as required by the Ground Lease Capital Reserve Escrow Agreement. The Ground Lease Capital Escrow Reserve is subject to a cap of $100,000.

The Pappas Commerce Center Borrower deposited $5,000,000 into a reserve (the “Achievement Reserve”) at loan origination. Furthermore, if the HD Supply lease is terminated by the tenant because any work required thereunder cannot be performed, then the Pappas Commerce Center Borrower is required to make additional deposits to the Achievement Reserve in the aggregate amount of $4,189,000 as set forth in Section 3.3(a) of the related loan agreement. If the Imputed Debt Yield (defined below) is greater than 8.5% and the Imputed DSCR (defined below) is greater than 1.35x, then provided no default is continuing, the Pappas Commerce Center Borrower may direct lender to disburse to the Pappas Commerce Center Borrower the largest amount then held in the Achievement Reserve such that the Imputed Debt Yield is no less than 8.5% and the Imputed DSCR is no less than 1.35x. Borrower may only request disbursements from the Achievement Reserve once in any 30 day period. Lender shall not be required to disburse from the Achievement Reserve an amount less than $500,000 at the first disbursement. Lender shall not be required to make any further disbursement of any funds remaining in the Achievement Reserve after the second disbursement. The “Imputed Debt Yield” and the “Imputed DSCR” are defined as the debt yield and debt service coverage ratio, respectively, calculated excluding any tenant not in economic occupancy as of the origination date and any lease entered into after origination unless the lender is delivered a signed estoppel stating that the tenant is in possession of its space and is paying unabated rent. Furthermore, the Imputed Debt Yield and Imputed DSCR are calculated using the outstanding loan balance excluding the amount then held in the Achievement Reserve. In addition, the Imputed DSCR is calculated based on a 30 year amortization schedule.

If, on or before July 1, 2017, the Pappas Commerce Center Borrower has not delivered to lender evidence that the Ground Lessor has approved the final completion of the Cypher Street Extension Improvements (as defined in the Ground Lease), then on August 1, 2017 and each monthly payment date thereafter through and including July 1, 2018 or (if sooner) delivery of evidence that Ground Lessor has approved Final Completion of the Cypher Street Extension Improvements, the Pappas Commerce Center Borrower is required to make a deposit to a reserve (the “Cypher Street Improvement Reserve”) in the amount of $16,834 subject to a cap of $202,000. So long as no default is continuing, lender is required to disburse to the Pappas Commerce Center Borrower the amount paid or incurred in performing the Cypher Street Extension Improvements. Upon Ground Lessor’s confirmation of Final Completion of the Cypher Street Extension Improvements, or at an earlier time at the lender’s discretion, provided no default is continuing, the balance remaining in the Cypher Street Improvements Reserve is required to be paid to the Pappas Commerce Center Borrower.

If at any time, the Pappas Commerce Center Borrower is required to pay additional rent under the Ground Lease based on a calculation based on proceeds received from (i) a transfer by the Pappas Commerce Center Borrower of any portion of the premises under the Ground Lease, (ii) the Pappas Commerce Center Borrower’s leasehold interest or (iii) any equity interest in the Pappas Commerce Center Borrower (“Transaction Rent”) and elects to use any offset amount (see “—Ground Lease” section) to reduce the Transaction Rent payable (the “Accelerated Offset Amount”), then the Pappas Commerce Center Borrower is required to establish a reserve (the “Accelerated Offset Reserve”) and deposit therein an amount equal to the Accelerated Offset Amount. Upon repayment or defeasance in full of the Pappas Commerce Center Mortgage Loan, or at such earlier time as lender may elect in its sole discretion, provided no default is continuing, the balance within the Accelerated Offset Reserve shall be paid over to the Pappas Commerce Center Borrower.

Lockbox and Cash Management.  A hard lockbox is in place with respect to the Pappas Commerce Center Mortgage Loan. The Pappas Commerce Center Mortgage Loan has springing cash management. Absent the existence of a Cash Management Period, funds in the lockbox are swept daily into an account designated by the Pappas Commerce Center Borrower. During any Cash Management Period, funds in the lockbox are applied on each monthly payment date to (i) pay the ground rent, (ii) fund the tax and insurance reserves, (iii) pay debt service on the Pappas Commerce Center Mortgage Loan, (iv) fund the replacement reserve, (v) fund the leasing reserve, (vi) disburse to the Pappas Commerce Center Borrower the amount of monthly operating expenses not otherwise paid or reserved for and referenced in an annual budget approved by lender, together with other amounts incurred by the Pappas Commerce Center Borrower in connection with the operating and maintenance of the Pappas Commerce Center Property, (vii) pay debt service on the mezzanine loan (if any), and (viii) if deposits are required to be made to the Cypher Street Improvements Reserve, to deposit all remaining amounts into the Cypher Street Improvements Reserve, and any remaining amounts are to be applied as follows: (A) if a Cash Sweep Period (as defined below) exists (1) if such Cash Sweep Period was triggered pursuant to clause (c) of the Cash Sweep Period definition below, to deposit into the Achievement Reserve until the aggregate of all deposits to the Achievement Reserve after loan origination equals $4,189,000 and (2) otherwise, to deposit into a reserve held by lender as additional collateral, and (B) if no Cash Sweep Period is continuing, all remaining amounts will be promptly deposited into an account designated by the Pappas Commerce Center Borrower.

A “Cash Management Period” will commence upon (a) the occurrence of an event of default, (b) the debt service coverage ratio for the trailing 12 month period falling below 1.15x (based on 30 year amortization schedule) at the end of any calendar quarter, (c) the HD Supply lease being canceled and/or HD Supply not taking occupancy, or (d) the making of a mezzanine loan, and will end (w) if triggered pursuant to clause (a), upon lender’s acceptance of a cure of such event of default, or (x) if triggered pursuant to clause (b), upon achievement of a debt service coverage ratio for the trailing 12 month period of at least 1.25x for two consecutive calendar months, or (y) if triggered pursuant to clause (c), until such time as $4,189,000 will have been deposited into the Achievement Reserve pursuant to the related loan agreement or (z) if triggered pursuant to clause (d), until such time as the mezzanine loan has been repaid or defeased in full. Any period that is a Cash Sweep Period will also constitute a Cash Management Period.

A “Cash Sweep Period” will commence upon (a) the occurrence of an event of default, (b) the debt service coverage ratio for the trailing 12 month period falling below 1.15x (based on 30 year amortization schedule) at the end of any calendar quarter, (c) the HD Supply lease being canceled and/or HD Supply not taking occupancy, or (d) a mezzanine loan event of default, and will end (w) if triggered pursuant to clause (a), upon lender’s acceptance of a cure of such event of default, or (x) if triggered pursuant to clause (b), upon achievement of a debt service coverage ratio for the trailing 12 month period of at least 1.25x for two consecutive calendar months, or (y) if triggered pursuant to clause (c), until such time as $4,189,000 will have been deposited into the Achievement Reserve pursuant to the related loan agreement or (z) if triggered pursuant to clause (d), until such time as the mezzanine loan has been repaid or defeased in full or lender receives a notice in writing from the mezzanine lender that no mezzanine loan event of default is continuing.

Property Management.  The Pappas Commerce Center Property is managed by Pappas Properties, Inc., an affiliate of the Pappas Commerce Center Borrower.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Mezzanine Loan and Preferred Equity.  Mezzanine debt secured only by a pledge of ownership interests in the Pappas Commerce Center Borrower and other collateral that is not required to be collateral for the Pappas Commerce Center Mortgage Loan is permitted from certain qualified institutional

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Pappas Commerce Center

lenders meeting the requirements set forth in the Pappas Commerce Center Mortgage Loan agreement, so long as, among other things, after giving effect to the mezzanine debt, the combined loan to value ratio is not greater than 80% and the combined debt service coverage ratio is not less than 1.10x, and subject to satisfaction of certain other conditions more fully set forth in the related loan agreement (including, without limitation, a satisfactory intercreditor agreement and rating confirmation).

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the Pappas Commerce Center Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Pappas Commerce Center Property.

Ground Lease.  The Pappas Commerce Center Property is encumbered by a 75-year ground lease (the “Ground Lease”) with the Massachusetts Port Authority (the “Ground Lessor”) pursuant to which the Pappas Commerce Center Borrower owns the leasehold estate. The Ground Lease commenced on March 31, 2010 and expires on March 30, 2085 with no extension options. Annual rent is paid based on base rent, less an offset through March 31, 2053, plus a percentage rent amount beginning April 1, 2016.

The annual base rent payment is $1,050,000 through March 31, 2016, $1,100,000 for the period April 1, 2016 through March 31, 2017, $1,350,000 for the period April 1, 2017 through March 31, 2018, $1,450,000 for the period April 1, 2019 through March 31, 2019, and increases $50,000 annually each April 1 thereafter through March 31, 2029. On April 1, 2029, the rent adjusts to fair market rent (and is adjusted to fair market rent every 20 years thereafter) with increases every five years based on the change in the consumer price index specified in the Ground Lease over the previous five-year period.

The maximum aggregate permitted offset is the lesser of (a) seventy percent of the costs in connection with certain infrastructure work required to be completed by the Pappas Commerce Center Borrower pursuant to the Ground Lease, as approved by the Ground Lessor, and (b) $8,500,000. The maximum permitted offset is $200,000 annually in each 12-month period from April 1, 2014 to March 31, 2020, and $300,000 annually in each 12-month period from April 1, 2020 to March 31, 2024. The remaining approved costs are recouped in annual installments, from April 1, 2024 through March 31, 2054. As of the origination of the Pappas Commerce Center Mortgage Loan, the Ground Lessor has approved an aggregate of $5,848,655 of costs, which would result in an annual offset of $114,955 during such period. The Pappas Commerce Center Borrower has incurred other costs, and expects to incur further costs in the future, all of which may increase the annual offset from 2024-2054.

The percentage rent beginning April 1, 2016 is based on a fixed percentage of tenant rent paid over $7,000,000 per lease year. The fixed percentage is 2% beginning April 1, 2016, 3% beginning April 1, 2020, and 4% beginning April 1, 2040 through the term of the Ground Lease.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	El Con Center

Mortgage Loan No. 3 – El Con Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	El Con Center

Mortgage Loan No. 3 – El Con Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	El Con Center

Mortgage Loan No. 3 – El Con Center

Omni Tucson National Golf Course
W. Magee Rd
Oro Valley
CORONADO NATIONAL FOREST
Phoenix 100 miles
W. Ina Rd
Foothills Mall
77
10
W. Orange Grove Rd
E. Skyline Dr
Skyline Country Club
Ventana Canyon Golf and Racquet Club
Marana
Casas Adobes
La Paloma Country Club
E. Sunrise Dr
Raven Golf Club at Sabino Springs
W. River Rd
Catalina Foothills
N. Sabino Canyon Rd
E. Snyder Rd
Christopher Columbus Park
Flowing Wells
Tucson Mall
AMTRAK
Santa Cruz River
N. Oracle Rd
N. Campbell Ave
Tanque Verde
N. Silverbell Rd
(Dry)
PIMA COUNTY
N. Dodge Blvd
Tucson Medical Center
Fort Lowell Museum
Tucson Country Club
E. Tanque Verde Rd.
W. Grant Rd
E. Grant Rd
Trail Dust Town
Morris K Udall Regional Park
TUCSON
W. Speedway Blvd
Arizona State Museum
University of Arizona
E. Speedway Blvd
Speedway Greasewood Park
Pima Community College
TUCSON AMTRAK
N. Alvernon Way
N. Swan Rd
N. Craycroft Rd
E. Broadway Blvd
Tucson Music Hall
Tucson Conv. Ctr.
Park Place Mall
Starr Pass Golf Course
Sentinel Peak Park
Randolph Park
Downtown
E. 22nd St
Aviation Pkwy
El Con Center
3601 East Broadway Boulevard
Tucson, AZ 85716
South Tucson
Rolling Hills Golf Course
E. Golf Links Rd
Tucson Mountain County Park
South Arizona VA Hosp
Kino Sports Complex
Kino Stadium
Davis-Monthan Air Force Base
S. Kolb Rd
S. Houghton Rd
W. Ajo Way
86
Univ. of Arizona Med. Ctr.
Pima County Rodeo Grounds
Lincoln Regional Park
19
W. Irvington Rd
Drexel Heights
E. Drexel Rd
AMTRAK
W. Valencia Rd
E. Valencia Rd
Tucson International Airport
E. Hughes Access Rd
S. Mission Rd
S. Nogales Hwy
SAN XAVIER INDIAN RES.
Summit
Nogales 60 miles
Glendale
PHOENIX
MESA
Apache Junction
Goodyear
Tempe
Gilbert
Globe
Chandler
Superior
Queen Creek
Florence
Coolidge
Casa Grande
TORTOLITA MTS.
Eloy
ARIZONA
AGUIRRE VALLEY
Marana
Oro Valley
TUCSON
Vail
Benson
Green Valley
MEXICO
Sierra Vista
Nogales

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	El Con Center

Mortgage Loan No. 3 – El Con Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Original Balance:	$61,500,000			Location:	Tucson, AZ 85716
Cut-off Date Balance:	$61,500,000			General Property Type:	Retail
% of Initial Pool Balance:	5.9%			Detailed Property Type:	Anchored
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	E. Stanley Kroenke			Year Built/Renovated:	1961/2005-2014
Mortgage Rate:	4.300%			Size(3):	862,513 SF
Note Date:	5/19/2014			Cut-off Date Balance per Unit:	$71
First Payment Date:	7/1/2014			Maturity Date Balance per Unit:	$71
Maturity Date:	6/1/2019			Property Manager:	TKG Management, Inc.
Original Term to Maturity:	60 months
Original Amortization Term:	None			Underwriting and Financial Information
IO Period:	60 months			UW NOI(3):	$5,413,773
Seasoning:	2 months			UW NOI Debt Yield(3):	8.8%
Prepayment Provisions:	LO (26); DEF (30); O (4)			UW NOI Debt Yield at Maturity(3):	8.8%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(3):	1.91x
Additional Debt Type:	N/A			Most Recent NOI:	$4,470,593 (12/31/2013)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$4,160,889 (12/31/2012)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,528,240 (12/31/2011)
Reserves(1)				Occupancy Rate(3):	100.0% (6/24/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	N/A
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(4):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of)(3):	$85,600,000 (10/1/2015)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(3):	71.8%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio(3):	71.8%
Other(2):	$1,223,091	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$61,500,000	74.9%	Purchase Price(5):	$81,750,000	99.6%
Sponsor Equity:	$20,594,266	25.1%	Closing Costs:	$344,266	0.4%
Total Sources:	$82,094,266	100.0%	Total Uses:	$82,094,266	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)
The El Con Center Property seller deposited $1,223,091 with First American Title Insurance Company at closing to fund outstanding tenant improvement work, leasing commissions, nine months of rental payments and certain other costs associated with two tenants with recently executed leases, Cheddar’s and Mattress Firm, which tenants are scheduled to begin paying rent on November 1, 2014 and January 1, 2015, respectively. The tenants are not yet in occupancy and tenant improvements are in process. The lender is party to an agreement governing the disbursement of these escrow funds; however, the escrow is not held by the lender and is not additional collateral for the El Con Center Mortgage Loan.

(3)
The Size and Occupancy Rate include 25,000 SF of to-be-constructed space associated with a lease dated June 24, 2014, between the El Con Center Borrower as lessor and Marshalls of MA, Inc. as lessee. The Marshall lease is executed and the El Con Center Borrower has until February 1, 2015 to commence construction of the Marshalls store and until February 1, 2016 to complete construction of the Marshalls store. If these construction conditions are not met, the tenant has the unilateral right to terminate the Marshalls lease. The UW NOI and UW NCF include base rent and recoveries associated with the Marshalls store and the appraised value assumes the completion of a Marshalls store. The appraised value without regard to the Marshalls store, as of March 24, 2014, is $81,900,000.

(4)
2012 and 2013 occupancy percentages are not available because there was significant new construction at the property during those years. The Wal-Mart Supercenter, PetSmart, and Shoe Carnival tenant spaces were constructed during those two years, in addition to several outparcels and certain in-line space. In addition, previously existing food court space was demolished during that two year period.

(5)
The property purchase price includes $1,000,000 to be paid by the El Con Center Borrower to the property seller within one year following the execution of the Marshalls lease described above. This payment is guaranteed by the El Con Center Mortgage Loan sponsor.

The Mortgage Loan.  The third largest mortgage loan (the “El Con Center Mortgage Loan”) is evidenced by a promissory note in the principal amount of $61,500,000, secured by a first priority fee mortgage encumbering an anchored retail center known as the El Con Center, located in Tucson, Arizona (the “El Con Center Property”). The proceeds of the El Con Center Mortgage Loan were primarily used to finance the acquisition of the El Con Center Property for a purchase price of approximately $81,750,000, including $1,000,000 to be paid to the property seller within one year following the execution of a lease with Marshalls of MA, Inc. The Marshalls lease was executed in June 2014.

The Borrower and the Sponsor.  The borrower is TKG El Con Center, LLC (the “El Con Center Borrower”), a single purpose Delaware limited liability company with two independent directors. The El Con Center Borrower is indirectly 100% owned by E. Stanley Kroenke, the sponsor and nonrecourse carve-out guarantor. The managing member is R. Otto Maley.

Mr. Kroenke was a Wal-Mart Stores, Inc. director from 1995 to 2000. As of September 2013, Mr. Kroenke was listed by Forbes Magazine as number 84 on the “Forbes 400” list, with an estimated $5.3 billion net worth.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	El Con Center

The Mortgaged Property.  The El Con Center Property consists of an 862,513 SF of anchor, in-line and pad space (including the five ground lease tenants) within 14 one and two-story contiguous buildings. The property size includes 376,573 SF owned and occupied by five ground lease tenants and 25,000 SF representing a Marshalls store that is not yet constructed. The Marshalls lease at the El Con Center Property is executed and the El Con Center Borrower is required, pursuant to the lease, to begin construction of the Marshalls store before February 1, 2015 and complete the construction before February 1, 2016. The ground lease tenants, which own their own improvements constructed on land owned by the El Con Center Borrower, include Target, Home Depot, Wal-Mart, Cheddar’s (lease commencing November 1, 2014) and In-N-Out Burger. In addition to Target, Home Depot and the Wal-Mart Supercenter, the El Con Center Property is anchored by a JC Penney and a Burlington Coat Factory store. The El Con Center Property also contains a 20 screen Century Theater.

The El Con Center Property was originally constructed in 1961 as an indoor regional mall known as El Con Mall. In 1999 a conversion of the El Con Center Property began to its current form as an open-air power center. The JC Penney tenant remains as the sole original anchor store. The El Con Center property has 6,297 surface parking spaces.

Major Tenants.

JC Penney (220,424 SF, 26% of NRA, 5% of underwritten base rent). JC Penney Company, Inc. (“JC Penney”) leases 220,424 SF at the El Con Center Property. The lease began on September 4, 1971, was renewed effective September 1, 2011 until August 31, 2021, and has two remaining five-year lease extension options. The tenant has a lease termination option effective any date after September 1, 2021, with six months prior notice. JC Penney (NYSE: JCP) currently operates approximately 1,100 stores in the United States. JC Penney subleases an approximately 11,592 SF pad building to the Firestone Tire & Rubber Company at the El Con Center Property.

Target (132,673 SF, 15% of NRA, 8% of underwritten base rent). Target Corporation (“Target”) leases land at the El Con Center Property upon which it operates a 132,673 SF store, including an 8,639 SF garden center. The lease began on March 3, 2003 and has a current expiration date of January 1, 2023, with four 10-year lease extension options. Target (NYSE: TGT) currently operates approximately 1,778 stores in the United States and Canada.

Home Depot (123,280 SF, 14% of NRA, 11% of underwritten base rent). Home Depot, U.S.A., Inc. (“Home Depot”) leases land at the El Con Center Property upon which it operates a 123,280 SF store, including a 17,700 SF garden center. The lease began on October 6, 2000 and has a current expiration date of June 30, 2026, with three 10-year lease renewal options. Home Depot (NYSE: HD) currently operates more than 2,200 stores in the United States, certain U.S. territories, Canada and Mexico.

Wal-Mart Supercenter (108,120 SF, 13% of NRA, 8% of underwritten base rent). Wal-Mart Stores, Inc. (“Wal-Mart”) leases land at the El Con Center Property upon which it operates a 108,120 SF store. The lease began on September 1, 2013 and has a current expiration date of September 30, 2033, with 15 five-year lease renewal options. Wal-Mart (NYSE: WMT) currently operates 10,994 stores under 71 banners in 27 countries.

Century Theaters (71,698 SF, 8% of NRA, 16% of underwritten base rent). Century Theaters, Inc. (“Century Theaters”) leases 71,698 SF at the El Con Center Property in which it operates a 20-screen movie theater. The lease began on June 30, 1999 and has a current expiration date of June 30, 2019, with four five-year lease renewal options. Century Theaters was acquired by Cinemark Holdings, Inc. (“Cinemark”) (NYSE: CNK) in October 2006. Cinemark operated 486 theaters with 5,595 screens in 40 U.S. states, Brazil, Argentina and 11 other Latin American countries as of March 31, 2014.

Burlington Coat Factory (65,000 SF, 8% of NRA, 7% of underwritten base rent). Burlington Coat Factory of Arizona, LLC (“Burlington Coat Factory”) leases 65,000 SF at the El Con Center Property. The lease began on May 1, 2010 and has a current expiration date of April 30, 2020, with four five-year lease renewal options. Burlington Coat Factory is owned by Burlington Stores, Inc. (NYSE: BURL), which operates more than 500 off price stores in the U.S. and Puerto Rico.

Ross Dress For Less (30,186 SF, 3% of NRA, 7% of underwritten base rent). Ross Dress For Less, Inc. (“Ross Dress for Less”) leases 30,186 SF at the El Con Center Property. The lease began on December 3, 2007 and has a current expiration date of January 31, 2018, with four five-year lease renewal options. Ross Dress for Less (NASDAQ: ROST), as of its fiscal year end 2013, operated 1,146 stores in 33 states, the District of Columbia and Guam.

Marshalls (25,000 SF, 3% of NRA, 5% of underwritten base rent). Marshalls of MA, Inc. (“Marshalls”) leases 25,000 SF of not yet constructed space at the El Con Center Property. The lease will begin on a to-be-determined date after completion of construction of the Marshalls store and certain other conditions are met. The lease will not begin prior to September 29, 2015. The initial term will be 10 years plus a fraction of the month commencing on the lease commencement date with four five-year lease renewal options. The tenant may terminate the lease if the Marshalls store construction does not begin before February 1, 2015 or if the Marshalls store construction is not complete before February 1, 2016. Marshalls is a division of the TJX Companies (NYSE: TJX), which operates more than 3,200 stores in six countries.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	El Con Center

The following table presents a summary regarding anchor and major tenants at the El Con Center Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent		% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2013 Sales PSF/Screen
Anchor/Major Tenants
JC Penney	CCC/Caa1/CCC+	220,424	26%	$298,224		5%	$1.35	8/31/2021	$57	(3)
Target	A-/A2/A	132,673	15%	$500,000	(2)	8%	$3.77	1/31/2023	N/A
Home Depot	A-/A2/A	123,280	14%	$665,496		11%	$5.40	6/30/2026	N/A
Wal-Mart	AA/Aa2/AA	108,120	13%	$495,000		8%	$4.58	9/30/2033	N/A
Century Theaters	NR/B2/BB-	71,698	8%	$1,003,776		16%	$14.00	6/30/2019	$463,288
Burlington Coat Factory	NR/B2/B	65,000	8%	$438,756		7%	$6.75	4/30/2020	$175
Ross Dress For Less	NR/NR/A-	30,186	3%	$452,796		7%	$15.00	1/31/2018	N/A
Marshalls(4)	NR/A3/A+	25,000	3%	$337,500		5%	$13.50	8/31/2024	N/A
Subtotal/Wtd. Avg.		776,381	90%	$4,191,548		68%	$5.40

Other Tenants		86,132	10%	$1,966,219		32%	$22.83
Vacant Space		0	0%	$0		0%	$0.00

Total/Wtd. Avg.		862,513	100%	$6,157,767		100%	$7.14

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	The Annual UW Rent for Target reflects a rent step effective February 1, 2018. The current annual base rent paid by Target is $200,000.

(3)
JC Penney reports its annual sales on a TTM period ending 8/31. The tenant includes subtenant sales (Firestone) in its sales report. For the TTM period ending 8/31/2013, those subtenant sales totaled $694,432. The JC Penney sales without the subtenant sales were $11,961,509, or approximately $54 PSF of JC Penney space.

(4)
The Marshalls lease is executed and, pursuant to that lease, the El Con Center Borrower is required to begin construction of the approximately 25,000 SF Marshalls store before February 1, 2015 and complete the Marshall store before February 1, 2016. The tenant is not yet in occupancy.

The following table presents certain information relating to the lease rollover at the El Con Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2014	0	0	$0.00	0%	0%	$0	0%	0%
2015	1	1,200	$30.50	0%	0%	$36,600	1%	1%
2016	2	4,883	$35.77	1%	1%	$174,684	3%	3%
2017	2	4,077	$38.56	0%	1%	$157,200	3%	6%
2018	2	33,183	$16.54	4%	5%	$548,700	9%	15%
2019	1	71,698	$14.00	8%	13%	$1,003,776	16%	31%
2020	1	65,000	$6.75	8%	21%	$438,756	7%	38%
2021	2	225,570	$1.95	26%	47%	$439,739	7%	45%
2022	1	12,007	$17.00	1%	48%	$204,120	3%	49%
2023	3	167,078	$6.50	19%	68%	$1,086,604	18%	66%
2024	4	39,616	$17.18	5%	72%	$680,748	11%	77%
2025	1	2,301	$41.00	0%	73%	$94,344	2%	79%
2026	2	127,780	$6.24	15%	87%	$797,496	13%	92%
2027 & Beyond	1	108,120	$4.58	13%	100%	$495,000	8%	100%
Vacant	0	0	$0.00	0%	100%	$0	0%	100%
Total/Wtd. Avg.	23	862,513	$7.14	100%		$6,157,767	100%

(1)	Certain tenants have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

(2)	The above chart includes the prospective Marshall lease for 25,000 SF with a currently estimated lease expiration date of August 31, 2024.

The Market.  The El Con Center Property is located in the Central retail submarket of Tucson, Pima County, Arizona, approximately three miles east of downtown Tucson and approximately five miles north of the Tucson International Airport. As of December 31, 2013, the overall Tucson retail space was 9.7% vacant with an average asking rent of $16.79 PSF for in-line space. The Central submarket was 7.8% vacant with an average in-line asking rental rate of $15.37 PSF. Estimated 2014 population and average household income within a 5 mile radius are 283,560 people and $42,482, respectively. Within a one-mile radius of the El Con Center Property, estimated 2014 population and average annual household income are 9,370 people and $55,268, respectively.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	El Con Center

The following table presents three directly competitive centers to the El Con Center Property:

Competitive Property Summary
Property	Center Type	Year Built	Year Renovated/ Expanded	Total GLA (SF)	Anchor Tenants	Occupancy	Proximity
El Con Center (subject property) 3601 East Broadway Blvd. Tucson, AZ	Power Center	1961	2005-2013	862,513	JC Penney, Century Theaters, Burlington Coat Factory, Ross Dress for Less, Target, Home Depot, Wal-Mart	100%	N/A
Park Place 5870 E. Broadway Blvd. Tucson, AZ	Super-Regional Center	1974	2001	1,059,485	Dillard’s, Macy’s, Sears, Century Theater	99%	3.0 miles east
Tucson Mall 4500 N. Oracle Rd. Tucson, AZ	Super-Regional Center	1982	2009/2009	1,290,000	Dillard’s, Macy’s, Sears, JC Penney, Forever 21	98%	5.0 miles northwest
Tucson Spectrum SWC I-19 & Irvington Blvd. Tucson, AZ	Power Center	2008	N/A	938,000	JC Penney, Harkins Theater, Food City, Sports Authority, Target, Home Depot	99%	5.0 miles southwest
Average:				1,045,633		99%

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the El Con Center Property:

Cash Flow Analysis
	2009	2010	2011	2012	2013	UW	UW PSF
Base Rent(1)	$0	$0	$4,515,463	$4,659,128	$5,038,084	$6,157,767	$7.14
Total Recoveries(2)	$0	$0	$1,434,570	$1,582,441	$1,662,802	$2,152,692	$2.50
Other Income(3)	$0	$0	$192,848	$83,925	($11,824)	$7,200	$0.01
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	($307,888)	($0.36)
Effective Gross Income	$0	$0	$6,142,881	$6,325,494	$6,689,062	$8,009,771	$9.29
Total Operating Expenses	$0	$0	$2,614,641	$2,164,605	$2,218,469	$2,595,998	$3.01
Net Operating Income	$0	$0	$3,528,240	$4,160,889	$4,470,593	$5,413,773	$6.28
Capital Expenditures	$0	$0	$0	$0	$0	$53,473	$0.06
TI/LC	$0	$0	$0	$0	$0	$250,129	$0.29
Net Cash Flow	$0	$0	$3,528,240	$4,160,889	$4,470,593	$5,110,171	$5.92
Occupancy %(4)	N/A	N/A	N/A	N/A	N/A	95.0%
NOI DSCR	N/A	N/A	1.32x	1.55x	1.67x	2.02x
NCF DSCR	N/A	N/A	1.32x	1.55x	1.67x	1.91x
NOI Debt Yield	N/A	N/A	5.7%	6.8%	7.3%	8.8%
NCF Debt Yield	N/A	N/A	5.7%	6.8%	7.3%	8.3%

(1)
Historical Base Rent is net of vacancy. Underwritten Base Rent includes $337,500 of annual rent associated with the prospective Marshalls tenant. The Marshalls lease for a to-be-built 25,000 SF store at the El Con Center Property is fully executed, and the El Con Center Borrower is required under the terms of the lease to begin construction of the Marshalls store prior to February 1, 2015 and to complete construction of the Marshalls store prior to February 1, 2016. Underwritten Base Rent also includes $304,500 of annual rent associated with two new tenants, Cheddar’s and Mattress Firm, which tenants are scheduled to begin paying rent on January 1, 2015 and November 1, 2014, respectively. Underwritten Base Rent also includes certain contractual rent steps totaling $374,040 per year associated with three tenants. The largest underwritten rent step is associated with the Target tenant which base rent steps from $200,000 per annum to $500,000 per annum effective February 1, 2018. The underwritten Base Rent of $3.77 PSF is less than the appraiser’s market estimate of $4.50 PSF. The rent steps for the other two tenants, totaling $74,040 per annum, became effective July 1, 2014. The underwritten Base Rent includes several “mark to market” reductions totaling approximately $51,350 per annum.

(2)
Underwritten Total Recoveries includes additional recoveries associated with the prospective Marshalls lease detailed above and the new Cheddar’s and Mattress Firm tenants. Underwritten Total Operating Expenses include additional expenses associated with the new tenant spaces.

(3)
Historical Other Income represents JC Penney percentage rent. A nominal amount of other income, based on a borrower budget, is underwritten. The 2013 amount includes an $11,000 annual repair allowance afforded to the JC Penney tenant.

(4)
2011, 2012 and 2013 occupancy percentages are not available because there was significant new construction at the property during those years. The Wal-Mart Supercenter, PetSmart, and Shoe Carnival tenant spaces were constructed during those two years, in addition to several outparcels and certain in-line space. In addition, previously existing food court space was demolished during that two year period.

Escrows and Reserves. During a Cash Sweep Period (as defined below), the El Con Center Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless the El Con Center Borrower maintains insurance under an acceptable blanket insurance policy). During a Cash Sweep Period, the El Con Center Borrower is also required to make monthly deposits of $53,473 for replacement reserves (which amount may be increased by lender if lender determines that an increase is reasonably necessary to maintain proper operation of the El Con Center Property) and $250,110 for TI/LC reserves.

Lockbox and Cash Management. A springing hard lockbox applies with respect to the El Con Center Mortgage Loan (i.e., upon the occurrence and during the continuance of a Cash Sweep Period for the El Con Center Mortgage Loan, the El Con Center Borrower has agreed to establish a hard lockbox). The El Con Center Mortgage Loan has springing cash management. Provided a Cash Sweep Period has not occurred and is not continuing, the El Con Center Mortgage Loan does not have a lockbox or cash management. Upon the occurrence and during the continuance of a Cash Sweep Period for the El Con Center Mortgage Loan, a lockbox will be established and funds in the lockbox account will be applied on each monthly payment date to pay debt service on the El Con Center Mortgage Loan, to fund the required reserves deposits as described above under “Escrows and

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	El Con Center

Reserves,” to disburse, provided no event of default has occurred, to the El Con Center Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by lender, together with other amounts incurred by the El Con Center Borrower in connection with the operation and maintenance of the El Con Center Property approved by lender, and to remit the remainder to an account to be held by the mortgagee as additional security for the El Con Center Mortgage Loan.

A “Cash Sweep Period” will (i) commence upon the occurrence of an event of default and continue until no event of default exists and (ii) commence upon the debt service coverage ratio falling below 1.10x for the trailing 12 months using a thirty year amortization loan constant and continue until either (x) the debt service coverage ratio has been at least 1.15x for the immediately preceding 12 consecutive calendar months using a thirty year amortization loan constant or (y) the El Con Center Borrower enters into a Master Lease (as defined below) (except such Master Lease may be terminated by the El Con Center Borrower upon thirty days prior written notice to lender in the event, without giving effect to the Master Lease, clause (ii)(x) above occurs).

A “Master Lease” is a lease agreement between the El Con Center Borrower, as landlord, and E. Stanley Kroenke, as tenant, that (a) is for a term of five years or more and otherwise on market terms and conditions for properties substantially similar to the El Con Center Property and reasonably acceptable to lender and (b) covers a sufficient amount of rentable SF such that when the rent under such lease is combined with the rent payable under all other leases at the El Con Center Property, the debt service coverage ratio is 1.25x using a thirty year amortization loan constant.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance.  Generally, the El Con Center Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of full replacement costs and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the El Con Center Borrower is required to maintain, and lender will accept, terrorism insurance that covers “covered acts” (as defined by such statute or other program) as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Aspen Heights - Statesboro

Mortgage Loan No. 4 – Aspen Heights - Statesboro

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Aspen Heights - Statesboro

Mortgage Loan No. 4 – Aspen Heights - Statesboro

CHATTANOOGA
CHARLOTTE
Dalton
Spartanburg
Greenville
Rock Hill
Clemson
Anderson
Rome
Greenwood
Roswell
Athens
Sumter
Decatur
COLUMBIA
ATLANTA
Augusta
Orangeburg
AUGUSTA
LaGrange
SOUTH CAROLINA
Milledgeville
AL
Auburn
MACON
Jeffersonville
COLUMBUS
Dublin
Statesboro
Beaufort
GEORGIA
Vidalia
Americus
Cordele
Hinesville
SAVANNAH
Eufaula
Albany
Douglas
Tifton
Waycross
Moultrie
St. Simons
Dothan
Bainbridge
Thomasville
Valdosta
Kingsland
St. Marys
FLORIDA
TALLAHASSEE
JACKSONVILLE
301
Lakeview Rd
Statesboro Municipal Airport
N. Main St
E. Parrish St
25
301
80
Northside Dr E
E. Main St
24
Mill Creek Park
Luetta Moore Park
Averitt Center for the Arts
Westside Rd
E. Main St
24
Pulaski Rd
City Hall
Veterans Memorial Pkwy
W. Jones Ave
80
STATESBORO
Memorial Park
Statesboro Mall
BULLOCH COUNTY
Fair Rd
Northside Dr E
Forest Heights Country Club
Clements Stadium
Statesboro Crossing
301
Georgia Southern University
80
Veterans Memorial Pkwy
67
Cypress Lake Rd
Performing Arts Center
MC Anderson Sports Complex
Rushing Rd
East Georgia Regional Medical Ctr.
Allen E. Paulson Stadium
Old Register Rd
The Clubhouse
Burkhalter Rd
Aspen Heights-Statesboro
17358 Highway 67
Statesboro, GA 30458
Ogeechee Technical College
25
Langston Chapel Rd
301
Fair Rd
Burkhalter Rd
Harville Rd
67
Southern Links Golf Club
Savannah 50 miles

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Aspen Heights - Statesboro

Mortgage Loan No. 4 – Aspen Heights - Statesboro

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Original Balance:	$49,300,000			Location:	Statesboro, GA 30458
Cut-off Date Balance:	$49,300,000			General Property Type:	Multifamily
% of Initial Pool Balance:	4.8%			Detailed Property Type:	Student Housing
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	BRG Partners, LP			Year Built/Renovated:	2013/N/A
Mortgage Rate:	5.070%			Size:	339 Units
Note Date:	1/8/2014			Cut-off Date Balance per Unit:	$145,428
First Payment Date:	3/1/2014			Maturity Date Balance per Unit:	$134,452
Maturity Date:	2/1/2024			Property Manager:	Breckenridge Property Management (2013), LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$4,011,779
Seasoning:	6 months			UW NOI Debt Yield:	8.1%
Prepayment Provisions:	LO (30); YM1 (86); O (4)			UW NOI Debt Yield at Maturity:	8.8%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	1.22x
Additional Debt Type:	N/A			Most Recent NOI(2):	$4,203,027 (5/31/2014 T-10 Ann.)
Additional Debt Balance:	N/A			2nd Most Recent NOI(3):	N/A
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI(3):	N/A
Reserves(1)				Occupancy Rate(4):	89.4% (6/23/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	N/A
RE Tax:	$0	$37,226	N/A	3rd Most Recent Occupancy(3):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$69,100,000 (11/11/2013)
Recurring Replacements:	$0	$8,475	N/A	Cut-off Date LTV Ratio:	71.3%
				Maturity Date LTV Ratio:	66.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$49,300,000	100.0%	Loan Payoff:	$36,244,521	73.5%
			Closing Costs:	$470,616	1.0%
			Other Costs:	$3,333,569	6.8%
			Return of Equity:	$9,251,294	18.8%
Total Sources:	$49,300,000	100.0%	Total Uses:	$49,300,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)
The Aspen Heights - Statesboro Property opened in August 2013; therefore, only ten months of operating history is available. These ten months of operating history were annualized by the lender for presentation herein.

(3)	The Aspen Heights - Statesboro Property is newly constructed. Most historical financials and occupancy rates are not available.
(4)	According to a July 14, 2014 market survey provided by the Aspen Heights - Statesboro Borrower, the Aspen Heights - Statesboro Property is approximately 94% pre-leased for the fall of 2014.

The Mortgage Loan. The fourth largest mortgage loan (the “Aspen Heights - Statesboro Mortgage Loan”) is evidenced by a note in the original principal amount of $49,300,000 and is secured by a first priority fee mortgage encumbering a student housing property known as Aspen Heights - Statesboro located in Statesboro, Georgia (the “Aspen Heights - Statesboro Property”). The proceeds of the Aspen Heights - Statesboro Mortgage Loan were primarily used to refinance a previous construction loan of approximately $36,244,521. Total construction costs were certified by the related borrower as approximately $50,559,558 including approximately $3,784,205 of development and development fee expenses.

The Borrower and the Sponsor.  The borrower is Breckenridge Group Statesboro Georgia, LLC (the “Aspen Heights - Statesboro Borrower”), a single-purpose Delaware limited liability company with two independent directors. The Aspen Heights - Statesboro Borrower is majority indirectly owned by the Aspen Heights Fund (2013), LP, which is partially owned and controlled by BRG Partners, LP, which is majority owned by Greg Henry. Greg Henry is the nonrecourse carve-out guarantor. Greg Henry is the founder of Aspen Heights Management, an Austin, Texas-based student housing developer, which, since 2006, has developed 15 student housing projects totaling approximately 9,300 beds.

The Mortgaged Property. The Aspen Heights - Statesboro Property is comprised of a 339-unit student housing complex with 1,087 bedrooms in 209 predominately two-story buildings located in Statesboro, Georgia. The complex was constructed in 2013 and opened in August of that year. The Aspen Heights - Statesboro Property caters primarily to students attending Georgia Southern University and is located approximately 1.5 miles south of the university campus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Aspen Heights - Statesboro

Common amenities include a fitness center, a clubhouse, two resort-style swimming pools, two sports courts and gated access. The individual apartments contain full kitchens, clothes washers and dryers, a bathroom associated with each bedroom, and patios or balconies. Apartments may be rented unfurnished or furnished with an additional fee. There are 1,411 surface parking spaces.

Georgia Southern University is a public university founded in 1906. The university is part of the University System of Georgia and offers more than 130 degree programs through eight colleges. Fall 2013 enrollment was 20,517, up from approximately 17,764 in 2008. 2002 enrollment was approximately 15,704. In the past two years, the university has completed approximately $190 million of new construction and renovations.

The Market.  The Aspen Heights - Statesboro Property is located in Statesboro, Bulloch County, Georgia, approximately 1.5 miles south of the Georgia Southern University campus, and serves primarily as housing for university students.

Georgia Southern University has eight residence halls containing 5,012 beds. The appraiser notes three new off-campus housing developments that came on line in 2013, including the Aspen Heights - Statesboro Property, and one property expansion, totaling 2,604 new beds. The appraiser noted 19 off campus primarily student housing apartment complexes totaling 11,147 beds with an average occupancy of 84%. The six most competitive properties presented below, all in Statesboro, are between 62% and 92% occupied. The Copper Beach Townhomes occupancy rate reflects a recent expansion by 262 beds that were in the initial lease-up period as of the appraisal date.

Comparable Property Summary
Property	Location	Year Built	Occ.		No. of Units	No. of Bedrooms	Avg. Rent per Unit		Avg. Rent per Bed
111 South	111 Rucker Avenue Road	2013	92%		193	709	$1,652		$450
Monarch 301	719 S. Main Street #200	2013	88%		180	546	$1,725		$569
Forum at Statesboro	831 South Main Street	2012	87%		300	780	$1,246		$479
Copper Beach Townhomes	1401 Statesboro Place Circle	2007/2013	62%		328	1,016	$1,274		$411
The Islands Statesboro	104 Aruba Avenue	2009	86%		139	401	$1,391		$482
The Grove	1150 Brampton Avenue	2010	74%		216	536	$1,159		$467
Aspen Heights - Statesboro	17358 Highway 67	2013	89.4%	(1)	339	1,087	$1,737	(1)	$538	(1)

Source: Appraisal

(1)	Based on the borrower rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Aspen Heights - Statesboro Property:

Cash Flow Analysis(1)
	2010	2011	2012	5/31/2014 T-10 Ann.	UW	UW per Unit
Base Rent	$0	$0	$0	$7,074,340	$7,066,296	$20,845
Other Income	$0	$0	$0	$334,234	$334,234	$986
Discounts/Concessions	$0	$0	$0	$0	($20,242)	($60)
Less Vacancy	$0	$0	$0	($803,137)	($619,020)	($1,826)
Effective Gross Income	$0	$0	$0	$6,605,437	$6,761,268	$19,945
Total Operating Expenses	$0	$0	$0	$2,402,410	$2,749,489	$8,111
Net Operating Income	$0	$0	$0	$4,203,027	$4,011,779	$11,834
Capital Expenditures	$0	$0	$0	$0	$101,700	$300
Net Cash Flow	$0	$0	$0	$4,203,027	$3,910,079	$11,534
Occupancy %	N/A	N/A	N/A	89.4%	91.2%
NOI DSCR	N/A	N/A	N/A	1.31x	1.25x
NCF DSCR	N/A	N/A	N/A	1.31x	1.22x
NOI Debt Yield	N/A	N/A	N/A	8.5%	8.1%
NCF Debt Yield	N/A	N/A	N/A	8.5%	7.9%

(1)	The Aspen Heights - Statesboro Property was constructed in 2013 and opened in August of that year. Historical financials include the ten months of operations ending on May 31, 2014, annualized.

Escrows and Reserves. The Aspen Heights - Statesboro Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless the Aspen Heights - Statesboro Borrower maintains insurance under an acceptable blanket insurance policy). The Aspen Heights - Statesboro Borrower is also required to make monthly deposits of $8,475 for replacement reserves (which amount may be increased by lender if lender determines that an increase is reasonably necessary to maintain proper operation of the Aspen Heights - Statesboro Property).

Lockbox and Cash Management. A soft lockbox is in place with respect to the Aspen Heights - Statesboro Mortgage Loan (i.e. the Aspen Heights - Statesboro Borrower and/or the property manager collects all rents, revenues, charges and other consideration and deposits such amounts into the lockbox account). The Aspen Heights - Statesboro Mortgage Loan has springing cash management. Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Aspen Heights - Statesboro Borrower. During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date: (i) to pay debt service on the Aspen Heights - Statesboro Mortgage Loan; (ii) to fund the required reserves deposits as described above under “Escrows and Reserves”; (iii) to disburse, so long as no event of default has occurred and is continuing, to the Aspen Heights - Statesboro Borrower the amount of monthly operating expenses not otherwise paid or reserved for in the required reserves and referenced in an annual budget approved by lender, together with other amounts incurred by the Aspen Heights - Statesboro Borrower in connection with the operation and maintenance of the Aspen Heights - Statesboro Property approved by lender; and (iv) to remit the remainder to an account to be held by the lender as additional security for the Aspen Heights - Statesboro Mortgage Loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Aspen Heights - Statesboro

A “Cash Sweep Period” will (i) commence upon the occurrence of an event of default and continue until lender’s acceptance of the cure of such event of default and (ii) commence upon the debt service coverage ratio falling below 1.10x and continue until the debt service coverage ratio is equal to or greater than 1.10x for the immediately preceding six consecutive calendar months.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Mezzanine Loan and Preferred Equity.  Solely in connection with a sale of the Aspen Heights - Statesboro Property and corresponding assumption of the Aspen Heights - Statesboro Mortgage Loan and commencing 90 days after the closing of the securitization of the Aspen Heights - Statesboro Mortgage Loan, mezzanine financing is permitted, subject to approval by the rating agencies and various other conditions, including: (i) no event of default exists, (ii) the mezzanine lender is an institutional lender acceptable to lender and lender approves of the material terms of the mezzanine loan and the terms and provisions of the mezzanine loan documents, (iii) the amount of the mezzanine loan will not result in an aggregate loan-to-value ratio greater than 80% (based upon a new or updated appraisal acceptable to lender) or an aggregate debt service coverage ratio less than 1.25x, (iv) the collateral for the mezzanine loan is a pledge of the ownership interests in the Aspen Heights - Statesboro Borrower and (v) the mezzanine lender and lender enter into an intercreditor agreement acceptable to the lender and rating agencies.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the Aspen Heights - Statesboro Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event in an amount more than the sum of 100% of full replacement costs and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Aspen Heights - Statesboro Borrower is required to maintain, and lender will accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	San Isidro Plaza I & II

Mortgage Loan No. 5 – San Isidro Plaza I & II

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	San Isidro Plaza I & II

Mortgage Loan No. 5 – San Isidro Plaza I & II

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	San Isidro Plaza I & II

Mortgage Loan No. 5 – San Isidro Plaza I & II

San Isidro Plaza I & II
3210 Zafarano Drive
Santa Fe, NM 87507
SANTA FE
Santa Fe Plaza
Agua Fria
La Cienega
SANTA FE COUNTY
The Club at Las Campanas
Camino La Tierra
Veterans' Memorial Hwy
Caja Del Oro Grant Rd
N. St. Francis Dr
Frank S. Ortiz Park
De Vargas Center
Paseo De Peralta
Fort Marcy Magers Field Park
Palace of the Governors
Loretto Chapel
Santa Fe Depot
State Capitol
Canyon Road Art Galleries
W. Alameda St
Agua Fria St
Cerrillos Road
South Capitol
Galisteo St
Old Pecos Trail
Rail Runner
Santa Fe River
Agua Fria Community Park
Siler Rd
S. St. Francis Dr
Christus St. Vincent Reg. Medical Center
St. Michaels Dr
Santa Fe University of Art and Design
Siringo Rd
Calle Alvarado Park
Agua Fria Rd
Las Acequias Park
Rufina St
Martinez Park
W. Zia Rd
Zia Rd (future)
Ragle Park
Rodeo Rd
Airport Rd
Cerrillos Rd
Santa Fe Place
Villa Linda Park
Richards Ave
Santa Fe Country Club
Jaguar Dr
Governor Miles Rd
Santa Fe Municipal Airport
Canam Hwy
Fashion Outlets of Santa Fe
Santa Fe Community College
Rancho Viejo Blvd
Downs At Santa Fe
Santa Fe County/ NM 599
Albuquerque 50 miles
84
285
599
466
14
284
300
25
Durango
COLORADO
Trinidad
Raton
Farmington
Bloomfield
OK
Taos
Espanola
Los Alamos
Santa Fe
Las Vegas
Gallup
Rio Rancho
Grants
Tucumcari
ALBUQUERQUE
Los Lunas
AZ
NEW MEXICO
Clovis
Portales
Roswell
Silver City
Alamogordo
Artesia
Lovington
Hobbs
Las Cruces
Carlsbad
Deming
Chaparral
EL PASO
TEXAS
CIUDAD JUAREZ
MEXICO

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	San Isidro Plaza I & II

Mortgage Loan No. 5 – San Isidro Plaza I & II

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Original Balance:	$43,600,000			Location:	Santa Fe, NM 87507
Cut-off Date Balance:	$43,600,000			General Property Type:	Retail
% of Initial Pool Balance:	4.2%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee/Leasehold
Sponsor:	Jeffrey P. Branch			Year Built/Renovated:	2004-2007/N/A
Mortgage Rate:	4.7387156%			Size:	283,885 SF
Note Date:	6/18/2014			Cut-off Date Balance per Unit:	$154
First Payment Date:	8/1/2014			Maturity Date Balance per Unit:	$145
Maturity Date:	7/1/2021			Property Manager:	Columbus Capital, LLC
Original Term to Maturity:	84 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI:	$3,839,499
Seasoning:	1 month			UW NOI Debt Yield:	8.8%
Prepayment Provisions:	LO (24); YM1 (56); O (4)			UW NOI Debt Yield at Maturity:	9.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.35x
Additional Debt Type:	Mezzanine			Most Recent NOI:	$3,440,402 (3/31/2014 TTM)
Additional Debt Balance:	$5,000,000			2nd Most Recent NOI:	$3,473,994 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,274,049 (12/31/2012)
Reserves(1)				Occupancy Rate:	98.3% (5/1/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.3% (12/31/2013)
RE Tax:	$115,579	$19,263	N/A	3rd Most Recent Occupancy:	94.9% (12/31/2012)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$60,500,000 (4/26/2014)
Recurring Replacements:	$0	$1,686	N/A	Cut-off Date LTV Ratio:	72.1%
TI/LC:	$0	$4,167	$250,000	Maturity Date LTV Ratio:	68.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$43,600,000	89.7%	Loan Payoff:	$47,646,431	98.0%
Mezzanine Loan:	$5,000,000	10.3%	Closing Costs:	$636,492	1.3%
			RE Tax Escrow:	$115,579	0.2%
			Return of Equity:	$201,498	0.4%
Total Sources:	$48,600,000	100.0%	Total Uses:	48,600,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan.  The fifth largest mortgage loan (the “San Isidro Plaza I & II Mortgage Loan”) is evidenced by a promissory note in the principal amount of $43,600,000, secured by a first priority fee and leasehold mortgage encumbering an anchored retail center known as the San Isidro Plaza I & II, located in Santa Fe, New Mexico (the “San Isidro Plaza I & II Property”). The proceeds of the San Isidro Plaza I & II Mortgage Loan were primarily used to refinance two previous construction loans totaling approximately $47,646,431 secured by the San Isidro Plaza I & II Property. Total construction costs were certified by the San Isidro Plaza I & II Borrower as approximately $51,693,004.

The Borrower and the Sponsor.  The borrower is San Isidro Plaza, LLC (the “San Isidro Plaza I & II Borrower”), a single-purpose Delaware limited liability company with two independent directors. The San Isidro Plaza I & II Borrower is controlled and indirectly majority owned by Jeffrey P. Branch, the sponsor and nonrecourse carve-out guarantor, and his spouse, Michelle M. Branch.

Jeffrey P. Branch owns and operates Columbus Capital Corporation and Branch Design & Development, two Santa Fe-based real estate development and management companies.

The Mortgaged Property.  The San Isidro Plaza I & II Property consists of 283,885 SF of anchor, in-line and pad space within 12 one-story buildings. The property size includes 149,000 SF occupied by a Lowe’s home improvement store. The Lowe’s tenant owns its improvements constructed on land owned by the San Isidro Plaza I & II Borrower. In addition to Lowe’s, the San Isidro Plaza I & II Property is anchored by a Sprouts grocery store. The San Isidro Plaza I & II Property also contains a 14 screen Regal Cinemas Theater.

The San Isidro Plaza I & II Property is considered a power center and was constructed in two phases between 2004 and 2007 on a 31.7 acre site, including approximately 4.1 acres which are leased by the San Isidro Plaza I & II Borrower and owned in fee by four third-party land owners. These four leasehold parcels are subject to unsubordinated ground leases with initial 25 year lease terms and ten five-year automatic lease renewal options expiring in 2081. Each ground lease contains contractual rent steps effective each fifth year of the initial lease term, and each lease renewal option contains a 10% rent step over the immediately prior ground rent amount.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	San Isidro Plaza I & II

The San Isidro Plaza I & II property has approximately 1,394 surface and garage parking spaces. There is a condominium structure in place affecting the top level of a two-story parking structure at the San Isidro Plaza I & II Property. The Regal Cinemas Theater tenant may expand onto the structure potentially eliminating approximately 111 parking spaces. This potential expansion will not become collateral for the San Isidro Plaza I & II Mortgage Loan.

Major Tenants.

Lowe’s (149,000 SF, 52% of NRA, 25% of underwritten base rent). Lowe’s Home Centers, Inc. (“Lowe’s”) leases land at the San Isidro Plaza I & II Property, upon which the tenant owns and operates a 149,000 SF store. The lease began on June 20, 2006, has a current expiration date of June 19, 2026, and has six remaining five-year lease extension options. The tenant has the right to expand its store at its own expense within a defined building area. Lowe’s (NYSE: LOW) currently operates more than 1,830 home improvement and hardware stores in the United States, Canada and Mexico.

Regal Cinemas (49,208 SF, 17% of NRA, 29% of underwritten base rent). Regal Cinemas, Inc. (“Regal”) leases 49,208 SF at the San Isidro Plaza I & II Property, in which it operates a 14 screen movie theater. The lease began on April 1, 2007 and has a current expiration date of April 19, 2022, with five five-year lease extension options. Regal is a subsidiary of the Regal Entertainment Group (NYSE: RGC), which currently operates approximately 7,349 movie screens in 574 theaters in 42 states, Washington D.C. and certain other U.S. territories.

Sprouts (26,000 SF, 9% of NRA, 10% of underwritten base rent). Newflower Market, Inc., (“Newflower”), a subsidiary of Sprouts Farmers Market, Inc. (“Sprouts”) leases 26,000 SF at the San Isidro Plaza I & II Property in which it operates a Sprouts Farmers Market grocery store. The lease began on November 1, 2009 and has a current expiration date of October 31, 2024, with three five-year lease renewal options. The tenant has a lease termination option with 270 days’ notice after the 10th full lease year if sales at the tenant store do not exceed $20,000,000 during the 10th lease year. Sprouts (NASDAQ: SFM) currently operates more than 175 stores in ten states.

The following table presents a summary regarding anchor and major tenants at the San Isidro Plaza I & II Property.

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	2013 Sales PSF/Screen
Anchor/Major Tenants
Lowe’s	NR/A3/A-	149,000	52%	$1,066,071	25%	$7.15	6/19/2026	N/A
Regal Cinemas	BB/B2/B+	49,208	17%	$1,265,000	29%	$25.71	4/19/2022	$487,484
Sprouts	NR/Ba3/BB-	26,000	9%	$440,436	10%	$16.94	10/31/2024	$517
Subtotal/Wtd. Avg.		224,208	79%	$2,771,507	64%	$12.36

Other Tenants		54,891	19%	$1,579,023	36%	$28.77
Vacant Space		4,786	2%	$0	0%	$0.00
Totals		283,885	100%	$4,350,530	100%	$15.59

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover at the San Isidro Plaza I & II Property.

Lease Rollover Schedule
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(1)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2014	0	0	$0.00	0%	0%	$0	0%	0%
2015	5	7,206	$25.27	3%	3%	$182,061	4%	4%
2016	8	10,572	$24.54	4%	6%	$259,437	6%	10%
2017	4	5,240	$24.10	2%	8%	$126,305	3%	13%
2018	5	15,070	$30.63	5%	13%	$461,558	11%	24%
2019	4	13,342	$26.71	5%	18%	$356,349	8%	32%
2020	0	0	$0.00	0%	18%	$0	0%	32%
2021	1	1,461	$33.00	1%	19%	$48,213	1%	33%
2022	1	49,208	$25.71	17%	36%	$1,265,000	29%	62%
2023	0	0	$0.00	0%	36%	$0	0%	62%
2024	1	26,000	$16.94	9%	45%	$440,436	10%	72%
2025	0	0	$0.00	0%	45%	$0	0%	72%
2026	1	149,000	$7.15	52%	98%	$1,066,071	25%	97%
2027 & Beyond	1	2,000	$72.55	1%	98%	$145,100	3%	100%
Vacant	0	4,786	$0.00	2%	100%	$0	0%	100%
Total/Wtd. Avg.	31	283,885	$15.59	100%		$4,350,530	100%

(1)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	San Isidro Plaza I & II

The Market.  The San Isidro Plaza I & II Property is located in Santa Fe, Santa Fe County, New Mexico, approximately five miles southwest of the CBD, within the San Isidro master planned development. The San Isidro Plaza I & II Property is located across Cerrillos Blvd. from Santa Fe Place, a regional mall anchored by Dillard’s, Sears, JC Penney and a Sports Authority store. The Santa Fee retail market contains approximately 7.6 million SF of space and, as of March 31, 2014, had an average 91.3% occupancy rate and an average rent PSF of $16.38 PSF. Estimated current population within a three and five mile radius of the San Isidro Plaza I & II Property are 53,177 and 84,041 people, respectively. Estimated current average annual household income within a three and five mile radius is $59,467 and $65,239, respectively. The six most comparable properties are listed below.

Competitive Property Summary
Property	Center Type	Year Built	Occupancy	Total GLA (SF)	Anchor Tenants	Quoted Rental Rate PSF	Expense Basis	Typical Lease Term
De Vargas Center 564 North Guadalupe Street Santa Fe, NM	Power Center	1973	96%	344,650	Ross Dress For Less, Office Depot, Sunflower Market, Hastings, CVS, Regal Cinemas	$20.00	NNN	60 months
ABQ Uptown 2200-2260 Louisiana Blvd Albuquerque, NM	Lifestyle Center	2006	97%	212,283	Furniture City, J. Crew, Anthropologie, Pottery Barn, La Bella Spa & Salon	$30.00	NNN	60 months
Cottonwood Commons 3601 Old Airport Road Albuquerque, NM	Power Center	1990	67%(1)	191,571	Dicks’ Sporting Goods, Goardmans, Bed Bath & Beyond, Cost Plus World Market, Petco	$29.00	NNN	60 months
Southern & Unser Shops 1001-1121 Unser Boulevard SE Rio Rancho, NM	Power Center	2012	100%	138,189	Premier Cinemas, US Bank, Chili’s, Discount Tire Centers	$32.00	NNN	60 months
Plaza Santa Fe 3526-3550 Zafarano Blvd Santa Fe, NM	Power Center	2000	86%	196,974	Target, Albertson’s	$21.00	NNN	60 months
Plaza Santa Fe II 3501-3569 Zafarano Blvd Santa Fe, NM	Power Center	2000	87%	222,389	Best Buy, Ross Dress for Less, Staples, TJ Maxx	$25.00	NNN	60 months

Source: Appraisal

(1)	Cottonwood Commons recently lost a 50,872 SF furniture store tenant that closed for business.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the San Isidro Plaza I & II Property.

Cash Flow Analysis
	2010	2011	2012	2013	3/31/2014 TTM	UW	UW PSF
Base Rent(1)	$3,563,928	$3,735,613	$3,814,373	$3,969,877	$4,047,624	$4,470,181	$15.75
Total Recoveries	$737,789	$646,581	$461,481	$590,620	$542,199	$707,721	$2.49
Other Income	$75	$9,242	$8,195	$47,481	$46,793	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	($255,308)	($0.90)
Effective Gross Income	$4,301,792	$4,391,436	$4,284,049	$4,607,978	$4,636,616	$4,922,594	$17.34
Total Operating Expenses	$1,184,176	$1,173,410	$1,010,000	$1,133,984	$1,196,214	$1,083,095	$3.82
Net Operating Income	$3,117,616	$3,218,026	$3,274,049	$3,473,994	$3,440,402	$3,839,499	$13.52
Capital Expenditures	$0	$0	$0	$0	$0	$20,233	$0.07
TI/LC	$0	$0	$0	$0	$0	$136,265	$0.48
Net Cash Flow	$3,117,616	$3,218,026	$3,274,049	$3,473,994	$3,440,402	$3,683,001	$12.97
Occupancy %	N/A	93.3%	94.9%	98.3%	98.5%	95.1%
NOI DSCR	1.14x	1.18x	1.20x	1.27x	1.26x	1.41x
NCF DSCR	1.14x	1.18x	1.20x	1.27x	1.26x	1.35x
NOI Debt Yield	7.2%	7.4%	7.5%	8.0%	7.9%	8.8%
NCF Debt Yield	7.2%	7.4%	7.5%	8.0%	7.9%	8.4%

(1)
Historical Base Rent is net of vacancy. Underwritten base rent includes certain rent steps totaling approximately $21,876 that occur on or before March 31, 2015. Underwritten Base Rent also includes the average base rent for the Lowe’s tenant over the seven-year loan term. This resulted in approximately $71,071 of higher Underwritten Base Rent.

Escrows and Reserves.  The San Isidro Plaza I & II Borrower deposited $115,579 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly. The San Isidro Plaza I & II Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly (unless the San Isidro Plaza I & II Borrower maintains insurance under an acceptable blanket insurance policy). The San Isidro Plaza I & II Borrower is also required to make monthly deposits of $1,686 for replacement reserves (which amount may be increased by lender if lender determines that an increase is reasonably necessary to maintain proper operation of the San Isidro Plaza I & II Property). The San Isidro Plaza I & II Borrower is also required to make monthly deposits of $4,167 for TI/LC reserves, provided that such deposits are not required to the extent that the amount then on deposit in the TI/LC reserve exceeds $250,000.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	San Isidro Plaza I & II

Lockbox and Cash Management. A springing hard lockbox is in place with respect to the San Isidro Plaza I & II Mortgage Loan (i.e. upon the first occurrence of a Cash Sweep Period for the San Isidro Plaza I & II Mortgage Loan, the San Isidro Plaza I & II Borrower has agreed to establish a hard lockbox). The San Isidro Plaza I & II Mortgage Loan has springing cash management. Provided a Cash Sweep Period has not occurred, the San Isidro Plaza I & II Mortgage Loan does not have a lockbox or cash management. Upon the first occurrence of a Cash Sweep Period for the San Isidro Plaza I & II Mortgage Loan, funds in the lockbox account are applied on each monthly payment date: (i) to pay debt service on the San Isidro Plaza I & II Mortgage Loan; (ii) to fund the required reserves deposits as described above under “—Escrows and Reserves;” (iii) to disburse, provided no event of default has occurred, to the San Isidro Plaza I & II Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by lender, together with other amounts incurred by the San Isidro Plaza I & II Borrower in connection with the operation and maintenance of the San Isidro Plaza I & II Property approved by lender; and (iv) to remit the remainder either (x) during a Cash Sweep Period, to an account to be held by the mortgagee as additional security for the San Isidro Plaza I & II Mortgage Loan or (y) if a Cash Sweep Period is not in effect, to the collection account for the San Isidro Plaza I & II Mezzanine Loan to be applied in accordance with the cash management agreement for the San Isidro Plaza I & II Mezzanine Loan.

A “Cash Sweep Period” will:

(i)           commence upon the occurrence of an event of default and continue until the event of default is cured to the lender’s satisfaction; or

(ii)          commence upon the debt service coverage ratio (excluding scheduled principal and interest payments under the San Isidro Plaza I & II Mezzanine Loan) falling below 1.10x (disregarding any interest only period under the San Isidro Plaza I & II Mortgage Loan and assuming that constant principal and interest payments were due for the entirety of such period based upon the interest rate for the San Isidro Plaza I & II Mortgage Loan and a thirty year amortization schedule) and continue until the debt service coverage ratio (excluding scheduled principal and interest payments under the San Isidro Plaza I & II Mezzanine Loan) has been at least 1.10x for the immediately preceding six consecutive calendar months; or

(iii)         upon the date on which a Major Tenant (as defined below) either (x) becomes subject to a voluntary or involuntary bankruptcy or insolvency proceeding or (y) gives notice that it is not renewing its lease or (z) gives notice that it is ceasing operations at the San Isidro Plaza I & II Mortgaged Property or ceases operations without notice even though it is continuing to pay full unabated base rent and continue until either (a) in the case of clause (iii)(x), the lease with the affected Major Tenant has been reaffirmed by the debtor in possession or trustee in the bankruptcy proceeding or (b) in the case of clause (iii)(y), the applicable Major Tenant renews its lease (notwithstanding the prior notice of non-renewal) on terms and conditions approved by lender in its sole discretion, has been reasonably approved by lender, has taken occupancy of the applicable space and is operating its business therein and paying full unabated base monthly rent or (c) in the case of clause (iii)(z), the Major Tenant (or a replacement tenant reasonably approved by lender) has occupied the applicable space, is operating its business under a lease entered into on terms and conditions approved by lender in its sole discretion, has taken occupancy of the applicable space and is paying full unabated base monthly rent.

A “Major Tenant” is a tenant under (x) any lease which individually or when aggregated with all other leases at the San Isidro Plaza I & II Property with the same tenant or its affiliate either accounts for 10% or more of the aggregate total rental income of the San Isidro Plaza I & II Mortgaged Property or demises 10,000 SF or more of the gross leasable area of the San Isidro Plaza I & II Property, (y) any lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the San Isidro Plaza I & II Property or (z) any instrument guaranteeing or providing credit support for any lease referred to in clause (x) or (y) of this definition.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Mezzanine Loan and Preferred Equity.  The “San Isidro Plaza I & II Mezzanine Loan” refers to a loan in the principal amount of $5,000,000 made by Morgan Stanley Bank, N.A. to San Isidro Plaza I & II, LLC (the “San Isidro Plaza I & II Mezzanine Borrower”), secured by 100% of the direct or indirect equity interest in the San Isidro Plaza I & II Borrower and put in place simultaneous with the origination of the San Isidro Plaza I & II Mortgage Loan. It is expected that the San Isidro Plaza I & II Mezzanine Loan will be placed with a third-party lender at a future date.

Release of Property. Not permitted.

Terrorism Insurance. Generally, the San Isidro Plaza I & II Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of full replacement costs and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the San Isidro Plaza I & II Borrower is required to maintain, and the lender will accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee

Mortgage Loan No. 6 – Courtyard King Kamehameha’s Kona
Beach Hotel Leased Fee

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee

Mortgage Loan No. 6 – Courtyard King Kamehameha’s Kona
Beach Hotel Leased Fee

Courtyard King Kamehameha's Kona Beach Hotel Leased Fee
75-5660 Palani Road
Kailua-Kona, HI 96740
Kona Intl. Airport 3 miles
Hilo 70 miles
Hina Lani St
Kohanaiki Golf & Ocean Club
Kaloko-Honokohau National Historic Park
Honokohau Marina
Noio Point
Kaiwi Point
Keahuolu Point
Queen Kaahumanu Hwy
Ane Keohokalole Hwy
Mamalahoa Hwy
Kona Beach
Kona Commons
KAILUA-KONA
Old Kona Airport State Recr. Area
Kona Coast Shopping Center
Kona Seaside Hotel
Kailua Bay
Kona Inn Shopping Village
University of the Nations-Kona Campus
Royal Kona Resort
Kuakini Hwy
Island of Hawaii
HAWAII COUNTY
Kahului Bay
Wyndham Kona Hawaiian Resort
Pacific Ocean
Alii Dr
Holualoa
Holualoa Bay
Keolonahihi State Park
Kona Magic Sands
Kahaluu Bay
Kahaluu-Keauhou
Keauhou Kona Surf & Racquet Club
Keauhou Shopping Center
Kona Country Club
Outrigger Keauhou Beach Resort
Kona Coast Resort
Sheraton Hotel Keauhou Bay Resort & Spa
Wyndham Mauna Loa Village
Kauai
Kapaa
Lihue
Puipu
Niihau
Kauai Channel
Oahu
Kaneohe
HONOLULU
Molokai
Lahaina
Lanai
Kahului
Maui
Wailea
Waimea
Kalaoa
Kailua-Kona
Hawaii
Hilo
Pacific Ocean

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee

Mortgage Loan No. 6 – Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$37,000,000			Location:	Kailua-Kona, HI 96740
Cut-off Date Balance:	$37,000,000			General Property Type:	Other
% of Initial Pool Balance:	3.5%			Detailed Property Type:	Land
Loan Purpose:	Refinance			Title Vesting:	Leased Fee
Sponsor:	Corine Watanabe			Year Built/Renovated:	N/A
Mortgage Rate:	4.800%			Size:	N/A
Note Date:	5/9/2014			Cut-off Date Balance per Unit:	N/A
First Payment Date:	7/1/2014			Maturity Date Balance per Unit:	N/A
Maturity Date(1):	6/1/2024			Property Manager:	N/A
Original Term to Maturity(1):	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI(3):	$2,798,664
IO Period:	120 months			UW NOI Debt Yield(3):	7.6%
Seasoning:	2 months			UW NOI Debt Yield at Maturity(1)(3):	7.6%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NCF DSCR:	1.55x
Lockbox/Cash Mgmt Status:	Hard/In Place			Most Recent NOI:	$2,227,483 (12/31/2013)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$2,171,838 (12/31/2012)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$2,117,814 (12/31/2011)
Future Debt Permitted (Type):	No (N/A)			Occupancy Rate(4):	100% (8/1/2014)
Reserves(2)				2nd Most Recent Occupancy(4):	100% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(4):	100% (12/31/2012)
RE Tax:	$0	Springing	N/A	Appraised Value (as of)(5):	$67,300,000 (1/30/2014)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	55.0%
FF&E:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	55.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$37,000,000	100.0%	Loan Payoff:	$7,005,036	18.9%
			Fee Acquisition:	$9,200,00	24.9%
			Closing Costs:	$926,758	2.5%
			Return of Equity:	$19,868,206	53.7%
Total Sources:	$37,000,000	100.0%	Total Uses:	$37,000,000	100.0%

(1)
The Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Mortgage Loan has an anticipated repayment date (the “ARD”) of June 1, 2024 and a stated maturity date of June 1, 2039. The Maturity Date, Original Term to Maturity, Maturity Date Balance per Unit, UW NOI Debt Yield at Maturity and Maturity Date LTV Ratio presented above are based on the ARD.

(2)	The Ground Lessee is responsible for all payment of taxes, insurance and maintenance expenses as described under “—Ground Lease” below.

(3)	The UW NOI is equal to the average ground rent over the initial ten year loan term.

(4)	The Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Property is net leased to a hotel owner/operator.

(5)	The appraiser concluded a hypothetical fee simple interest value of the land plus improvements (assuming there was no Ground Lease) of $104,100,000, which equates to an LTV ratio of 35.5%.

The Mortgage Loan.  The sixth largest mortgage loan (the “Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $37,000,000, secured by the leased fee interest in an aggregate 13.86 acre parcel of leased land (the “Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Property”) under a 452-room full service hotel (the “Courtyard King Kamehameha’s Kona Beach Hotel”) located at 75-5660 Palani Road in Kailua-Kona, Hawaii.

The Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Mortgage Loan had an initial term to the ARD of 120 months and has a remaining term of 118 months, requiring payments of interest only with an anticipated repayment date of June 1, 2024 and a scheduled maturity date of June 1, 2039. In the event the Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Mortgage Loan is still outstanding on the anticipated repayment date, the interest rate increases to the greater of (i) the 15 year Treasury rate plus 5.0% and (ii) the initial interest rate plus 5.0%, subject to a maximum interest rate of 10% (the “Revised Rate”). Commencing on the anticipated repayment date, in addition to the regularly scheduled payments due under the Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Mortgage Loan, all excess cash with respect to the Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Mortgage Loan will be applied first, to amortize principal on the Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Mortgage Loan until paid in full, and, then to the payment of any interest which accrued at the Revised Rate but which was not already applied in connection with the regularly scheduled payments due under the Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Mortgage Loan.

DBRS, Moody’s and Morningstar have indicated that the Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Mortgage Loan has credit characteristics commensurate with “BBB,” “Baa3” and “AA” rated obligations, respectively, when analyzed on a stand-alone basis.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee

The Borrower and the Sponsor.  The Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee borrower is HKK Hawaii, LLC (the “Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Borrower”), a single purpose Delaware limited liability company with one independent director. HKK Hawaii, LLC is wholly owned indirectly by HTH Corporation which is indirectly held evenly between HTH Corine Lei Hayashi Irrevocable Trust and HTH Lance H. Hayashi Irrevocable Trust. Corine Watanabe is the trustee for both trusts and is the sponsor for the Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Mortgage Loan. HTH Corporation, a Hawaii corporation, is the nonrecourse carve-out guarantor for the Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Mortgage Loan.

Ms. Watanabe is the previous owner of the Courtyard King Kamehameha’s Kona Beach Hotel and is the current owner and operator of the Pacific Beach Hotel in Waikiki, Hawaii.

The Mortgaged Property.  The Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Property is an aggregate 13.86 acre parcel of land beneath a 452-room full service hotel, comprised of the 8.36-acre HKK Parcel (“HKK Parcel”) and the 5.51-acre Lanihau Parcel (“Lanihau Parcel”).

The leasehold property, which is not a part of the collateral for the Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Mortgage Loan, is a six-story, 452-room, beachfront, full service hotel known as the Courtyard King Kamehameha’s Kona Beach Hotel. The hotel underwent a $35.2 million ($77,876/room) renovation which began in 2008 and was completed in 2010, and in November, 2011, was repositioned and converted to a Courtyard by Marriott after completion of a $1.5 million property improvement plan. The hotel features 20,000 SF of flexible indoor and outdoor meeting space, two restaurants, a 24-hour fitness center, outdoor swimming pool and whirl spa, two tennis courts, a business center and 16,837 SF of retail space.

The appraiser concluded a hypothetical fee simple interest value of the land plus improvements (assuming there was no Ground Lease) of $104,100,000.

The Market.  The Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Property features an oceanfront location on the north side of Kailua Bay in Kailua-Kona, on the Island of Hawaii (the “Big Island”). The Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Property has access along Ali’i Drive, which is the primary coastal road that extends from Kailua-Kona south to Keauhou-Kona. Palani Road extends east linking Ali’i Drive to Queen Kaahumanu Highway and the Mamalahoa Highway, which are the two main regional transportation corridors in West Hawaii.

Kailua-Kona is the second most populated city on the Big Island and is West Hawaii’s center for government, commercial, and industrial activities. Tourism is the largest industry for the Big Island. Total visitors to the Big Island has been steadily increasing from 2009 levels, with a 17.7%, 7.4% and 8.1% year over year increase in total visitors in 2010, 2011 and 2012, respectively. Total visitors to the Big Island as of November 2013 year-to-date was 9,606,303, a 2.7% increase from the prior year for the same period. There are several attractions on the Big Island and within Kailua-Kona that draw demand to the local lodging market, including Hawaii Volcanoes National Park, Mauna Kea (the world’s highest mountain above sea level), Ali’i Drive (an oceanfront driving attraction) and Kailua Pier which is home to two of Kailua-Kona’s most famous events: the Hawaiian International Billfish Tournament and the Ironman Triathlon World Championship. Growth in visitors to the Big Island has been assisted by an expansion of runway and terminal facilities at Kona International Airport at Keahole, permitting the arrival of national and international direct flights.

Competing properties to the Courtyard King Kamehameha’s Kona Beach Hotel are shown in the table below:

Competitive Property Summary
			Demand %		2013 Estimated
Property	Submarket	Rooms	Transient	Meeting/ Group	Occupancy	Occupancy Penetration	ADR	ADR Penetration	RevPAR	RevPAR Penetration
Courtyard King Kamehameha’s Kona Beach Hotel	Kailua-Kona	452	88%	12%	80.5%	119.5%	$131.00	74.7%	$105.46	89.3%
Royal Kona Resort	Kailua-Kona	436	92%	8%	70.0%	104.0%	$146.00	83.2%	$102.20	86.5%
Sheraton Kona Resort	Kailua-Kona	509	75%	25%	65.0%	96.5%	$151.00	86.1%	$98.15	83.1%
Prince Hotel Hapuna Beach	Waimea	350	87%	13%	64.0%	95.0%	$221.00	125.9%	$141.44	119.7%
Marriott Waikoloa	Waikoloa	555	75%	25%	64.0%	95.0%	$162.00	92.3%	$103.68	87.7%
Hilton Waikoloa Village	Waikoloa	1,241	72%	28%	65.0%	96.5%	$210.00	119.7%	$136.50	115.5%
Total/Wtd. Avg.		3,543	79%	21%	67.3%		$177.14		$118.16

Source: Appraisal

There is one noted new hotel under construction, a 75-unit limited service Holiday Inn Express hotel, which is expected to open in early 2014 but would not be considered as competitive to the Courtyard King Kamehameha’s Kona Beach Hotel.

Underwritten Net Cash Flow.  The following table presents certain information relating to the Underwritten Net Cash Flow for the Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Mortgage Loan:

Cash Flow Analysis
	2011	2012	2013	UW(1)
Ground Rent	$2,117,814	$2,171,838	$2,227,483	$2,798,664
Vacancy	$0	$0	$0	$0
Net Cash Flow	$2,117,814	$2,171,838	$2,227,483	$2,798,664

(1)	The UW NCF is equal to the average ground rent over the initial 10-year loan term.

Escrows and Reserves.  As a result of the Ground Lease (described under “—Ground Lease” below), which obligate the Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Ground Lessee to pay all taxes, insurance, common charges and operating expenses relating to the Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Property, there are no escrows or other reserves for the Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Mortgage Loan. If at any time the Ground Lease (i) does not expressly obligate the Ground Lessee to maintain the Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Property, pay taxes and maintain property insurance policies or (ii) if the Ground Lease is

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee

not in full force and effect or (iii) if there is an event of default under the Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Mortgage Loan, the Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Borrower will be required to make monthly deposits to an FF&E reserve account.

Cash Management.  The Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Mortgage Loan has a hard lockbox with in-place cash management.

Property Management.  Not applicable.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance.  Generally, Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Ground Lessee is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Property.

Ground Lease.  The Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Property is net leased by the Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Borrower to IWF KKH, LLC (“Ground Lessee”) pursuant to two ground leases, the HKK Ground Lease and the Lanihau Ground Lease (together, the “Ground Lease”).

The lease dated June 21, 2007 encumbering the HKK Parcel (the “HKK Ground Lease”) is set to expire on June 30, 2082, and requires quarterly ground lease payments of base rent in an annual current amount of $1,967,797, increasing 3.0% each July until July 1, 2036. On each of July 1, 2036, July 1, 2051 and July 1, 2066, the annual ground lease payment of base rent will be reset as agreed between the Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Borrower and the Ground Lessee, or if an agreement is not reached between the parties, the base rent will be reset to the greater of (i) the then fair market rate (but not less than 7.5% and not greater than 10.0% per annum) multiplied by the then fair market value of HKK Parcel and (ii) the previous annual ground lease payment of base rent. In addition to the annual ground lease payment of base rent, the Ground Lessee under the HKK Ground Lease is required to pay percentage rent in the amount by which base rent is exceeded by the sum of 6% of gross room revenue plus 3% of gross food and beverage revenue plus 10% of gross leasing revenue. Should the Ground Lessee sell, lease, exchange or license the leasehold interest, the Ground Lessee is required to pay additional percentage rent equal to 7% of the gross sales price received by the Ground Lessee.

The lease dated June 26, 1959 encumbering the Lanihau Parcel (the “Lanihau Ground Lease”) is set to expire on March 31, 2039, and requires semi-annual ground lease payments of base rent in an annual current amount of $317,000 through March, 2015. After March, 2015, the annual ground lease payment amount will be reset as agreed between the Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Borrower and the Ground Lessee, or if an agreement is not reached between the parties, the base rent will be reset to the greater of (i) 7.5% of the then fair market value of the Lanihau Parcel and (ii) the previous annual ground lease payment of base rent. The Lanihau Ground Lease is subject to a pending lease amendment which will alter the terms of the lease to have it expire on June 30, 2096 and require semi-annual ground lease payments in an annual amount of $525,000 through June 30, 2019, increasing 3.0% each year from July 1, 2019 through June 30, 2036. On July 1, 2036 and every ten years until lease expiration, the annual ground lease payment amount will be reset to an annual amount as mutually agreed between the Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Borrower and the Ground Lessee, or should an agreement not be made between the parties, to an amount equal to the greater of (i) the then fair market rate (but not less than 7.5% and not greater than 10.0% per annum) multiplied by the then fair market fee simple value of Lanihau Parcel and (ii) the previous annual ground lease payment amount.

Both the HKK Ground Lease and the Lanihau Ground Lease obligate the Ground Lessee to pay all taxes, common charges, operating expenses and insurance premiums relating to the Courtyard King Kamehameha’s Kona Beach Hotel Leased Fee Property.

Ground leases are common in the Hawaii real estate market and there is an active pool of investors that buy and sell ground leases. There are tax benefits provided to the leasehold interests, including depreciation.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Marlboro Commons

Mortgage Loan No. 7 – Marlboro Commons

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Marlboro Commons

Mortgage Loan No. 7 – Marlboro Commons

NEW BRUNSWICK
Newark Intl. Airport 18 miles
Raritan River
South Amboy
Raritan Bay
Rutgers University
Sayreville
Sayrebrook Towne Center
Main St
NJ Turnpike
Ryders Ln
Edgeboro Rd
South River
Midstate Mall
Washington Rd
Parlin
Ernston Rd
Garden State Parkway
NJ TRANSIT COAST LINE
Laurence Harbor
Milltown
South River
Hillside Ave
Jernee Mill Rd
Sayre Woods Shopping Center
Fresh Ponds Rd
Old Bridge Tpke
Bordentown Ave
Cheesequake State Park
Keyport
East Brunswick
Brunswick Square
MATAWAN
Glenwood Country Club
Matawan
Cranbury Rd
Old Stage Rd
Duhernal Lake
Englishtown Rd
Old Bridge-Matawan Rd
Old Bridge
Strathmore
South Brunswick Township
Spotswood
Ticetown Rd
Brownville
Jamesburg County Park
Manalapan Rd
Texas Rd
Marlboro Commons
81-119 US-9 South
Marlboro, NJ 07746
Tennent Rd
Old Forge Rd
Spotswood-Englishtown Rd
Conover Rd
Holmdel
Texas Rd
Newman Springs Rd
Marlboro Township
Jamesburg
MIDDLESEX COUNTY
Marlboro Plaza
Marlboro
Englishtown Rd
Old Bridge Township Raceway Park
Newman Springs Rd
Thompson County Park
Union Hill Rd
Tennent Rd
Wickatunk Rd
Big Brook Park
Buckelew Ave
Pine Brook Golf Course
Old Bridge Airport
Yorketown
Vanderburg Rd
Holland Orchards Country Club
MONMOUTH COUNTY
Manalapan Township
Ryan Rd
Colts Neck
E. Freehold Rd
Montrose Rd
Englishtown-Freehold Rd
East Freehold
Hominy Hill Golf Course
Monmouth Battlefield State Park
Battlefield Country Club
Freehold
Freehold Raceway Mall
Freehold Raceway
Park Ave
Ashbury Ave
Five Points Rd
Millhurst
Earle US Naval Weapons Station
West Freehold
Howell Township
JERSEY CITY
NEWARK
Bayonne
NEW YORK
Phillipsburg
Plainfield
Elizabeth
Somerville
New Brunswick
Edison
Sayreville
East Brunswick
Old Bridge
Princeton
Marlboro
Freehold
PENNSYLVANIA
TRENTON
Hamilton Twp.
Levittown
NEW JERSEY
PHILADELPHIA
Burlington
CAMDEN
Moorestown
Cherry Hill
Toms River
Atlantic Ocean

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Marlboro Commons

Mortgage Loan No. 7 – Marlboro Commons

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$34,000,000			Location:	Marlboro, NJ 07746
Cut-off Date Balance:	$33,959,839			General Property Type:	Retail
% of Initial Pool Balance:	3.2%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Robert M. Pagano			Year Built/Renovated:	1986, 2013, 2014/N/A
Mortgage Rate:	4.540%			Size:	100,499 SF
Note Date:	6/12/2014			Cut-off Date Balance per Unit:	$338
First Payment Date:	8/1/2014			Maturity Date Balance per Unit:	$275
Maturity Date:	7/1/2024			Property Manager:	Pagano Real Estate, Inc.
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$2,627,112
IO Period:	N/A			UW NOI Debt Yield:	7.7%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	9.5%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF DSCR:	1.26x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI(3):	N/A
Additional Debt Type:	N/A			2nd Most Recent NOI(3):	N/A
Additional Debt Balance:	N/A			3rd Most Recent NOI(3):	N/A
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			Occupancy Rate:	95.5%
Reserves(2)				2nd Most Recent Occupancy(3):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(3):	N/A
RE Tax:	$26,498	$8,833	N/A	Appraised Value (as of):	$47,300,000 (5/27/2014)
Insurance:	$7,583	$2,528	N/A	Cut-off Date LTV Ratio:	71.8%
Recurring Replacements:	$0	$823	N/A	Maturity Date LTV Ratio:	58.4%
Other:	$8,064,255	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$34,000,000	100.0%	Loan Payoff:	$24,928,755	73.3%
			Upfront Escrows:	$8,098,336	23.8%
			Closing Costs:	$289,056	0.9%
			Return of Equity:	$683,853	2.0%
Total Sources:	$34,000,000	100.0%	Total Uses:	$34,000,000	100.0%

(1)	Mezzanine financing is permitted subject to a combined maximum LTV of 85% and combined minimum DSCR of 1.10x.

(2)	See “—Escrows and Reserves” section for full description.

(3)
The PNC Bank building was completed in 1986 and was the only building at the Marlboro Commons Property until the majority of the Marlboro Commons Property was completed in 2013 and 2014. Due to the recently completed construction, no historical operating statements or occupancy history is available.

The Mortgage Loan.  The seventh largest mortgage loan (the “Marlboro Commons Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $34,000,000, secured by a first priority fee mortgage encumbering a 100,499 SF anchored retail property located in Marlboro, New Jersey (the “Marlboro Commons Property”). The proceeds of the Marlboro Commons Mortgage Loan, were used to refinance existing debt, pay closing costs, fund several upfront reserves and return equity to the sponsor.

The Borrower.  The borrowers are Marlboro Commons, L.L.C., Marlboro Commons/Pharmacy, L.L.C., and Marlboro Commons/Banco, L.L.C., all single-purpose New Jersey limited liability companies (collectively the “Marlboro Commons Borrower”). The Marlboro Commons Borrower is 100% owned and controlled by Robert M. Pagano. Robert M. Pagano is the principal of Pagano Real Estate, Inc. a full-service real estate company encompassing all aspects of development, acquisitions, management and leasing. Pagano Real Estate, Inc. has developed and/or is managing more than one million SF of commercial space consisting of 12 retail centers and one office complex located throughout New Jersey.

The Property. The Marlboro Commons Property is a 100,499 SF grocery anchored retail center located in Marlboro, New Jersey, approximately 40 miles southwest of New York City. The Marlboro Commons Property sits on 14.2 acres and was developed in phases from 1986 to the completion of the Whole Foods anchor in 2014. Robert M. Pagano acquired the site in 2012 for $6.1 million. At the time of purchase, the property was predominantly vacant land with the exception of the PNC Bank branch. Mr. Pagano developed the additional buildings between 2013 and 2014 at a total cost basis of approximately $36.0 million.

The Marlboro Commons Property is 95.5% leased as of April 15, 2014. Sixty one percent of the net rentable area is leased to investment grade tenants including Whole Foods Market, Walgreens, PNC Bank, and Verizon. Only three tenants, representing twenty percent of the net rentable area have leases that expire within the term of the Marlboro Commons Mortgage Loan, and leases for the two largest tenants, Whole Foods Market and Walgreens, run through 2034 and 2043, respectively.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Marlboro Commons

Major Tenants.

Whole Foods Market (“Whole Foods”) (40,000 SF, 40% of NRA, 39% of underwritten base rent S&P Rated: BBB- ). Whole Foods leases 40,000 SF at the Marlboro Commons Property and is the largest tenant. They operate in a newly constructed space and opened for business in June 2014. The lease runs through 2034, 10 years beyond the Marlboro Commons Mortgage Loan term. Whole Foods has incremental rent escalations throughout the Marlboro Commons Mortgage Loan term and has six five year renewal options. According to an industry report, Whole Foods is the world’s number one natural foods chain. Whole Foods operates more than 340 stores throughout the US, Canada, and the United Kingdom. Founded in Austin, Texas, in 1980, Whole Foods pioneered the supermarket concept in natural and organic foods retailing. At 2013 fiscal year end, Whole Foods’ net sales had exceeded $12.9 billion, or $972.00 in sales per gross SF. During that same year, Whole Foods opened 32 new stores, expanded into 10 new markets and grew their square footage by 8% to 14 million SF.

Walgreens (14,820 SF, 15% of NRA, 20% of underwritten base rent, S&P Rated: BBB, Moody’s rated: Baa1). Walgreens leases 14,820 SF at the Marlboro Commons Property. Walgreens has a current lease which runs through June, 2043 with rent increases every ten years. Walgreens is the largest drug retailing chain in the United States. As of May 31, 2014, Walgreens operated 8,683 stores in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam. It was founded in Chicago, Illinois, in 1901. As of the nine months ended May 31, 2014, Walgreens had net sales of $57.3 billion, an increase of 5.6 percent from $54.3 billion in the comparable period in fiscal year 2013. Walgreens’ current market cap is approximately $68 billion.

Ethan Allen (13,744 SF, 14% of NRA, 11% of underwritten base rent, S&P Rated: BB-). Ethan Allen leases 13,744 SF at the Marlboro Commons Property. Ethan Allen has a current lease which runs through January, 2024 with incremental rent increases and has two five year renewal options. Ethan Allen Global, Inc. is a North American furniture chain with almost 300 stores across the United States, Canada and the United Kingdom. As of fiscal year end June 30, 2013, they had operating profits of $69 million, an increase of 33% percent over the previous year.

The following table presents a summary regarding tenants at the Marlboro Commons Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Whole Foods Market	NR/NR/BBB-	40,000	40%	$1,025,200	39%	$25.63	5/31/2034
Walgreens	NR/Baa1/BBB	14,820	15%	$525,200	20%	$35.44	6/30/2043
Ethan Allen	NR/NR/BB-	13,744	14%	$298,932	11%	$21.75	1/31/2024
Petco	NR/B3/B	11,250	11%	$264,375	10%	$23.50	1/31/2025(4)
Ulta Cosmetics	NR/NR/NR	10,000	10%	$300,000	11%	$30.00	2/28/2025(5)
PNC Bank(6)	A+/A3/A-	3,350	3%	$112,491	4%	$33.58	2/29/2016
Verizon	A-/Baa1/BBB+	2,835	3%	$105,122	4%	$37.08	5/31/2024
Vacant	NR/NR/NR	4,500	4%	$0	0%	$0.00
Total/Wtd. Avg.		100,499	100%	$2,631,320	100%	$27.41

(1)	Based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease. The leases to Whole Foods and Walgreens are guaranteed by the respective parent companies.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)
If Whole Foods is not open for a period in excess of 12 months then Petco may pay the greater of 50% rent and 5% of gross sales. Whole Foods may be replaced by a specialty grocer or grocer of not less than 30,000 SF to cure the co-tenancy trigger. Petco may terminate after 540 days if the co-tenancy trigger has not been cured.

(5)	If less than 65% of the Marlboro Commons Property NRA is open, Ulta Cosmetics may pay 50% rent and may terminate its lease after a year if such condition persists.

(6)	The Tenant SF listed for PNC Bank includes 1,150 SF of expansion space currently under construction and expected to be completed in December 2014.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Marlboro Commons

The following table presents certain information relating to the lease rollover at the Marlboro Commons Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2014	0	0	$0.00	0%	0%	$0	0%	0%
2015	0	0	$0.00	0%	0%	$0	0%	0%
2016	1	3,350	$33.58	3%	3%	$112,491	4%	4%
2017	0	0	$0.00	0%	3%	$0	0%	4%
2018	0	0	$0.00	0%	3%	$0	0%	4%
2019	0	0	$0.00	0%	3%	$0	0%	4%
2020	0	0	$0.00	0%	3%	$0	0%	4%
2021	0	0	$0.00	0%	3%	$0	0%	4%
2022	0	0	$0.00	0%	3%	$0	0%	4%
2023	0	0	$0.00	0%	3%	$0	0%	4%
2024	2	16,579	$24.37	16%	20%	$404,054	15%	20%
2025 & Beyond	4	76,070	$27.80	76%	96%	$2,114,775	80%	100%
Vacant	0	4,500	$0.00	4%	100%	$0	0%	100%
Total/Wtd. Avg.		100,499	$27.41	100%		2,631,320	100%

(1)	Based on the underwritten rent roll.

(2)
Petco and Ulta Cosmetics have co-tenancy options that are exercisable prior to the stated expiration date of the related lease and that are not considered in the lease rollover schedule. See footnotes to the tenant summary above for further information.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market.  The Marlboro Commons Property is well located on US-9, a primary retail corridor in New Jersey. There are over 45,000 people living within a three-mile radius of the Marlboro Commons Property, an area with a median annual household income of $101,460 per household. Other national retailers in the area include: Lowe’s, Costco, Kohl’s, TJ Maxx, Staples, and Home Depot. The Marlboro Commons Property is located in close proximity to four other shopping centers along US-9, including Marlboro Plaza (305,000 sq. ft.), Cambridge Square Shopping Center (352,652 sq. ft.), Exclusive Plaza (61,426 sq. ft.) and Lowe’s Plaza (131,698 sq. ft.). The Marlboro Commons Property is located in the West Monmouth submarket of Central New Jersey. According to an industry report, as of the first quarter of 2014, the West Monmouth retail submarket had a vacancy rate of 7.9%. Rental rates as of the first quarter of 2014 were at $22.89 PSF.

The following table represents competitive leasing activity in the New Jersey area to the Marlboro Commons Property:

Competitive Property Summary
Property	Address	Tenant	SF	Lease Date	Lease Term	Rent PSF	Recoveries
Grocery Anchors
50 Race Track Road	50 Race Track Road East Brunswick, NJ	Pathmark	55,729	Jan-13	20 years	$16.50	NNN
115 Belmont Avenue	115 Belmont Avenue Belleville, NJ	Pathmark	51,946	Jan-13	20 years	$18.00	NNN
80 US-6	80 US-6 Somers, NY	Super Stop & Shop	68,482	Mar-12	25 years	$31.06	NNN
701 Bloomfield Avenue	701 Bloomfield Avenue Montclair, NJ	Whole Foods	17,771	Mar-10	5 years	$21.67	NNN
In Line Tenants Below 5,000 SF			1,200-3,916	Jul-13-Oct-14	5-10 years	$31.00-$43.79	NNN
In Line Tenants Above 5,000 SF			5,192-10,070	Jan-11-Oct-13	3-15 years	$18.00-$31.00	NNN
Drug Stores			10,250-14,820	Apr-10-Jan-12	25-75 years	$32.07-$47.51	NNN
Bank Branches			2,916-6,424	Mar-11-Jan-13	5-10 years	$23.35-$53.00	NNN

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Marlboro Commons

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Marlboro Commons Property:

Cash Flow Analysis
	2010(1)	2011(1)	2012(1)	2013(1)	UW	UW PSF
Base Rent(2)	N/A	N/A	N/A	N/A	$2,797,820	$27.84
Recoveries	N/A	N/A	N/A	N/A	$657,761	$6.54
Less Vacancy(3)	N/A	N/A	N/A	N/A	($174,852)	($1.74)
Effective Gross Income	N/A	N/A	N/A	N/A	$3,280,729	$32.64
Total Operating Expenses	N/A	N/A	N/A	N/A	$653,617	$6.50
Net Operating Income	N/A	N/A	N/A	N/A	$2,627,112	$26.14
TI/LC	N/A	N/A	N/A	N/A	$10,552	$0.11
Capital Expenditures	N/A	N/A	N/A	N/A	$9,879	$0.10
Net Cash Flow	N/A	N/A	N/A	N/A	$2,606,680	$25.94
Occupancy %(3)	N/A	N/A	N/A	N/A	94.9%
NOI DSCR	N/A	N/A	N/A	N/A	1.26x
NCF DSCR	N/A	N/A	N/A	N/A	1.26x
NOI Debt Yield	N/A	N/A	N/A	N/A	7.7%
NCF Debt Yield	N/A	N/A	N/A	N/A	7.7%
Average Annual Rent PSF(4)	N/A	N/A	N/A	N/A	$27.84

(1)
The PNC Bank building was completed in 1986 and was the only building at the Marlboro Commons Property until the majority of the Marlboro Commons Property was completed in 2013 and 2014. Due to the recently completed construction, no historical operating statements or occupancy history is available.

(2)
UW Base Rent is based on leases in place and includes: Whole Foods’ rent step in 2019, Walgreens’ average rent over the term of the Marlboro Commons Mortgage Loan and scheduled rent steps through June 30, 2015 for all other tenants.

(3)
UW Vacancy and UW Occupancy % is based on the actual economic vacancy of 5.1%, which is more conservative than the appraiser’s concluded vacancy and credit loss factor for the Marlboro Commons Property of 3%. Actual physical occupancy at the Marlboro Commons Property was 95.5% as of a rent roll dated April 15, 2014.

(4)	UW Average Annual Rent PSF is based on the Base Rent for the year divided by the total square footage.

Escrows and Reserves.  The Marlboro Commons Borrower deposited $26,498 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly. The Marlboro Commons Borrower deposited $7,583 in escrow for annual insurance premiums at loan origination and is required to escrow 1/12 of the annual estimated insurance payments monthly. The Marlboro Commons Borrower is required to make monthly deposits for replacement reserves in the amount of $823.

The Marlboro Commons Borrower deposited $306,379 into a reserve (the “Petco TI Reserve”) at loan origination for tenant improvements associated with the Petco lease. So long as no default is continuing, lender is required to release to the Marlboro Commons Borrower funds in the Petco TI Reserve within 15 days of i) lender’s receipt of evidence from Petco that Petco has taken possession of and is in occupancy of the entire premises under the lease, ii) the Marlboro Commons Borrower having performed all obligations under the Petco lease, and iii) lender has received a copy of Petco’s request for reimbursement of its leasing costs with respect to the Petco Lease.

The Marlboro Commons Borrower deposited $3,370,000 into a reserve (the “Petco Achievement Reserve”) at loan origination. So long as no default is continuing, lender is required to release to the Marlboro Commons Borrower funds in the Petco Achievement Reserve within 15 days lender’s receipt of evidence from Petco that Petco has taken possession of and is in occupancy of the entire premises under the Petco lease.

The Marlboro Commons Borrower deposited $88,125, equaling 4 months of Petco rent, into a reserve (the “Petco Rent Abatement Reserve”) at loan origination. So long as no default is continuing, lender is required to release to the Marlboro Commons Borrower funds in the Petco Rent Abatement Reserve within 15 days of lender’s receipt of evidence that i) the Marlboro Commons Borrower having performed all obligations under the Petco lease and ii) Petco has taken possession of and is occupancy of the entire premises under the Petco lease, and paying full unabated rent.

The Marlboro Commons Borrower deposited $2,400,000 into a reserve (the “Whole Foods TI Reserve”) at loan origination for tenant improvements associated with the Whole Foods lease. So long as no default is continuing, lender is required to release to the Marlboro Commons Borrower funds in the Whole Foods TI Reserve within 15 days of i) the Marlboro Commons Borrower complying with the Whole Foods Lease as to the release of the funds, ii) the Marlboro Commons Borrower has performed all of its obligations under the Whole Foods lease and, iii) lender has received a copy of Whole Foods’ request for reimbursement of its Leasing Costs.

The Marlboro Commons Borrower deposited $388,333, equaling 5 months of Whole Foods rent, into a reserve (the “Whole Foods Rent Abatement Reserve”) at loan origination. So long as no default is continuing, lender is required to release to the Marlboro Commons Borrower funds in the Whole Foods Rent Abatement Reserve within 15 days of lender’s receipt of evidence that Whole Foods has taken possession of and is in occupancy of the entire premises under the Whole Foods lease, and paying full unabated rent.

The Marlboro Commons Borrower deposited $162,610 into a reserve (the “PNC TI Reserve”) at loan origination for tenant improvements associated with the PNC lease. So long as no default is continuing, lender is required to release to the Marlboro Commons Borrower funds in the PNC TI Reserve within 15 days of lender’s receipt of evidence that PNC has taken possession of the entire premises under the PNC lease, PNC is paying full unabated rent, and the Marlboro Commons Borrower has performed all of its obligations under the PNC lease.

The Marlboro Commons Borrower deposited $19,308, equaling 6 months of rent on the PNC expansion space, into a reserve (the “PNC Rent Abatement Reserve”) at loan origination. So long as no default is continuing, lender is required to release to the Marlboro Commons Borrower funds in PNC Rent Abatement Reserve within 15 days of lender’s receipt of evidence that PNC has taken possession of the entire premises under the PNC lease, PNC is paying full unabated rent, and the Marlboro Commons Borrower has performed all of its obligations under the PNC lease.

The Marlboro Commons Borrower deposited $329,500 into a reserve (the “Ulta Reserve”) at loan origination. So long as no default is continuing, lender is required to release to the Marlboro Commons Borrower funds in the Ulta Reserve within 15 days of lender’s receipt of evidence that the Marlboro

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Marlboro Commons

Commons Borrower is complying with the Ulta Lease as to the release of the funds in the Ulta Reserve and the Marlboro Commons Borrower has performed all obligations under the Ulta lease. $263,600 was released from the Ulta Reserve to the Marlboro Commons Borrower in June, 2014.

The Marlboro Commons Borrower deposited $1,000,000 into a reserve (the “Achievement Reserve”) at loan origination. So long as no default is continuing, lender is required to disburse to the Marlboro Commons Borrower funds in the Achievement Reserve upon the Marlboro Commons Borrower delivering a tenant estoppel certificate from tenants under the leases covering the vacant 4,500 SF of space that evidences that such tenants are in occupancy and paying triple net rents of no less than $37.00 PSF. The Marlboro Commons Borrower is only permitted to make two disbursement requests. The first disbursement shall equal the product of the annual base rent for the new tenants in the vacant space divided by $166,500 times $1,000,000. The second disbursement shall equal the remaining amount in the Achievement Reserve.

Lockbox and Cash Management.  A hard lockbox is in place with respect to the Marlboro Commons Mortgage Loan. The Marlboro Commons Mortgage Loan has springing cash management. Absent the existence of a Cash Management Period, funds in the lockbox are swept daily into an account designated by the Marlboro Commons Borrower. During the continuance of a Cash Management Period, funds in the lockbox are applied on each monthly payment date to fund the tax and insurance reserves, to pay debt service on the Marlboro Commons Mortgage Loan, to fund the replacement reserve, to disburse to the Marlboro Commons Borrower the amount of monthly operating expenses not otherwise paid or reserved for and referenced in an annual budget approved by lender together with other amounts incurred by the Marlboro Commons Borrower in connection with the operating and maintenance of the Marlboro Commons Property, and to be held in a reserve as additional collateral.

A “Cash Management Period” will commence upon the occurrence of an event of default and will end upon lender’s acceptance of a cure of such event of default.

Property Management.  The Marlboro Commons Property is managed by Pagano Real Estate, Inc., an affiliate of the Marlboro Commons Borrower.

Additional Secured Indebtedness (not including trade debts).  Not Permitted.

Mezzanine Loan and Preferred Equity.  Mezzanine debt secured only by a pledge of ownership interests in the Marlboro Commons Borrower and other collateral that is not required to be collateral for the Marlboro Commons Mortgage Loan is permitted from certain qualified institutional lenders meeting the requirements set forth in the Marlboro Commons Mortgage Loan agreement, so long as, among other things, after giving effect to the mezzanine debt, the combined loan to value ratio is not greater than 85% and the combined debt service coverage ratio is not less than 1.10x, and subject to satisfaction of certain other conditions more fully set forth in the related loan agreement (including, without limitation, a satisfactory intercreditor agreement and rating confirmation).

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the Marlboro Commons Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Marlboro Commons Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Highland Village

Mortgage Loan No. 8 – Highland Village

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Highland Village

Mortgage Loan No. 8 – Highland Village

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Highland Village

Mortgage Loan No. 8 – Highland Village

Highland Village
4500 Interstate 55 North
Jackson, MS 39211
Madison
Bruce Campbell Field
Ridgeland
Ross R. Barnett Reservoir
MADISON COUNTY
Renaissance at Colony Park
Holmes Community College - Ridgeland Campus
Natchez Trace Pkwy.
Old Trace Park
Lake Harbour Dr.
Spillway Rd.
Livingston Rd.
Highland Colony Pkwy.
Natchez Trace Parkway
Tougaloo College
North Park Mall
County Line Rd.
Ridgewood Court
Pear Orchard Village
Country Club of Jackson
Select Specialty Hospital
Colonial Country Club
Old Canton Rd.
AMTRAK
Watkins Dr.
Hanging Moss Rd.
Main St.
Forest Ave. Ext.
Lake Hico
Deville Plaza
Northside Dr.
Clinton
Medgar Evers Blvd.
Grove Park GC
Meadowbrook Rd.
Mayes St.
Ridgewood Rd.
Shady Oaks Country Club
Hawkins Field
Pearl River
Lakeland Dr.
Clinton Blvd.
Bullard St.
Woodrow Wilson Ave.
University of MS Medical Center
Memorial Stadium
Millsaps College
Belhaven College
Flowood Dr.
Jackson-Evers International Airport
South Dr.
JACKSON
Flowood
The Refuge
RANKIN COUNTY
St. Charles St.
Capitol St.
Dixon Rd.
Westland Plaza
State Capitol
Metrocenter Mall
Jackson State Univ.
JACKSON AMTRAK
John R. Lynch St.
State Coliseum and Fairgrounds
Downtown
Old Brandon Rd.
Battlefield Shopping Center
Raymond Rd.
Outlets of Mississippi
Pearl
Trustmark Park
Hinds Community College
Niknar Country Club
McDowell Rd.
HINDS COUNTY
Woody Dr.
Cooper Rd.
Terry Rd.
Richland
McCluer Rd.
Henderson Rd.
Parham Bridge Park
Lakeshore Rd.
Forest Hill Rd.
Brookwood Country Club
Byram
Siwell Rd.
Old Hwy 49
Cleary Rd.
Pearl River
55
51
220
49
468
25
20
80
18
MEMPHIS
TENNESSEE
LITTLE ROCK
ARKANSAS
Huntsville
Florence
Decatur
Tupelo
BIRMINGHAM
Greenwood
Winona
Columbus
Tuscaloosa
MISSISSIPPI
JACKSON
Meridian
ALABAMA
LOUISIANA
Pearl
Laurel
Hattiesburg
BATON ROUGE
MOBILE
NEW ORLEANS
Lafayette
Gulfport
Biloxi
Pensacola
Gulf of Mexico

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Highland Village

Mortgage Loan No. 8 – Highland Village

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$33,000,000			Location:	Jackson, MS 39211
Cut-off Date Balance:	$33,000,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	3.2%			Detailed Property Type:	Retail/Office
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	SDM Holdings LLC			Year Built/Renovated:	1972/2013
Mortgage Rate:	4.600%			Size:	217,504 SF
Note Date:	5/29/2014			Cut-off Date Balance per Unit:	$152
First Payment Date:	7/1/2014			Maturity Date Balance per Unit:	$133
Maturity Date:	6/1/2024			Property Manager:	S.R Weiner & Associates, Inc.
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$2,602,540
IO Period:	36 months			UW NOI Debt Yield:	7.9%
Seasoning:	2 months			UW NOI Debt Yield at Maturity:	9.0%
Prepayment Provisions:	LO (26); DEF (89); O (5)			UW NCF DSCR:	1.20x
Lockbox/Cash Mgmt Status:	Hard/In Place			Most Recent NOI:	$1,546,227 (4/30/2014 YTD Ann.)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$1,661,522 (12/31/2013)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$1,908,691 (8/31/2012 YTD Ann.)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	86.5% (4/16/2014)
Reserves(2)				2nd Most Recent Occupancy(3):	83.7% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(3):	92.5% (12/31/2012)
RE Tax:	$176,652	$29,442	N/A	Appraised Value (as of):	$40,400,000 (4/1/2014)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	81.7%
Recurring Replacements:	$400,000	$13,594	N/A	Maturity Date LTV Ratio:	71.8%
TI/LC:	$0	$11,804	N/A
Other(1):	$5,000,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$33,000,000	100.0%	Loan Payoff:	$23,965,386	72.6%
			Closing Costs:	$1,030,950	3.1%
			Holdback Reserve:	$5,000,000	15.2%
			Return of Equity:	$3,003,665	9.1%
Total Sources:	$33,000,000	100.0%	Total Uses:	$33,000,000	100.0%

(1)
The Highland Village Mortgage Loan is structured with a $5,000,000 performance holdback (see “—Escrows and Reserves” below for further discussion of the performance holdback). The UW NOI Debt Yield based on the net loan amount of $28,000,000 (not including the performance holdback) is 9.3%.The UW NOI Debt Yield at Maturity based on the amortized $33,000,000 loan amount less the $5,000,000 performance holdback is 10.8%. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio calculated by dividing the appropriate loan balance by the “as stabilized” appraised value of $49,000,000 as of April 1, 2016 are 67.3% and 59.2%, respectively.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)	Historical occupancy figures do not include 30,500 SF attributed to the Whole Foods Market space, which was built in 2013.

The Mortgage Loan.  The eighth largest mortgage loan (the “Highland Village Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $33,000,000, secured by a first priority fee mortgage encumbering a mixed use office and retail center known as Highland Village and located at 4500 Interstate 55 North, in Jackson, Mississippi (the “Highland Village Property”).

The Borrower and Sponsor. The Highland Village borrower is Highland Village Properties LLC, a Delaware limited liability company (the “Highland Village Borrower”) with one independent director. Equity ownership in the Highland Village Borrower is indirectly held by WS Highland Village LLC (85%) and Highland Village, LLC (15%).

WS Highland Village LLC is majority owned (78%) by Jeremy M. Sclar, Thomas J. DeSimone and Richard A. Marks. Mr. Sclar, Mr. DeSimone and Mr. Marks are the limited members comprising SDM Holdings LLC, which is the Highland Village Mortgage Loan sponsor. Mr. Sclar, Mr. DeSimone and Mr. Marks are also the President and Executive Vice Presidents, respectively, of WS Development. WS Development was founded in 1990 and is a private retail development firm that develops, owns, manages and leases over 85 lifestyle centers, power centers, community centers, and mixed-use developments, including more than 20 million SF of retail space with an additional four million SF under development.

The Property.  The Highland Village Property consists of a 217,504 SF mixed use office and retail center located in the northern portion of the City of Jackson, Mississippi, at the intersection of Interstate 55 and East Northside Drive. Interstate 55 is a commercial corridor which serves as the area’s major thoroughfare and connects with Interstate 220 approximately three miles to the north. Northside Drive connects approximately one mile west to US Highway 51 which runs directly into downtown Jackson approximately ten miles south of the Highland Village Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Highland Village

The Highland Village Property was built in 1972 and in 2013 the 30,500 SF Whole Foods Market was added. The property is 70.3% leased to retail tenants, 20.4% leased to office tenants and 0.6% leased as storage space. The Highland Village Property is anchored by Whole Foods Market and Maison Weiss. The retail space as of April 16, 2014 was occupied by 45 tenants who are primarily considered local specialty, high-end retailers. The office space as of April 16, 2014 was occupied by 40 tenants primarily for professional office use. No in-line tenant represents more than 4.2% of the net rentable area or 4.9% of underwritten base rent at the Highland Village Property.

Major Tenants.

Whole Foods Market (30,050 SF, 13.8% of NRA, 15.9% of underwritten rent). Whole Foods Market (NASDAQ: WFM) occupies 30,050 SF at the Highland Village Property under a lease expiring on February 28, 2034 with six five-year extension options. The lease provides for a base rental rate of $17.50 PSF, with 9% escalations every five years. Developed at a cost of approximately $5 million and opened in February, 2014, Whole Foods Market at the Highland Village Property is the first and only Whole Foods Market grocery in the state of Mississippi. Whole Foods Market is the largest retailer of national and organic foods in the United States and as of February, 2014 was operating 373 stores in the United States, Canada and the United Kingdom. As of the first quarter of 2014, Whole Foods Market reported company sales of $4.2 billion and average weekly sales of $719,000 (approximately $983 PSF). Whole Foods Market is rated “BBB-” by S&P.

Maison Weiss (11,710 SF, 5.4% of NRA, 6.0% of underwritten rent). Maison Weiss has occupied 11,710 SF at the Highland Village Property since 1975 and currently operates under a lease expiring on July 31, 2021. The lease provides for a base rental rate of $13.00 PSF plus 4% of sales up to $8,500,000. Founded in 1975, Maison Weiss is a privately owned Mississippi based luxury boutique department store. Maison Weiss had 2013 reported sales of $588 PSF at the Highland Village Property.

Buffalo Peak Outfitters (9,109 SF; 4.2% of NRA, 4.9% of underwritten rent). Buffalo Peak Outfitters occupies 9,109 SF at the Highland Village Property under a lease expiring on April 30, 2020. The lease provides for a base rental rate of $16.00 PSF plus 5% of gross sales in excess of $2,453,173 until April 30, 2017 and $2,635,353 after April 30, 2017. Buffalo Peak Outfitters is a privately owned outdoor equipment and clothing retailer founded in 1986. Buffalo Peak Outfitters had 2013 reported sales of $355 PSF at the Highland Village Property.

CHAR Restaurant (6,255 SF; 2.9% of NRA, 4.4% of underwritten rent). CHAR Restaurant occupies 6,255 SF at the Highland Village Property under a lease expiring on December 31, 2016. The lease provides for a base rental rate of $18.28 PSF. CHAR Restaurant is a full service restaurant also offering private rooms and catering and was a 2014 OpenTable Diner’s Choice winner and 2014 TripAdvisor Certificate of Excellence winner. CHAR Restaurant had 2013 reported sales of $697 PSF at the Highland Village Property.

Talbots (5,765 SF; 2.7% of NRA, 2.3% of underwritten rent). Talbots (“Talbots Missy”) occupies 5,765 SF at the Highland Village Property under a lease expiring on January 31, 2016 with one five-year extension option. The lease provides for a base rental rate of $15.43 PSF plus 4% of gross sales in excess of 88,953.95. Talbots, Inc. is a women’s classic apparel, shoes and accessories retailer. At the Highland Village Property, Talbots Missy occupies this 5,765 SF from which it retails its Misses and accessory lines, and Talbots, Inc. leases an additional 2,775 SF from which it retails petites apparel. Talbots Missy had 2013 reported sales of $227 PSF at the Highland Village Property. Talbots, Inc. is rated “B3” and “B” by Moody’s and S&P, respectively.

The following table presents a summary regarding major tenants at the Highland Village Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Sales PSF	Lease Type
Major Tenants
Whole Foods Market	NR/NR/BBB-	30,050	14%	$662,518	16%	$22.05	2/28/2034	N/A	NNN
Maison Weiss	NR/NR/NR	11,710	5%	$249,034	6%	$21.27	7/31/2021	$588	Mod. Gross
Buffalo Peak Outfitters	NR/NR/NR	9,109	4%	$202,260	5%	$22.20	4/30/2020	$355	Mod. Gross
CHAR Restaurant	NR/NR/NR	6,255	3%	$185,155	4%	$29.60	12/31/2016	$697	Mod. Gross
Talbots Missy & Access	NR/B3/B	5,765	3%	$97,717	2%	$16.95	1/31/2016	$227	Mod. Gross
Subtotal/Wtd. Avg.		62,889	29%	$1,396,684	33%	$22.21

Other Tenants		135,799	62.00%	$2,772,656	67%	$20.42
Vacant Space		18,816	8.7%	$0	0%	$0.00
Total/Wtd. Avg.		217,504	100%	$4,169,341	100%	$19.17

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Highland Village

The following table presents certain information relating to the lease rollover at the Highland Village Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
MTM(4)	13	8,084	$19.16	4%	4%	$154,911	4%	4%
2014	36	39,368	$15.07	18%	22%	$593,228	14%	18%
2015	15	24,714	$20.93	11%	33%	$517,269	12%	30%
2016	12	28,128	$20.63	13%	46%	$580,266	14%	44%
2017	7	18,386	$23.15	8%	55%	$425,557	10%	54%
2018	3	9,246	$21.29	4%	59%	$196,820	5%	59%
2019	5	12,585	$29.21	6%	65%	$367,546	9%	68%
2020	1	9,109	$22.20	4%	69%	$202,260	5%	73%
2021	1	11,710	$21.27	5%	74%	$249,034	6%	79%
2022	0	0	$0.00	0%	74%	$0.00	0%	79%
2023	1	2,486	$26.80	1%	75%	$66,618	2%	80%
2024	1	1,698	$44.53	1%	76%	$75,612	2%	82%
2025 & Beyond	3	33,174	$22.31	15%	91%	$740,221	18%	100%
Vacant	0	18,816	$0.00	9%	100%	$0	0%
Total/Wtd. Avg.	98	217,504	$20.98	100%		$4,169,341	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)
The Highland Village Mortgage Loan sponsor is in the process of executing renewals and short term extensions with tenants with expired leases. Tenants in place with lease expiration dates prior to 2014 are shown as MTM.

The Market.  The Highland Village Property is located in the northern portion of the City of Jackson. Jackson is the seat of Mississippi’s government and one of two county seats for Hinds County. Employment in the City of Jackson is concentrated in health care, public administration and professional and business services. The five largest employers in the City of Jackson are the State of Mississippi (31,556 employees), University of Mississippi (8,000 employees), United States Government (5,500 employees), Jackson Public School District (4,814 employees) and Baptist Health Systems (2,875 employees). In addition, Jackson State University (1,667 employees and approximately 9,000 undergraduate students) lies directly west of the Jackson central business district.

The City of Jackson, Mississippi had an estimated 2013 population of approximately 171,872, which grew at a compound annual average rate of 0.67% from 2000 to 2013. The 2013 estimated population within a one-, three- and five-mile radius of the Highland Village Property was 8,143, 53,562 and 109,075, respectively. The 2013 estimated average annual household income within a one-, three- and five-mile radius of the Highland Village Property was $77,314, $60,979 and $56,034, respectively.

Comparable properties to the Highland Village Property are shown in the chart below.

Competitive Property Summary
Property	Approximate Driving Distance to Subject	Year Built/Renovated	Total GLA (SF)	Anchor Tenants	Occupancy	Rent PSF (NNN)
The Junction Jackson, MS	4.3 miles North	1996/N/A	326,319	Target; Home Depot; Office Depot; PetSmart	97.0%	$12
County Line Plaza Jackson, MS	4.8 miles North	1970/2000	221,127	Office Depot; David’s Bridal; Tuesday Morning; Kirkland’s	66.6%	$14-19
Northpark Mall Ridgehead, MS	5.4 miles North	1984/1998	1,000,000	Belk; Dillard’s; JC Penney	99.5%	$28-35
Pear Orchard Village Jackson, MS	5.8 miles North	1970’s	138,000	N/A	42.0%	$8
Metrocenter Mall Jackson, MS	11.6 miles Northeast	1979/1993	1,300,000	Burlington Coat Factory	64.0%	$12.50 -22
Renaissance at Colony Park Ridgeland, MS	7.1 miles North	2008/N/A	400,000	Fresh Market; Barnes & Noble	96.0%	$34-37
Dogwood Festival Market Flowood, MS	7.1 miles East	2002/N/A	300,000	Belk; TJ Maxx; Borders; Old Navy	99.5%	$28-35

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Highland Village

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Highland Village Property:

Cash Flow Analysis
		8/31/2012		4/30/2014
	2011	YTD Ann.(1)	2013	YTD Ann.(2)	UW	UW PSF
Base Rent	$2,923,391	$3,111,937	$2,778,069	$3,076,254	$3,898,017	$17.92
Overage Rent	$319,363	$306,124	$323,974	$138,555	$427,054	$1.96
Expense Reimbursements	$210,638	$219,062	$219,765	$293,538	$372,954	$1.71
Other Income	$86,436	$166,656	$197,543	$12,453	$50,000	$0.23
Less Vacancy & Credit Loss	($50,753)	$0	$0	$0	($451,584)	(11.6%)
Effective Gross Income	$3,489,074	$3,803,779	$3,519,351	$3,520,800	$4,296,441	$19.75
Total Operating Expenses	$1,876,232	$1,895,088	$1,857,829	$1,974,573	$1,693,901	$7.79
Net Operating Income	$1,612,843	$1,908,691	$1,661,522	$1,546,227	$2,602,539	$11.97
TI/LC	$0	$0	$0	$0	$120,031	$0.55
Capital Expenditures	$0	$0	$0	$0	$54,376	$0.25
Net Cash Flow	$1,612,843	$1,908,691	$1,661,522	$1,546,227	$2,428,132	$11.16
Occupancy %(3)	95.6%	92.5%	83.7%	86.5%	90.4%
NOI DSCR	0.79x	0.94x	0.82x	0.76x	1.28x
NCF DSCR	0.79x	0.94x	0.82x	0.76x	1.20x
NOI Debt Yield	4.9%	5.8%	5.0%	4.7%	7.9%
NCF Debt Yield	4.9%	5.8%	5.0%	4.7%	7.4%
Average Annual Rent PSF	$13.44	$14.31	$12.77	$14.14

(1)	Numbers reflected represent eight months ending August 31, 2012, annualized.

(2)	Numbers reflected represent four months ending April 30, 2014, annualized.

(3)	Historical Occupancy does not include 30,500 SF attributed to the Whole Foods Market space, which was built in 2013.

Escrows and Reserves.  The Highland Village Borrower is required to deposit 1/12 of the estimated taxes monthly and 1/12 of the estimated insurance premiums monthly (unless the Highland Village Property is covered under a “blanket policy” acceptable to the lender) and $11,804 for TI/LC reserves monthly. The Highland Village Borrower deposited $400,000 at loan origination for replacement reserves and is required to deposit $13,594 for replacement reserves monthly.

Additionally, the Highland Village Borrower deposited $5,000,000 as a performance holdback reserve at loan origination, which in a maximum of five disbursements through and including June 1, 2019, the Highland Village Borrower can withdraw from in amounts which would provide for a minimum net operating income debt yield of 8.0% calculated by dividing the net operating income for the trailing 12-month period by the outstanding balance of the Highland Village Mortgage Loan net of the amount that will remain in the holdback reserve following the release. Following the earlier of the release of five disbursements and June 1, 2019, any remaining amounts in the holdback reserve will be held as additional security for the Highland Village Mortgage Loan, however, two years from the closing date with respect to the securitization, the Highland Village Borrower is permitted to partially defease the Highland Village Mortgage Loan by substituting defeasance collateral in an amount equal to the then current balance of the holdback reserve.

During a Cash Sweep Period (as defined below), the Highland Village Borrower is required to deposit all excess cash flow with respect to the Highland Village Mortgage Loan to be held as additional security for the Highland Village Mortgage Loan. A “Cash Sweep Period” means the period commencing on the date upon which the debt service coverage ratio for the trailing 12 month period is less than 1.05x calculated quarterly, and ending on the date the debt service coverage ratio for the trailing 12 month period equals or exceeds 1.15x for two consecutive quarters calculated quarterly.

Lockbox and Cash Management. A hard lockbox with cash management is in place with respect to the Highland Village Mortgage Loan, whereby funds in the lockbox account are swept on each business day to the cash management account.

Property Management. The Highland Village Property is managed by S.R Weiner & Associates, Inc., an affiliate of the Highland Village Borrower.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Additional Property. The Highland Village Borrower is permitted to acquire or lease additional collateral (the “Overflow Parking Property”) provided that among other conditions, no event of default has occurred and is continuing, and the loan to value ratio with respect to the Highland Village Mortgage Loan at the time of acquisition is equal to or less than 125%.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the Highland Village Borrower is required pursuant to the Highland Village Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Highland Village Property, provided that if the Terrorism Risk Insurance Act of 2002 or any similar statute is not in effect, then the Highland Village Borrower will not be required to spend on the premium for terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the casualty and business interruption/rental loss insurance required under the Highland Village Mortgage Loan agreement.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Salinas/Monterey Multifamily Portfolio

Mortgage Loan No. 9 – Salinas/Monterey Multifamily Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Salinas/Monterey Multifamily Portfolio

Mortgage Loan No. 9 – Salinas/Monterey Multifamily Portfolio

Salinas / Monterey Multifamily Portfolio
1 Fox Creek Apartments Salinas, CA
2 Mission Apartments Salinas, CA
3 Madison Manor Apartments Monterey, CA
4 Acacia Manor Apartments Salinas, CA
San Francisco 70 miles
Forest of Nisene Marks State Park
Day Valley
SANTA CRUZ MOUNTAINS
Capitola Mall, Brown Ranch Marketplace
Soquel
Cabrillo College
Aptos
Corralitos
SANTA CRUZ
Live Oak
Capitola
SANTA CRUZ COUNTY
Santa Cruz Beach Boardwalk
Pleasure Point
Rio del Mar
Aptos Hills
Amesti
Freedom
Watsonville Municipal Airport
San Andreas Rd.
Watsonville
Pajaro
Pajaro Dunes
Las Lomas
Cabrillo Hwy.
Zmudowski State Beach
Moss Landing State Wildlife Area
Moss Landing
Elkhorn
Monterey Bay
Salinas River State Beach
Prunedale
Castroville
Pacific Ocean
Salinas River National Wildlife Refuge
Espinosa Rd.
San Juan Grade Rd.
Nashua Rd.
MONTEREY COUNTY
Northridge Mall
SALINAS
Marina Municipal Airport
Boronda
Salinas Sports Complex
Marina
SALINAS VALLEY
Hartnell College
Salinas Municipal Airport
Marina State Beach
Cal. State University at Monterey Bay
Pacific Grove
Monterey Bay Aquarium
Seaside
Cannery Row
Cabrillo Hwy.
Monterey
Sand City
Del Rey Oaks
Del Monte Center
Laguna Seca Raceway
Monterey Peninsula College
Monterey Regional Airport
Monterey-Salinas Hwy.
Pebble Beach
Carmel-by-the-Sea
Carmel River State Beach
SANTA LUCIA RANGE
The Barnyard Shopping Village, The Crossroads
Carmel Valley Rd.
Carmel Valley Village
Pt. Lobos State Reserve
OREGON
IDAHO
Medford
Eureka
Redding
Elko
GREAT BASIN
Reno
Carson City
SACRAMENTO
Lake Tahoe
NEVADA
Santa Rosa
SAN FRANCISCO
Oakland
SIERRA NEVADA MTS.
SAN JOSE
Salinas
Monterey
Fresno
Pacific Ocean
CALIFORNIA
LAS VEGAS
COAST RANGES
Bakersfield
AZ
Barstow
Santa Barbara
San Bernardino
MOJAVE DESERT
LOS ANGELES
Long Beach
Anaheim
Palm Springs
Yuma
SAN DIEGO
MEXICO

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Salinas/Monterey Multifamily Portfolio

Mortgage Loan No. 9 – Salinas/Monterey Multifamily Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance:	$26,945,000			Location(2):	Various
Cut-off Date Balance:	$26,945,000			General Property Type:	Multifamily
% of Initial Pool Balance:	2.6%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	John Sollecito; The John Sollecito Separate Property Trust; Jennifer Cockrum (aka Jennifer Sollecito); The Jennifer Cockrum Separate Property Trust			Year Built/Renovated(2):	Various/N/A
				Size:	336 Units
				Cut-off Date Balance per Unit:	$80,193
				Maturity Date Balance per Unit:	$71,115
Mortgage Rate:	4.990%			Property Manager:	A.G. Davi Ltd.
Note Date:	6/26/2014
First Payment Date:	8/1/2014
Maturity Date:	7/1/2024
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$2,285,082
IO Period:	36 months			UW NOI Debt Yield:	8.5%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	9.6%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF DSCR:	1.27x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$1,552,675 (TTM 4/30/2014)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$1,567,557 (12/31/2013)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$2,153,748 (12/31/2012)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	97.0% (6/24/2014)
Reserves(1)				2nd Most Recent Occupancy:	94.1% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	92.3% (12/31/2012)
RE Tax:	$120,479	$30,120	N/A	Appraised Value (as of):	$41,900,000 (1/3/2014)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	64.3%
Deferred Maintenance:	$274,009	$0	N/A	Maturity Date LTV Ratio:	57.0%
Recurring Replacements:	$500,000	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$26,945,000	100.0%	Loan Payoff:	$23,282,856	86.4%
			Closing Costs:	$1,888,430	7.0%
			Reserves:	$894,488	3.3%
			Return of Equity:	$879,226	3.3%
Total Sources:	$26,945,000	100.0%	Total Uses:	$26,945,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	See Property Summary table below for further information.

The Mortgage Loan.  The ninth largest mortgage loan (the “Salinas/Monterey Multifamily Portfolio Mortgage Loan”) is evidenced by a note in the original principal amount of $26,945,000 and is secured by a first priority fee mortgage encumbering four multifamily garden complexes in California (collectively, the “ Salinas/Monterey Multifamily Portfolio Property”).

The Borrower and the Sponsor.  The Salinas/Monterey Multifamily Portfolio borrowers are Fox Creek 100, LLC; Mission 910, LLC and Acacia 861, LLC (collectively, the “Salinas/Monterey Multifamily Portfolio Borrower”), each of which is a Delaware limited liability company with one independent director. Equity ownership in both Fox Creek 100, LLC and Acacia 861, LLC is held by John Sollecito Separate Property Trust (50.0%) and Jennifer Cockrum Separate Property Trust (50.0%). Equity ownership in Mission 910, LLC is held by J & J 1913 Investments, Inc. (30.0%), John Sollecito Separate Property Trust (35.0%) and the Jennifer Cockrum Separate Property Trust (35.0%). The sponsor and nonrecourse carve-out guarantor of the Salinas/Monterey Multifamily Portfolio Mortgage Loan are John Sollecito, The John Sollecito Separate Property Trust, Jennifer Cockrum (also known as Jennifer Sollecito) and The Jennifer Cockrum Separate Property Trust. John Sollecito and Jennifer Sollecito Cockrum have overseen seven multi-family properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Salinas/Monterey Multifamily Portfolio

The Mortgaged Property.  The Salinas/Monterey Multifamily Portfolio Properties consist of four multifamily garden complexes totaling 336 units located in California. The Salinas/Monterey Multifamily Portfolio Properties were constructed between 1951 and 1986.

The following table presents certain information relating to the Salinas/Monterey Multifamily Portfolio Properties:

Property Summary
Property	Location	Property Subtype	Allocated Cut-off Date Balance	% of Cut-off Date Balance	Year Built/ Renovated	No. of Units	Occupancy(1)	Appraised Value
Fox Creek Apartments	Salinas, CA	Garden	$15,120,000	56%	1986/N/A	168	95.8%	$22,700,000
Mission Apartments	Salinas, CA	Garden	$6,605,000	25%	1951/N/A	95	97.9%	$10,100,000
Madison Manor Apartments	Monterey, CA	Garden	$2,745,000	10%	1972/N/A	27	96.3%	$4,600,000
Acacia Manor Apartments	Salinas, CA	Garden	$2,475,000	9%	1979/N/A	46	100.0%	$4,500,000
Total/Wtd. Avg.			$26,945,000	100%		336	97.0%	$41,900,000

(1)	Occupancy as of June 24, 2014.

The Fox Creek Apartments Property is a 17-building, two-story garden apartment building complex containing 168 units located on the northwest corner of W. Alvin Drive and N. Main Street in Salinas, California. The Fox Creek Apartments Property was built in 1986 with ongoing renovations on a 8.0 acre parcel of land. All units are equipped with washer/dryers patio/balconies, and larger units have walk-in closets. Amenities include 192 parking spaces, a pool, spa, sauna, clubhouse, fitness room and tennis court. As of June 24, 2014, the Fox Creek Apartments was 95.8% occupied. The units include both 1-bedroom and 2-bedroom layouts and total 141,924 SF.

The following table presents certain information relating to the unit mix at the Fox Creek Apartments Property:

Fox Creek Apartments Property Unit Mix
Unit Type	Number of Units	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF
1 BR – 1 BA	76	708	$1,008	$1.42
2 BR – 1 BA	24	875	$1,150	$1.31
2 BR – 2 BA	68	987	$1,216	$1.23
Total/Avg.	168	845	$1,110	$1.32

Source: Appraisal

The Mission Apartments Property is an 8-building, two-story garden apartment building complex containing 95 units located on the southeast corner of Padre Drive and W. Romie Lane in Salinas, California. The Mission Apartments Property was built in 1951 with ongoing renovations on a 5.18 acre parcel of land. Amenities include 11 carports containing 95 parking spaces and common laundry facilities with coin-operated washers and dryers. As of June 24, 2014, the Mission Apartments was 97.9% occupied. The units include both 1-bedroom and 2-bedroom layouts and total 76,163 SF.

The following table presents certain information relating to the unit mix at the Mission Apartments Property:

Mission Apartments Property Unit Mix
Unit Type	Number of Units	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF
1 BR – 1 BA	49	747	$849	$1.14
2 BR – 2 BA	46	860	$953	$1.11
Total/Avg.	95	802	$901	$1.12

Source: Appraisal

The Madison Manor Apartments Property is a two-building, two-story garden apartment building complex containing 27 units located on the southeast corner of Madison and Larkin Streets in Monterey, California. The Madison Manor Apartments Property was built in 1972 with ongoing renovations on a 0.65 acre parcel of land. Amenities include 27 parking spaces and common laundry room with three washers and four dryers. As of June 24, 2014, the Madison Manor Apartments was 96.3% occupied. The units include both 1-bedroom and 2-bedroom layouts and total 19,285 SF.

The following table presents certain information relating to the unit mix at the Madison Manor Apartments Property:

Madison Manor Apartments Property Unit Mix
Unit Type	Number of Units	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF
1 BR – 1 BA	7	555	$1,104	$1.99
2 BR – 1 BA	20	770	$1,216	$1.58
Total/Avg.	27	714	$1,186	$1.66

Source: Appraisal

The Acacia Manor Apartments Property is a 7-building garden apartment building complex containing 46 units located on the southeast corner of West Acacia Lane and South Davis Road in Salinas, California. The Acacia Manor Apartments Property was built in 1979 with ongoing renovations on a 2.23

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Salinas/Monterey Multifamily Portfolio

acre parcel of land. Amenities include 70 parking spaces and common laundry room in each building with coin-operated laundry equipment. As of June 24, 2014, the Acacia Manor Apartments was 100.0% occupied. The units include both 1-bedroom and 2-bedroom layouts and total 37,000 SF.

The following table presents certain information relating to the unit mix at the Acacia Manor Property:

Acacia Manor Property Unit Mix
Unit Type	Number of Units	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF
1 BR – 1 BA	22	700	$819	$1.17
2 BR – 2 BA	24	900	$965	$1.07
Total/Avg.	46	804	$894	$1.11

Source: Appraisal

The Market.  The Salinas/Monterey Multifamily Portfolio Property consists of four multifamily garden complexes containing 336 units in California.

The Fox Creek Apartments Property is located in Salinas, Monterey County, California, approximately five miles southeast of the Salinas Municipal Airport and 60 miles south of the Mineta San Jose International Airport. The Fox Creek Apartments Property is bounded by Salinas City Limit to the north, E. Laurel Drive to the south, Constitution Boulevard to the east and U.S. Highway 101 to the west. Within a three mile radius of the Fox Creek Apartments Property, the 2013 median annual household Income was $47,335, with a population of 121,528. Primary access to the Fox Creek Apartments Property is provided by U.S. Highway 101, an arterial that connects the San Francisco Bay Area from the north to central and southern California in a north/south direction.

Competing properties to the Fox Creek Apartments are shown in the table below:

Fox Creek Apartments Competitive Property Summary
Property Name/ Address	Year Built	Unit Mix	Avg. Unit SF	Avg. Rent/Month	Avg. Rent PSF
Northridge Park 1667 Madrid Street Salinas, CA	1985	1 BD/1 BA 2 BD/1 BA 2 BD/2 BA	714 902 1,032	$1,125 $1,325 $1,425	$1.58 $1.47 $1.38
Pointe at Northridge 436 Noice Drive Salinas, CA	1972	1 BD/1 BA 2 BD/1 BA	672 875	$900 $1,179	$1.34 $1.35
Creekbridge Apartments 1701 Independence Drive Salinas, CA	2004	1 BD/1 BA 2 BD/2 BA 3 BD/2 BA 2 BD/2 BA 4 BD/2 BA	803 1,003 1,227 1,058 1,429	$1,150 $1,350 $1,650 NAV $1,775	$1.43 $1.35 $1.34 NAV $1.24
Palm Court 300 Regency Circle Salinas, CA	2000	1 BD/1 BA 1 BD/1 BA 1 BD/1 BA 2 BD/1 BA 2 BD/2 BA 3 BD/2 BA	800 830 875 910 1,040 1,220	$1,225 NAV NAV $1,400 $1,500 NAV	$1.53 NAV NAV $1.54 $1.44 NAV

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Salinas/Monterey Multifamily Portfolio

The Mission Apartments Property is located in Salinas, Monterey County, California, approximately four miles west of the Salinas Municipal Airport and 60 miles south of the Mineta San Jose International Airport. The Mission Apartments Property is bounded by West Market Street and West Abbott Street to the north, Bianco Road to the south, Sanborn Road to the east and Davis Road to the west. Within a three mile radius of the Mission Apartments Property, the 2013 median annual household Income was $43,600, with a population of 84,901. Primary access to the Mission Apartments Property is provided by U.S. Highway 101, an arterial that connects the San Francisco Bay Area from the north to central and southern California in a north/south direction that is two miles north of the Mission Apartments Property.

Competing properties to the Mission Apartments Property are shown in the table below:

Mission Apartments Competitive Property Summary
Property Name/ Address	Year Built	Unit Mix	Avg. Unit SF	Avg. Rent/Month	Avg. Rent PSF
Woodside Park 1040 Riker St. Salinas, CA	1984	1 BD/1 BA 2 BD/1 BA 2 BD/2 BA	912 1,010 1,020	$995 $1,150 $1,250	$1.09 $1.14 $1.23
Village Green Apartment 1330 Byron Dr. Salinas, CA	1961	1 BD/1 BA 1 BD/1 BA – Large 2 BD/1 BA Studio	510 650 820 265	$935 $1,075 $1,250 $835	$1.83 $1.65 $1.52 $3.15
The Pointe at Westlake 60 Stephanie Dr. Salinas, CA	1971	1 BD/1 BA 2 BD/1 BA Studio	575 960 420	$949 $1,195 $853	$1.65 $1.24 $2.03

Source: Appraisal

The Madison Manor Apartments Property is located in Monterey, Monterey County, California, approximately 75 miles south of the Mineta San Jose International Airport. The Madison Manor Apartments Property is bounded by Artillery Street to the north, El Camino Del Norte to the south, Pacific Street and Downtown Monterey to the east and Davis Road to the west. Within a three mile radius of the Madison Manor Apartments Property, the 2013 median annual household Income was $63,064, with a population of 53,937. Primary access to the Madison Manor Apartments Property is provided by U.S. Highway 101, an arterial that connects the San Francisco Bay Area from the north to central and southern California in a north/south direction that is approximately 1.25 miles northeast of the Madison Manor Apartments Property.

Competing properties to the Madison Manor Apartments are shown in the table below:

Madison Manor Apartments Competitive Property Summary
Property Name/ Address	Year Built	Unit Mix	Avg. Unit SF	Avg. Rent/Month	Avg. Rent PSF
473 Monroe Street Monterey, CA	1983	1 BD/1 BA	530	$1,000	$1.89
352 Dela Vina Avenue Monterey, CA	1972	2 BD/1 BA	875	$1,400	$1.60
424 Watson Street Monterey, CA	1988	1 BD/1 BA	650	$1,125	$1.73
343 Larking Street Monterey, CA	1977	2 BD/1.5 BA	850	$1,625	$1.91
Los Arboles 201 Fourth Street Monterey, CA	1926/1952	1 BD/1 BA	540	$1,350	$2.50
Monterey Pines 201 Glenwood Circle Monterey, CA	1974	1 BD/1 BA 2 BD/1 BA	690 865	$1,275 $1,550	$1.85 $1.79
1135 Fifth Street Monterey, CA	1949	2 BD/1 BA	633	$1,395	$2.20

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Salinas/Monterey Multifamily Portfolio

The Acacia Manor Apartments Property is located in Salinas, Monterey County, California, approximately four miles east of the Salinas Municipal Airport and 60 miles south of the Mineta San Jose International Airport. The Acacia Manor Apartments Property is bounded by West Market Street and West Abbott Street to the north, Bianco Road to the south, Sanborn Road to the east and Davis Road to the west. Within a three mile radius of the Acacia Manor Apartments Property, the 2013 median annual household Income was $45,355, with a population of 66,192. Primary access to the Acacia Manor Apartments Property is provided by U.S. Highway 101, an arterial that connects the San Francisco Bay Area from the north to central and southern California in a north/south direction that is two miles north of the Acacia Manor Apartments Property.

Competing properties to the Acacia Manor Apartments are shown in the table below:

Acacia Manor Competitive Property Summary
Property Name/ Address	Year Built	Unit Mix	Avg. Unit SF	Avg. Rent/Month	Avg. Rent PSF
223 Riker Terrace Salinas, CA	1977	1 BD/1 BA	560	$950	$1.70
832 Bautista Drive Salinas, CA	1950	1 BD/1 BA	500	$795	$1.59
Village Green 1330 Byron Drive Salinas, CA	1961	1 BD/1 BA 2 BD/1 BA	650 820	$1,075 $1,250	$1.65 $1.52
Pointe at Westlake 60 Stephanie Drive Salinas, CA	1971	1 BD/1 BA 2 BD/2 BA	575 960	$973 $1,195	$1.69 $1.24
428 Front Street Salinas, CA	1926	1 BD/1 BA	625	$800	$1.28
270 Harvest Street Salinas, CA	1964	2 BD/1 BA	800	$925	$1.16

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Salinas/Monterey Multifamily Portfolio Properties:

Cash Flow Analysis
	2011	2012	2013	4/31/2014 TTM	UW	UW per Unit
Base Rent	$3,681,610	$3,792,941	$3,812,036	$3,877,182	$4,186,936	$12,461
Other Income	$35,527	$34,718	$41,527	$35,767	$37,357	$111
Less Vacancy & Collection Loss	$0	$0	$0	$0	($269,797)	(6.44%)
Effective Gross Income	$3,717,137	$3,827,659	$3,853,563	$3,912,949	$3,954,496	$11,769
Total Operating Expenses	$1,560,878	$1,673,911	$2,286,006	$2,360,274	$1,669,414	$4,968
Net Operating Income	$2,156,259	$2,153,748	$1,567,557	$1,552,675	$2,285,082	$6,801
Capital Expenditures	$70,519	$92,000	$162,053	$197,864	$84,250	$251
Net Cash Flow	$2,085,740	$2,061,748	$1,405,504	$1,354,811	$2,200,832	$6,550
Occupancy %	92.0%	92.3%	94.1%	97.0%	93.7%
NOI DSCR	1.24x	1.24x	0.90x	0.90x	1.32x
NCF DSCR	1.20x	1.19x	0.81x	0.78x	1.27x
NOI Debt Yield	8.0%	8.0%	5.8%	5.8%	8.5%
NCF Debt Yield	7.7%	7.7%	5.2%	5.0%	8.2%

Escrows and Reserves.  The Salinas/Monterey Multifamily Portfolio Borrower is required to escrow $120,479 at loan origination and $30,120 monthly for annual real estate taxes. The Salinas/Monterey Multifamily Portfolio Borrower is required to deposit 1/12 of the estimated annual insurance premiums monthly (unless the Salinas/Monterey Multifamily Portfolio Properties are part of a “blanket policy” acceptable to the lender). The Salinas/Monterey Multifamily Portfolio Borrower deposited $500,000 in escrow at loan origination for replacement reserves and is required to escrow $7,021 monthly in the event the reserve falls below $336,700. Additionally, the Salinas/Monterey Multifamily Portfolio Borrower deposited $274,009 for deferred maintenance at loan origination

Lockbox and Cash Management. A springing lockbox applies with respect the Salinas/Monterey Multifamily Portfolio Mortgage Loan. However, the Salinas/Monterey Multifamily Portfolio Borrower has delivered at loan origination all documentation for the lender to put in place a hard lockbox upon the occurrence and continuation of a Cash Sweep Period (as defined below). The Salinas/Monterey Multifamily Portfolio Mortgage Loan has springing cash management. During a Cash Sweep Period, the Salinas/Monterey Multifamily Portfolio Borrower will be required to deposit all excess cash to an account held by the lender as additional security for the Salinas/Monterey Multifamily Portfolio Mortgage Loan.

A “Cash Sweep Period” will generally commence on the date upon which the debt service coverage ratio for the immediately preceding six month period is less than 1.10x, and end on the date upon which the debt service coverage ratio for the immediately preceding six month period equals or exceeds 1.25x.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Salinas/Monterey Multifamily Portfolio

Property Management. The Salinas/Monterey Multifamily Portfolio Properties are managed by A.G. Davi Ltd., an affiliate of A. G. Davi Property Management. Founded in the 1940’s and headquartered in Monterrey, California, A. G. Davi Property Management is a family-run, full service property management firm in both Monterey and San Benito Counties.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity.  Not permitted.

Release of Property.  Provided no event of default has occurred and is continuing, after the date that is two years from the closing of the securitization, and in connection with an arm’s-length sale, the Salinas/Monterey Multifamily Portfolio Borrower may cause the release of not more than two of the related Mortgaged Properties (each individually a “Defeased Property”), from the lien of the related Mortgage and the other Salinas/Monterey Multifamily Portfolio Mortgage Loan documents through partial defeasance, subject to the satisfaction of certain requirements and conditions set forth in the Salinas/Monterey Multifamily Portfolio Mortgage Loan documents, including, but not limited to (A) providing defeasance collateral in an amount sufficient to defease an amount equal to 125% of the allocated loan amount for the Defeased Property to be released; (B) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Property or Mortgaged Properties is not less than the greater of (i) 1.28x amortized or (ii) the debt service coverage ratio as determined for the 12 months immediately prior to the release of such Defeased Property; (C) a debt yield not less than the greater of (i) the debt yield immediately preceding the release (including the cash flow from the Defeased Property subject to the release), and (ii) the debt yield determined by lender at origination of the Salinas/Monterey Multifamily Portfolio Mortgage Loan; (D) after giving effect to such release, the loan-to-value ratio is not greater than the lesser of (i) 63.7% and (ii) the loan-to-value ratio immediately prior to the release of such Defeased Property; (E) delivery of an opinion of counsel to the effect that the MSBAM 2014-C17 trust will not fail to maintain its status as a REMIC as a result of the release of such Defeased Property; and (F) confirmation from each rating agency that such release will not cause the downgrade, withdrawal or qualification of the then-current ratings of the Certificates.

Terrorism Insurance.  Generally, the Salinas/Monterey Multifamily Portfolio Borrower is required pursuant to the Salinas/Monterey Multifamily Portfolio Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Salinas/Monterey Multifamily Portfolio Properties provided that the Salinas/Monterey Multifamily Portfolio Borrower will not be required to pay annual terrorism insurance premiums in excess of two times the amount of premiums that are payable at such time in respect of casualty and business interruption/rental loss insurance coverage required under the Salinas/Monterey Multifamily Portfolio Borrower Mortgage Loan documents (exclusive of the costs attributable to terrorism and earthquake insurance) (provided that the Salinas/Monterey Multifamily Portfolio Borrower will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Napa Riverfront

Mortgage Loan No. 10 – Napa Riverfront

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Napa Riverfront

Mortgage Loan No. 10 – Napa Riverfront

Napa Riverfront
600-700 Main Street
Napa, CA 94559
NAPA
NAPA VALLEY
NAPA COUNTY
St. Helena Hwy.
Big Ranch Rd.
Silverado Trail
Vichy Ave.
Linda Vista Ave.
Dry Creek Rd.
Trower Ave.
Monticello Rd.
Queen of the Valley Medical Hospital
Alston Park
Trancas St.
Hagen Rd.
Redwood Rd.
California Blvd.
Jefferson St.
Soscol Ave.
Pueblo Ave.
Lincoln Ave.
Daviana Winery
Napa Valley Country Club
Farella Vineyard
Sodaro Estate Winery
Meteor Vineyard
Browns Valley Rd.
Napa Valley Wine Train
Napa Town Center
Westwood Hills Park
Napa Premium Outlets
3rd St.
Napa County Fairgrounds
1st Ave.
Buhman Ave.
Truchard Winery
Old Sonoma Rd.
Coombs St.
South Napa Market Place
Riverpark Shopping Center
Napa Valley College Performing Arts Center
Napa Valley College
John F. Kennedy Memorial Park
Napa Golf Course at Kennedy Park
Skyline County Park
Old Sonoma Rd.
San Francisco 47 miles
Domaine Carneros Winery
Madonna Estate
Jessup Cellars, Agajanian Vineyards, Delectus Winery
Napa Valley Hwy
Falcor Winery, Constellation Wines
Ariel Vineyards
Patz & Hall Wine Co., Polaris Wines
Cuvaison Estate Wines
Saintsbury Wines
Cuttings Wharf Rd.
Dubig Rd.
Trinitas Cellars
Napa River
Rocca Family Vineyards
Vinum Cellars, Bourassa Vineyards
Napa Smith Brewery
Lincoln Hwy.
Napa County Airport
Chardonnay Golf Course
Sacramento 53 miles
American Canyon
29
121
12
Santa Rosa
Vacaville
Fairfield
Napa
Sonoma
Petaluma
Vallejo
Concord
Richmond
Berkeley
OAKLAND
SAN FRANCISCO
Daly City
Hayward
Pacific Ocean

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Napa Riverfront

Mortgage Loan No. 10 – Napa Riverfront

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$26,750,000			Location:	Napa, CA 94559
Cut-off Date Balance:	$26,750,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	2.6%			Detailed Property Type:	Retail/Office
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Massimo DeSimoni; Michael J. DeSimoni; Daniel J. DeSimoni			Year Built/Renovated:	2009/N/A
				Size:	66,082 SF
Mortgage Rate:	4.547%			Cut-off Date Balance per Unit:	$405
Note Date:	6/12/2014			Maturity Date Balance per Unit:	$371
First Payment Date:	8/1/2014			Property Manager:	Channel Lumber Co., Inc.
Maturity Date:	7/1/2024
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$2,507,181
IO Period:	60 months			UW NOI Debt Yield:	9.4%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	10.2%
Prepayment Provisions:	LO (25); YM1 (88); O (7)			UW NCF DSCR:	1.45x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$1,557,819 (3/31/2014 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$1,462,009 (12/31/2013)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$1,381,357(12/31/2012)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy(2):	91.5% (6/3/2014)
Reserves(1)				2nd Most Recent Occupancy:	71.0% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	62.9% (12/31/2012)
RE Tax:	$50,424	$25,212	N/A	Appraised Value (as of):	$41,770,000 (5/7/2014)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	64.0%
Recurring Replacements:	$0	$1,102	N/A	Maturity Date LTV Ratio:	58.8%
TI/LC:	$777,917	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$26,750,000	100.0%	Loan Payoff:	$22,712,416	84.9%
			Closing Costs:	$316,294	1.2%
			Reserves:	$828,341	3.1%
			Return of Equity:	$2,892,949	10.8%
Total Sources:	$26,750,000	100.0%	Total Uses:	$26,750,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Most Recent Occupancy includes Merrill Lynch, Pierce, Fenner & Smith Inc., which has executed a lease for 7,520 SF and is expected to commence rent payments on January 1, 2015.

The Mortgage Loan.  The tenth largest mortgage loan (the “Napa Riverfront Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $26,750,000, secured by a first priority fee mortgage encumbering 66,082 SF of retail and office space located at 600-700 Main Street, Napa, California (the “Napa Riverfront Property”).

The Borrower and Sponsor.  The Napa Riverfront borrower is Napa Riverfront, LLC, a California limited liability company, and Regatta Holdings, Inc., a California corporation (together, the “Napa Riverfront Borrower”), each with one independent director. 80% equity ownership in Napa Riverfront, LLC and 100% equity ownership in Regatta Holdings, Inc. is held by Channel Lumber Co., Inc. The remaining 20% ownership in Napa Riverfront, LLC is held by Michael J. DeSimoni and Daniel J. DeSimoni.

Channel Lumber Co., Inc. (“Channel”) is a lumber, milling and assembly business based in Richmond, California. With a 14-acre facility, Channel has the largest lumber delivery fleet in the San Francisco Bay Area. Channel has developed and manages 23 commercial properties in California. Channel is owned by Massimo DeSimoni, together with his sons, Michael J. DeSimoni and Daniel J. DeSimoni. Massimo DeSimoni, Michael J. DeSimoni and Daniel J. DeSimoni are the sponsors and nonrecourse carve-out guarantors for the Napa Riverfront Mortgage Loan.

The Property.  The Napa Riverfront Property was built in 2009 by the Napa Riverfront Mortgage Loan sponsors and consists of 37,889 SF of retail space and 28,193 SF of office space within a Class “A” mixed use property known as Napa Riverfront, located in the historic downtown district of Napa, California. In addition to the Napa Riverfront Property, Napa Riverfront consists of 50 residential condominiums (which are not part of the collateral for the Napa Riverfront Mortgage Loan) and a 229-space, two-level subterranean parking garage (161 spaces are attributed to the Napa Riverfront Property.)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Napa Riverfront

As of June 3, 2014, the Napa Riverfront Property was 91.5% leased by 19 various tenants. No tenant represents more than 12.7% of the net rentable area or 15.0% of underwritten rent. The largest tenants include Morgan Stanley & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Inc., Bank of the West and two restaurant tenants, doing business as Morimoto Napa and Fish Story.

Major Tenants.

Morgan Stanley & Co. Inc. (8,400 SF, 12.7% of NRA, 15.0% of underwritten rent). Morgan Stanley & Co. Inc. (“Morgan Stanley”) (NYSE: MS) occupies 8,400 SF at the Napa Riverfront Property under a lease expiring on April 30, 2019 with two five-year extension options. The lease provides for a base rental rate of $44.40 PSF. At the Napa Riverfront Property, Morgan Stanley operates a wealth management office, providing brokerage and investment advisory services and financial and wealth planning services. Morgan Stanley is rated “A,” “Baa2” and “A-” by Fitch, Moody’s and S&P, respectively.

MM Napa LLC (7,922 SF, 12.0% of NRA, 13.1% of underwritten rent). MM Napa LLC, doing business as Morimoto Napa (“Morimoto Napa”), occupies 7,922 SF at the Napa Riverfront Property under a lease expiring on June 14, 2020 with two five-year extension options. The lease provides for a base rental rate of $40.02 PSF plus 6% of gross sales in excess of $6 million, 7% of gross sales in excess of $7 million, 8% of gross sales in excess of $8 million and 9% of gross sales in excess of $9 million. Morimoto Napa is a privately held restaurant, opened by Chef Masaharu Morimoto, from the Iron Chef and Iron Chef America television series, as his first West Coast restaurant. Morimoto Napa is a part of a six-restaurant chain. Morimoto Napa had 2013 reported sales of $1,013 PSF.

Merrill Lynch, Pierce, Fenner & Smith Inc. (7,520 SF, 11.4% of NRA, 11.4% of underwritten rent). Merrill Lynch, Pierce, Fenner & Smith Inc. (“Merrill Lynch”) has executed a lease for 7,520 SF at the Napa Riverfront Property expiring on June 30, 2019 with two five-year extension options. The lease provides for a base rental rate of $35.73 PSF. Merrill Lynch is expected to commence rent payments on January 1, 2015. At the Napa Riverfront Property, Merrill Lynch will operate a wealth management office, providing services including investments, retirement planning, business strategies, credit and lending strategies. Merrill Lynch is rated “A” by both Fitch and S&P.

790 Main Street, LLC (4,010 SF, 6.1% of NRA, 7.6% of underwritten rent). 790 Main Street, LLC, doing business as Fish Story (“Fish Story”), occupies 4,010 SF at the Napa Riverfront Property under a lease expiring on September 30, 2019 with three five-year extension options. The lease provides for a base rental rate of $48.00 PSF plus 6% of gross sales in excess of the result of the annual base rent divided by 6%. Fish Story is a privately held restaurant operated by the Lark Creek Restaurant Group which was founded in 1989 owns nine restaurants in the San Francisco Bay Area.

Bank of the West (4,007 SF; 6.1% of NRA, 6.9% of underwritten rent). Bank of the West occupies 4,007 SF at the Napa Riverfront Property under a lease expiring on July 14, 2016 with two five-year extension options. The lease provides for a base rental rate of $42.24 PSF. Bank of the West has more than 700 offices across 20 states offering deposit accounts, credit cards, insurance, investment products, trust services, and financial planning. Bank of the West is rated “A,” “A2” and “A” by Fitch, Moody’s and S&P, respectively.

The following table presents a summary regarding major tenants at the Napa Riverfront Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of Collateral SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
Morgan Stanley & Co. Inc.	A/Baa2/A-	8,400	13%	$472,868	15%	$ 56.29	4/30/2019
MM Napa LLC (Morimoto Napa)	NR/NR/NR	7,922	12%	$411,242	13%	$51.91	6/14/2020
Merrill Lynch, Pierce, Fenner & Smith Inc.(4)	A/NR/A	7,520	11%	$358,159	11%	$47.63	6/30/2019
790 Main Street, LLC (Fish Story)	NR/NR/NR	4,010	6%	$240,174	8%	$59.89	9/30/2019
Bank of the West	A/A2/A	4,007	6%	$216,895	7%	$54.13	7/14/2016
Subtotal/Wtd. Avg.		31,859	48%	$1,699,338	54%	$53.34

Other Tenants		28,674	43%	$1,445,100	46%	$50.40
Vacant Space		5,549	8%	$0	0%	$0.00
Total/Wtd. Avg.		66,082	100%	$3,144,438	100%	$51.95

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Merrill Lynch, Pierce, Fenner & Smith Inc. has executed a lease for 7,520 SF and is expected to commence rent payments on January 1, 2015.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Napa Riverfront

The following table presents certain information relating to the lease rollover at the Napa Riverfront Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Annual UW Rent Rolling	Approx. % of Total Annual UW Rent Rolling	Approx. Cumulative % of Total Annual UW Rent Rolling
2015	3	5,671	$49.37	9%	9%	$280,002	9%	9%
2016	1	4,007	$54.13	6%	15%	$216,895	7%	16%
2017	2	2,919	$59.89	4%	19%	$174,830	6%	22%
2018	6	9,191	$55.02	14%	33%	$505,720	16%	38%
2019	4	23,038	$53.77	35%	68%	$1,238,703	39%	77%
2020	2	10,727	$51.73	16%	84%	$554,942	18%	95%
2025 & Beyond	1	2,717	$53.89	4%	88%	$146,430	5%	100%
MTM	1	2,263	$0.00	3%	92%	$0.00	0%	100%
Vacant	0	5,549	$0.00	8%	100%	$0.00	0%	100%
Total/Wtd. Avg.	20	66,082	$53.50	100%		$3,117,522	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant and MTM space.

The Market.  The Napa Riverfront Property is located along the western edge of the Napa River, on Main Street at the foot of the Third Street Bridge, in Downtown Napa, California. The Napa Riverfront Property is adjacent to the public promenade and the recently installed public docks, and across Main Street from a 500-stall public parking garage. The Napa Valley Wine Train station is located approximately eight blocks east of the Napa Riverfront Property.

Napa’s Downtown Historic District has seen a number of new restaurants and entertainment facilities open in recent years. The Downtown Historic district offers an array of street-lined retailers including antique shops, spas, food shops, wine shops and specialty stores. The central shopping district is near Main Street and First Street, with a community park located at this intersection and abutting the Napa River. Downtown Napa is home to over 70 restaurants, over 20 wine tasting rooms, 41 lodging properties, and three major event venues. The City of Napa is the second most visited town in Napa Valley, which attracts more than four million visitors annually. Downtown Napa is also the center of the business activity for the region with over 32,000 people working within five miles of the Riverfront.

The 2014 estimated population within a one-, three- and five-mile radius of the Napa Riverfront Property is 15,037, 72,850 and 91,116 respectively. The 2014 estimated average household income within a one-, three- and five-mile radius is $71,412, $77,903 and $85,313 respectively. The March 2014 unemployment rates are 6.3% and 8.4% for the City of Napa and the State of California, respectively.

Comparable leases to those at the Napa Riverfront Property are shown in the chart below:

Comparable Rent Summary
Property	Tenant	Year Built/ Renovated	Lease Area (SF)	Lease Date	Lease Term (Years)	Ann. Base Rent PSF (NNN)	Tenant Improvements PSF
Retail
1465 1st St., Napa, CA	Confidential	2009	2,000	May 2014	7	$30.00	$7.50
1106 1st St., Napa, CA(1)	Restaurant	1973	2,496	May 2014	10	$34.80	$25.00
1739 Trancas St., Napa, CA	Site for Sore Eyes	2011	1,301	Dec 2013	10	$48.00	$0.00
3614 Bel Aire Plaza, Napa, CA	Chico’s	1974	3,680	Aug 2012	10	$36.00	$0.00
1006 1st St., Napa, CA	Starbucks	1962	1,650	Aug 2012	10	$44.76	$50.00
1739 Trancas St., Napa, CA(1)	Habit Burger	2011	2,500	Apr 2012	10	$51.84	$24.00
Office
1040 Main St., Napa, CA	Confidential	1907/1980	1,159	Dec 2013	5	$31.44	$51.79
1000 Main St., Napa, CA	Moss Adams	2001	3,428	Jul 2013	5	$34.80	$9.00
1606 Main St., Napa, CA	Shawback Designs	1910	333	May 2013	5	$38.40	$0.00
1250 Main St., Napa, CA	AUL	2008	13,806	Feb 2013	5	$36.60	$0.00

Source: Appraisal

(1)	Comparable lease used for restaurant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Napa Riverfront

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Napa Riverfront Property:

Cash Flow Analysis
	2011	2012	2013	3/31/2014 TTM	UW	UW PSF
Base Rent	$796,092	$1,280,243	$1,458,330	$1,539,332	$2,692,816	$40.75
CAM Reimbursement	$388,939	$419,098	$494,134	$514,953	$785,969	$11.89
Percentage Rent	$325,500	$168,243	$201,530	$190,819	$208,000	$3.15
Other Income	$2,643	$10,274	$8,125	($6,046)	$9,000	$0.14
Less Vacancy & Credit Loss	$0	$0	$0	$0	($361,266)	(13.4%)
Effective Gross Income	$1,513,174	$1,877,858	$2,162,119	$2,239,058	$3,334,519	$50.46
Total Operating Expenses	$659,807	$496,501	$700,110	$681,239	$827,338	$12.52
Net Operating Income	$853,367	$1,381,357	$1,462,009	$1,557,819	$2,507,181	$37.94
TI/LC	$0	$0	$0	$0	$128,485	$1.94
Capital Expenditures	$0	$0	$0	$0	$14,538	$0.22
Net Cash Flow	$853,367	$1,381,357	$1,462,009	$1,557,819	$2,364,158	$35.78
Occupancy %	54.3%	62.9%	71.0%	91.5%	89.6%
NOI DSCR	0.52x	0.84x	0.89x	0.95x	1.53x
NCF DSCR	0.52x	0.84x	0.89x	0.95x	1.45x
NOI Debt Yield	3.2%	5.2%	5.5%	5.8%	9.4%
NCF Debt Yield	3.2%	5.2%	5.5%	5.8%	8.8%
Average Annual Rent PSF	$12.05	$19.37	$22.07	$23.29

Escrows and Reserves.  The Napa Riverfront Borrower is required to deposit 1/12 of the estimated taxes monthly and 1/12 of the estimated insurance premiums monthly (unless the Napa Riverfront Property is covered under a “blanket policy” acceptable to the lender) and $1,102 for replacement reserves monthly. The Napa Riverfront Borrower deposited $777,917 at loan origination as a TI/LC reserve. Upon the date when the Merrill Lynch lease begins to accrue rent payments, $500,000 will be released from this reserve to the Napa Riverfront Borrower, and upon the expiration of the free rent period under the Albright and Sheehan lease, $27,917 shall be released from this reserve. At any time that the TI/LC reserve has a balance below $250,000, the Napa Riverfront Borrower is required to deposit $7,000 monthly to the TI/LC reserve.

During a Cash Sweep Period (as defined below), the Napa Riverfront Borrower is required to deposit all excess cash flow with respect to the Napa Riverfront Mortgage Loan to be held as additional security for the Napa Riverfront Mortgage Loan.

Lockbox and Cash Management. The Napa Riverfront Mortgage Loan has a springing lockbox with springing cash management upon the commencement of a Cash Sweep Period (as defined below), whereby funds in the lockbox account will be swept on each business day to the cash management account.

A “Cash Sweep Period” means the period commencing on date upon which the debt service coverage ratio for two consecutive calendar quarters is less than 1.10x, and ending on the date the debt service coverage ratio for two consecutive quarters equals or exceeds 1.15x.

Property Management. The Napa Riverfront Property is managed by Channel Lumber Co., Inc. (d/b/a Channel Properties), an affiliate of the Napa Riverfront Borrower.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the Napa Riverfront Borrower is required pursuant to the Napa Riverfront Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Napa Riverfront Property.

Ground Lease.  The Napa Riverfront Property is encumbered by a ground lease between Napa Riverfront, LLC as lessor and Regatta Holdings Inc. as lessee, which are related entities, both comprising the Napa Riverfront Borrower. The 34-year ground lease commenced on March 1, 2007 and expires on March 1, 2041 with five five-year extension options. The ground lease was created exclusively for estate planning purposes, and would be terminated upon transfer of the Napa Riverfront Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Dixie Manor

Mortgage Loan No. 11 – Dixie Manor

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Original Balance:	$25,250,000			Location:	Louisville, KY 40258
Cut-off Date Balance:	$25,209,180			General Property Type:	Retail
% of Initial Pool Balance:	2.4%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Brian C. Wood			Year Built / Renovated:	1950-1955/2014
Mortgage Rate:	4.730%			Size:	348,338 SF
Note Date:	6/4/2014			Cut-off Date Balance per SF:	$72
First Payment Date:	8/1/2014			Maturity Date Balance per SF:	$54
Maturity Date:	7/1/2024			Property Manager:	The Wood Group, LLC
Original Term to Maturity:	120 months
Original Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI(2):	$2,497,545
Seasoning:	1 month			UW NOI Debt Yield(2):	9.9%
Prepayment Provisions:	LO(23); YM1(2); DEF/YM1(90); O(5)			UW NOI Debt Yield at Maturity(2):	13.3%
Lockbox/Cash Mgmt Status:	Hard / Springing			UW NCF DSCR(2):	1.30x
Additional Debt Type:	N/A			Most Recent NOI:	$2,512,644 (12/31/2013)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,766,307 (12/31/2012)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,532,673 (12/31/2011)
Reserves				Occupancy Rate(2):	97.1% (6/1/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	93.9% (12/31/2012)
RE Tax:	$69,870	$13,974	N/A	3rd Most Recent Occupancy:	94.1% (12/31/2011)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(2):	$34,200,000 (3/1/2015)
Recurring Replacements:	$0	$6,865	N/A	Cut-off Date LTV Ratio:	73.7%
TI/LC(1):	$200,000	Springing	$100,000	Maturity Date LTV Ratio:	54.9%
Occupancy Reserves(2):	$3,180,000	$0	N/A
Environmental Reserve(3):	$1,000,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,250,000	100.00%	Previous Debt:	$20,260,122	80.2%
			Closing Costs:	$307,167	1.2%
			Reserves:	$4,449,870	17.6%
			Return of Equity:	$232,841	0.9%
Total Sources:	$25,250,000	100.00%	Total Uses:	$25,250,000	100.0%

(1)	Monthly TI/LC escrow collections of $16,806 are required at any time the TI/LC escrow balance is less than $100,000.

(2)
The Dixie Manor Borrower deposited $3,180,000 at loan origination into occupancy reserves for two new leases that were executed in 2014 with tenants not yet in occupancy. Hobby Lobby executed a lease for a 55,000 SF of space that the tenant will construct. Goody’s executed a lease for 30,868 SF of existing space, has accepted the space, and is currently renovating the space and plans to open its store on or about September 18, 2014. The underwritten NOI and NCF include rent and reimbursements associated with these two leases. The Occupancy Rate includes the two tenant spaces. The Appraised Value includes these two tenants. The Appraised Value without these two leases is $30,200,000. The lender holds a $2,557,500 tenant improvement allowance and leasing commission escrow and a $275,000 free rent escrow applicable to the Hobby Lobby lease. The lender holds a $222,500 tenant improvement allowance and leasing commission escrow (from which $80,000 has been released as of July 2014) and a $125,000 free rent escrow applicable to the Goody’s lease.

(3)
The Dixie Manor Property is subject to certain environmental remediation activities, including potential on- and off-site remediation of ground and water contamination from chlorinated solvents associated with a historic dry cleaning operation at the Dixie Manor Property. Potential costs associated with monitoring and remediation activities are estimated at $775,000 to $800,000. A $1,000,000 escrow is in place to address these potential costs. In addition, a 10-year, $3,000,000 environmental insurance policy with Lloyd’s Syndicates is in place.

The Mortgage Loan. The eleventh largest mortgage loan (the “Dixie Manor Mortgage Loan”) is evidenced by a note in the original principal amount of $25,250,000 and is secured by a first priority fee mortgage encumbering an anchored retail center (the “Dixie Manor Property”). The proceeds of the Dixie Manor Mortgage Loan were primarily used to refinance a previous loan of approximately $20,260,122, which was included in the CSFB 2004-C3 transaction.

The Property. The Dixie Manor Property is a 348,338 SF anchored retail center constructed in 1950-1955 and partially renovated most recently in 2014. The Dixie Manor Property includes approximately 17,011 SF of second-floor office space. The largest tenant with 72,908 SF is Caritas Health Services, an affiliate of Catholic Health Initiatives, Inc. (“CHII”), a not-for-profit health system formed in 1996 through the consolidation of four previously separate Catholic health systems. CHII operates in 18 states and comprises 89 hospitals and 23 critical access facilities. The tenant utilizes its space at the Dixie Manor Property as a medical mall with various medical practices. Major retail tenants include Hobby Lobby (not yet in occupancy), Goody’s (not yet in occupancy), a Sears Outlet Store (NASDAQ: SHLD), a Staples (NASDAQ: SPLS), a Furniture Liquidators store, and a Dollar Tree (NASDAQ: DLTR). There are 1,250 parking spaces.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Dixie Manor

The following table presents a summary regarding major tenants at the Dixie Manor Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	2013 Sales PSF
Anchor/Major Tenants
Caritas Health Services	NR/NR/NR	72,908	21%	$601,491	22%	$8.25	5/31/2017	N/A
Hobby Lobby(4)	NR/NR/NR	55,000	16%	$412,500	15%	$7.50	11/31/2030	N/A
Goody’s(5)	NR/NR/NR	30,868	9%	$192,925	7%	$6.25	1/31/2025	N/A
Sears Outlet Stores	CCC/Caa1/CCC-	27,769	8%	$159,672	6%	$5.75	5/27/2015	N/A
Subtotal/Wtd. Avg.		186,545	54%	$1,366,588	50%	$7.33

Other Tenants		151,535	44%	$1,348,762	50%	$8.90
Vacant Space		10,258	3%	$0	0%	$0.00
Total/Wtd. Avg.		348,338	100%	$2,715,349	100%	$8.03

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)
Hobby Lobby has executed a lease with the Dixie Manor Mortgage Loan Borrower to occupy a to-be-constructed 55,000 SF store. Hobby Lobby has accepted the pad site at the Dixie Manor Property and is responsible for constructing its own store.

(5)
Goody’s has executed a lease with the Dixie Manor Mortgage Loan Borrower to occupy a 30,868 SF store at the Dixie Manor Property. Goody’s has accepted and is renovating its space. The tenant intends to open for business on or about September 18, 2014.

The Borrower. The borrower is Dixie Legacy Center, LLC (the “Dixie Manor Borrower”), a single-purpose Delaware limited liability company. The Dixie Manor Borrower is 100% owned by BC Wood Investment Fund I, LLC, an affiliate of BC Wood Properties, LLC, a Lexington Kentucky based real estate developer, owner and manager founded in 1994 by Brian C. Wood, the Dixie Manor Mortgage Loan sponsor and nonrecourse carve-out guarantor. The company specializes in retail properties with 34 properties in eight states.

The Market. The Dixie Manor Property is located in Louisville, Jefferson County, Kentucky, within the Southwest retail submarket. As of December 31, 2013, the Southwest retail submarket, with approximately 3.2 million SF, had an average occupancy rate of 94.4% and an average in-line asking rental rate of $12.81 PSF. The average asking rental rate for large spaces was $6.70 PSF. Estimated 2014 population within a 3 and 5 mile radius of the Dixie Manor Property is 78,111 and 169,214 people, respectively. Estimated 2014 average annual household income within a 3 and 5 mile radius is $58,217 and $51,325, respectively.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Dixie Manor Center Property:

Cash Flow Analysis
	2009	2010	2011	2012	2013	UW	UW PSF
Base Rent(1)	$2,566,617	$2,666,207	$2,815,338	$2,917,635	$2,701,892	$2,846,009	$8.17
Total Recoveries(2)	$401,972	$343,668	$405,015	$459,640	$432,547	$668,000	$1.92
Other Income	$43,085	$63,788	$71,924	$75,137	$89,674	$78,911	$0.23
Discounts and Concessions	$0	($24,050)	($67,599)	($11,550)	($11,667)	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	($199,221)	($0.57)
Effective Gross Income	$3,011,674	$3,049,614	$3,224,677	$3,440,862	$3,212,446	$3,393,699	$9.74
Total Operating Expenses	$683,313	$704,773	$692,004	$674,555	$699,802	$896,154	$2.57
Net Operating Income	$2,328,361	$2,344,841	$2,532,673	$2,766,307	$2,512,644	$2,497,545	$7.17
Capital Expenditures	$0	$0	$86,742	$0	$0	$82,371	$0.24
TI/LC	$0	$0	$0	$0	$0	$198,553	$0.57
Upfront TI/LC Escrow Offset(3)	$0	$0	$0	$0	$0	($20,000)	($0.06)
Net Cash Flow	$2,328,361	$2,344,841	$2,445,931	$2,766,307	$2,512,644	$2,236,621	$6.42
Occupancy %(4)	83.9%	92.4%	94.1%	93.9%	81.9%	93.0%
NOI DSCR	1.35x	1.36x	1.47x	1.60x	1.46x	1.45x
NCF DSCR	1.35x	1.36x	1.42x	1.60x	1.46x	1.30x
NOI Debt Yield	9.2%	9.3%	10.0%	11.0%	10.0%	9.9%
NCF Debt Yield	9.2%	9.3%	9.7%	11.0%	10.0%	8.9%

(1)	Historical base rent is net of vacancy.

(2)	Underwritten recoveries include higher recoveries associated with a higher underwritten real estate tax amount.

(3)	An upfront TI/LC escrow of $200,000 was collected at closing. The upfront escrow is utilized as an offset to the underwritten TI/LC expense over the 10-year loan period at $20,000 per year.

(4)
2013 Occupancy % was affected by the loss of two tenants, Marshalls and the Dixie Dozen Theater, in that year. The former Marshall space was leased to Goody’s in 2014 and the former theater space was demolished to create space for the new Hobby Lobby store.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Holiday Inn Center City Charlotte

Mortgage Loan No. 12 – Holiday Inn Center City Charlotte

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Original Balance:	$25,000,000			Location:	Charlotte, NC 28202
Cut-off Date Balance:	$24,972,231			General Property Type:	Hospitality
% of Initial Pool Balance:	2.4%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Leasehold
Sponsor:	Kenneth Kochenour			Year Built/Renovated:	1989/2007-2013
Mortgage Rate:	4.810%			Size:	294 Rooms
Note Date:	6/12/2014			Cut-off Date Balance per Unit:	$84,940
First Payment Date:	8/1/2014			Maturity Date Balance per Unit:	$69,654
Maturity Date:	7/1/2024			Property Manager:	GF Management Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$2,944,928
Seasoning:	1 month			UW NOI Debt Yield:	11.8%
Prepayment Provisions:	LO(25); DEF(91); O(4)			UW NOI Debt Yield at Maturity:	14.4%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR:	1.56x
Additional Debt Type:	N/A			Most Recent NOI:	$2,971,568 (6/30/2014 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,879,876 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,566,001 (12/31/2012)
Reserves				Occupancy Rate:	70.8% (6/30/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	69.2% (12/31/2013)
RE Tax:	$100,000	$16,500	N/A	3rd Most Recent Occupancy:	66.0% (12/31/2012)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$35,500,000 (4/18/2014)
FF&E:	$0	$40,705	N/A	Cut-off Date LTV Ratio:	70.3%
				Maturity Date LTV Ratio:	57.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,000,000	100.0%	Previous Debt:	$13,411,939	53.6%
			Closing Costs:	$438,086	1.8%
			Reserves:	$100,000	0.4%
			Return of Equity:	$11,049,975	44.2%
Total Sources:	$25,000,000	100.0%	Total Uses:	$25,000,000	100.0%

The Mortgage Loan.  The twelfth largest mortgage loan (the “Holiday Inn Center City Charlotte Mortgage Loan”) is evidenced by a note in the original principal amount of $25,000,000 and is secured by a first priority leasehold mortgage encumbering a full service Holiday Inn flagged hotel (the “Holiday Inn Center City Charlotte Property”). The proceeds of the Holiday Inn Center City Charlotte Mortgage Loan were primarily used to refinance a previous loan of approximately $13,411,939 (including certain defeasance costs), which was included in the GCCFC 2007-GG9 transaction.

The Property.  The Holiday Inn Center City Charlotte Property is a 16-story, 294-room (including 26 suites) full service Holiday Inn flagged hotel located in the central business district of Charlotte, North Carolina. It is part of a mixed-use development that includes an adjoining five-story office building (Charlotte Center) and an eight-level parking garage, neither of which is collateral for the Holiday Inn Center City Charlotte Mortgage Loan. In addition to its guestrooms, the Holiday Inn Center City Charlotte Property includes a 99-seat restaurant (Café Siena) and lounge, approximately 11,895 SF of meeting space (5,234 SF of which is leased from the adjoining office building owner), a rooftop swimming pool and terrace, and a fitness center. Parking is provided in the adjoining parking garage where the Holiday Inn Center City Charlotte Property leases approximately 150 spaces. Approximately $6 million of renovations took place at the Holiday Inn Center City Charlotte Property from 2007 to 2013. In addition, an approximately $563,000 PIP is planned for the current year, primarily consisting of continued guestroom and bath renovations. A guaranty for payment of PIP related costs is provided by the Holiday Inn Center City Charlotte Mortgage Loan sponsor, as no reserve for the PIP costs is held by the lender. The current franchise agreement with Holiday Hospitality Franchising, LLC, expires on November 19, 2023.

The Holiday Inn Center City Charlotte Property is subject to an unsubordinated ground lease that has a current termination date of December 31, 2039, with one 49-year renewal option to December 31, 2088. Base ground rent is $300,000 plus 5% of annual gross revenues exceeding $7,000,000. The parking lease is a part of the ground lease with a separate current payment schedule of $139,050 per annum, subject to an increase every four years based on the then current average monthly parking charges within the garage.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Holiday Inn Center City Charlotte

Demand at the Holiday Inn Center City Charlotte Property is approximately 65% transient driven and 35% meeting and group driven:

The Holiday Inn Center City Charlotte Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Holiday Inn Center City Charlotte			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	75.0%	$131.87	$98.95	74.6%	$124.94	$93.20	99.4%	94.7%	94.2%
5/31/2014 TTM	73.1%	$132.50	$96.84	72.7%	$125.14	$90.93	99.4%	94.4%	93.9%

Source: Industry Report

The Borrower.  The borrower is Center City Hotel Partners Limited Partnership (the “Holiday Inn Center City Charlotte Borrower”), a single-purpose North Carolina limited partnership. The Holiday Inn Center City Charlotte Borrower is controlled and partially directly and indirectly owned by Kenneth Kochenour, the Holiday Inn Center City Charlotte Mortgage Loan sponsor and nonrecourse carve-out guarantor. Mr. Kochenour is the co-founder, CEO and President of GF Management, Inc., a Philadelphia-based hospitality ownership and management company specializing in hotels, resorts, golf courses, restaurants and other entertainment venues. The company currently operates more than 120 hospitality properties with over 20,000 guest rooms.

The Market.  The Holiday Inn Center City Charlotte Property is located in the Uptown area of Charlotte, Mecklenburg County, North Carolina. The Holiday Inn Center City Charlotte Property is adjacent to the Bank of America Corporate Training Center. The competitive set of hotel properties comprises approximately 1,792 rooms and was on average 76.0% occupied in 2013 with an ADR of $141.83 and average RevPAR of $107.79. The appraiser noted two recently completed and one proposed hotel conversion in the Charlotte CBD market totaling 729 rooms, which will directly or indirectly compete with the Holiday Inn Center City Charlotte Property.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Holiday Inn Center City Charlotte Property:

Cash Flow Analysis
	2010	2011	2012	2013	6/30/2014 TTM	UW	UW per Room
Occupancy	65.3%	66.0%	69.2%	72.4%	70.8%	70.9%
ADR	$111.19	$113.49	$124.28	$126.36	$128.22	$127.29
RevPAR	$72.61	$74.95	$86.00	$91.46	$90.82	$90.28

Rooms Revenue	$7,769,817	$8,020,295	$9,380,299	$9,787,233	$9,719,457	$9,687,915	$32,952
Food & Beverage	$1,920,747	$1,893,798	$1,883,354	$1,780,234	$1,948,748	$1,901,465	$6,468
Other Income	$584,244	$606,306	$630,537	$639,918	$627,952	$622,182	$2,116
Total Revenue	$10,274,808	$10,520,399	$11,894,190	$12,207,385	$12,296,157	$12,211,562	$41,536
Total Expenses	$8,394,590	$8,622,387	$9,328,189	$9,327,509	$9,324,589	$9,266,633	$31,519
Net Op. Income	$1,880,218	$1,898,012	$2,566,001	$2,879,876	$2,971,568	$2,944,929	$10,017
FF&E	$0	$0	$0	$0	$0	$488,462	$1,661
Net Cash Flow	$1,880,218	$1,898,012	$2,566,001	$2,879,876	$2,971,568	$2,456,466	$8,355
NOI DSCR	1.19x	1.20x	1.63x	1.83x	1.89x	1.87x
NCF DSCR	1.19x	1.20x	1.63x	1.83x	1.89x	1.56x
NOI Debt Yield	7.5%	7.6%	10.3%	11.5%	11.9%	11.8%
NCF Debt Yield	7.5%	7.6%	10.3%	11.5%	11.9%	9.8%

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Desert Palms Hotel & Suites

Mortgage Loan No. 13 – Desert Palms Hotel & Suites

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$24,500,000			Location:	Anaheim, CA 92802
Cut-off Date Balance:	$24,500,000			General Property Type:	Hospitality
% of Initial Pool Balance:	2.4%			Detailed Property Type:	Limited Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	The Hansji Family Trust; Shirish H. Patel; The Hansji-Patel Family Trust; Arun H. Patel; The Rajan and Kirti Hansji Family Trust; Rajan S. Hansji; the Sajan Arun Hansji Family Trust; Sajan A. Hansji			Year Built/Renovated:	1988/2004
				Size:	188 Rooms
				Cut-off Date Loan per Unit:	$130,319
				Maturity Date Loan per Unit:	$130,319
Mortgage Rate:	4.681%			Property Manager:	Hansji Corporation
Note Date:	4/21/2014
First Payment Date:	6/1/2014
Maturity Date:	5/1/2024
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$4,457,172
IO Period:	120 months			UW NOI Debt Yield:	18.2%
Seasoning:	3 months			UW NOI Debt Yield at Maturity:	18.2%
Prepayment Provisions:	LO (27); DEF (89); O (4)			UW NCF DSCR:	3.47x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$4,883,328 (5/31/2014 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$4,914,473 (12/31/2013)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$4,167,119 (12/31/2012)
Future Debt Permitted (Type):	No (N/A)			Occupancy Rate:	88.9% (5/31/2014)
Reserves				2nd Most Recent Occupancy:	89.6% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	88.7% (12/31/2012)
RE Tax:	$0	$23,461	N/A	Appraised Value (as of):	$49,000,000 (3/25/2014)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	50.0%
FF&E:	$0	$34,560	N/A	Maturity Date LTV Ratio:	50.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$24,500,000	100.0%	Loan Payoff:	$16,211,654	66.2%
			Closing Costs:	$162,548	0.7%
			Return of Equity:	$8,125,798	33.2%
Total Sources:	$24,500,000	100.0%	Total Uses:	$24,500,000	100.0%

The Mortgage Loan. The thirteenth largest mortgage loan (the “Desert Palms Hotel & Suites Mortgage Loan”) is evidenced by a note in the original principal amount of $24,500,000 and is secured by a first priority fee mortgage encumbering a limited service hotel known as Desert Palms Hotel & Suites in Anaheim, California (the “Desert Palms Hotel & Suites Property”).

Morningstar has indicated that the Desert Palms Hotel & Suites Mortgage Loan has credit characteristics commensurate with a  “AA-” rated obligation when analyzed on a stand-alone basis.

The Borrower.  The Desert Palms Hotel & Suites borrower is Desert Palm Suites LP, a California limited partnership (the “Desert Palms Hotel & Suites Borrower”), with one independent director. Equity ownership in the Desert Palms Hotel & Suites Borrower is held by Shirish H. Patel and Pushpa S. Hansji as Trustees of The Hansji Family Trust, Arun H. Patel and Priti A Hansji as Trustees of The Hansji-Patel Family Trust, Rajan S. Hansji as Trustee of The Rajan and Kirti Hansji Family Trust; Sajan A. Hansji as Trustee of the Sajan Arun Hansji Family Trust; The Sajan & Dimple Hansji Family 2012 Irrevocable Trust and The Dharmesh & Ami Patel 2012 Irrevocable Trust.

Rajan S. Hansji is the President of the Hansji Corporation (“Hansji”), which is a second generation family business that owns and operates over 1,500 hotel rooms throughout California and the Southwest. Over the past 38 years, Hansji has developed more than two million SF of office, retail and hotel space.

The Property.  The Desert Palms Hotel & Suites Property is a five-story, limited service hotel built in 1988, and expanded in 2004 from 105-rooms to 188-rooms. The hotel features a complimentary breakfast buffet, restaurant, meeting room, heated outdoor pool and whirlpool spa, fitness and game room, business center, same-day dry cleaning and coin laundry, complimentary parking and complimentary Wi-Fi. There are 100 queen-queen rooms, 20 queen-queen rooms with kitchenettes, 48 kids suites, 16 two-bedroom suites and 4 king suites with living rooms.

The Desert Palms Hotel & Suites is managed by Hansji Corporation which is an affiliate of the Desert Palms Hotel & Suites Borrower.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Desert Palms Hotel & Suites

The Market.  The Desert Palms Hotel & Suites Property is located at 631 West Katella Avenue, adjacent to Disneyland, which attracts approximately fourteen million visitors per year, and across the street from the Anaheim Convention Center. Other demand generators in the area include Knott’s Berry Farm, California Adventure, South Coast Plaza, Honda Center and Edison Field.

The Desert Palms Hotel & Suites Property is situated on Katella Avenue between Disneyland Drive (South West Street) and Harbor Boulevard, less than one mile west of the Sana Ana Freeway which connects to the Orange Freeway and Garden Grove Freeway.

The 2013 estimated population within a one-, three- and five-mile radius of the Desert Palms Hotel & Suites Property was 26,186, 265,550 and 797,804, respectively. The 2013 estimated average annual household income within a one-, three- and five-mile radius of the Desert Palms Hotel & Suites Property was $61,281, $66,802 and $65,720, respectively.

Comparable properties to the Desert Palms Hotel & Suites Property are shown in the table below:

Competitive Property Summary
Property	No. of Rooms	Year Built	Comm. %	Meeting & Group%	Leisure %	2013 Occ.%	2013 Occ. Penetr.	2013 ADR	2013 ADR Penetr.	2013 RevPAR	2013 RevPAR Penetr.
Desert Palms Hotel & Suites	188	1988	0%	25%	75%	90%	107%	$130.04	94%	$116.54	100%
Residence Inn	200	1987	60%	0%	40%	85%	102%	$188.00	135%	$159.80	137%
Marriott Courtyard Anaheim	153	2006	25%	0%	75%	83%	99%	$126.00	91%	$104.58	90%
Hilton Garden Inn	169	2008	10%	20%	70%	75%	90%	$108.00	78%	$81.00	70%
Portofino Inn & Suites	190	2000	15%	20%	65%	79%	94%	$108.00	78%	$85.32	73%
Staybridge Suites	143	2001	25%	5%	70%	85%	102%	$150.00	108%	$127.50	110%
Anaheim Desert Inn & Suites	146	1965	0%	0%	100%	87%	104%	$128.00	92%	$111.36	96%
Anabella Hotel	358	1850	25%	0%	75%	85%	102%	$150.00	108%	$127.50	110%
Total/Wtd. Avg.	1,547					84%		$138.29		$116.29

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Desert Palms Hotel & Suites Property:

Cash Flow Analysis
	2009	2010	2011	2012	2013	5/31/2014 TTM	UW	UW per Room
Occupancy	82.6%	75.3%	87.5%	88.7%	89.6%	88.9%	87.0%
Avg Daily Rate	$101.40	$105.88	$107.95	$119.13	$130.04	$136.53	$136.53
RevPAR	$83.75	$79.71	$94.49	$105.67	$116.52	$121.38	$118.78

Rooms	$5,773,784	$5,569,053	$6,483,589	$7,263,513	$7,996,917	$8,324,553	$8,150,959	$43,356
F&B	$44,735	$15,462	$25,248	$173,408	$347,365	$341,871	$334,742	$1,781
Other	$1,176,261	$1,023,804	$1,247,360	$2,031,098	$2,226,439	$2,062,131	$2,019,129	$10,740
Total Revenue	$6,994,780	$6,608,320	$7,756,197	$9,468,019	$10,570,721	$10,728,555	$10,504,830	$55,877
Total Expenses	$4,178,063	$3,872,744	$4,246,926	$5,300,900	$5,656,248	$5,845,227	$6,047,658	$32,168
Net Op. Income	$2,816,718	$2,735,576	$3,509,271	$4,167,119	$4,914,473	$4,883,328	$4,457,172	$23,708
FF&E	$310,090	$263,885	$310,274	$378,797	$422,913	$356,002	$420,193	$2,235
Net Cash Flow	$2,506,627	$2,471,691	$3,198,997	$3,788,322	$4,491,560	$4,527,326	$4,036,979	$21,473
NOI DSCR	2.42x	2.35x	3.02x	3.58x	4.23x	4.20x	3.83x
NCF DSCR	2.16x	2.13x	2.75x	3.26x	3.86x	3.89x	3.47x
NOI Debt Yield	11.5%	11.2%	14.3%	17.0%	20.1%	19.9%	18.2%
NCF Debt Yield	10.2%	10.1%	13.1%	15.5%	18.3%	18.5%	16.5%

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Kendall Value Center

Mortgage Loan No. 14 – Kendall Value Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Original Balance:	$23,500,000			Location:	Miami, FL 33183
Cut-off Date Balance:	$23,500,000			General Property Type:	Retail
% of Initial Pool Balance:	2.3%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Loeb Partners Realty and Development Corp.			Year Built/Renovated:	1983/2004, 2010
				Size:	183,050 SF
Mortgage Rate:	4.480%			Cut-off Date Balance per Unit:	$128
Note Date:	6/2/2014			Maturity Date Balance per Unit:	$118
First Payment Date:	8/1/2014			Property Manager:	Commercial Properties Corp.
Maturity Date:	7/1/2024
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$2,193,807
Seasoning:	1 month			UW NOI Debt Yield:	9.3%
Prepayment Provisions:	LO(25); DEF/YM1(88); O(7)			UW NOI Debt Yield at Maturity:	10.2%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	1.46x
Additional Debt Type:	N/A			Most Recent NOI:	$2,358,908 (4/30/2014 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,384,707 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,268,314 (12/31/2012)
Reserves				Occupancy Rate:	92.3% (3/10/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.0% (12/31/2013)
RE Tax:	$122,877	$30,719	N/A	3rd Most Recent Occupancy:	97.0% (12/31/2012)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$36,500,000 (3/13/2014)
Recurring Replacements:	$0	$0	N/A	Cut-off Date LTV Ratio:	64.4%
TI/LC:	$0	$0	N/A	LTV Ratio at Maturity/ARD:	59.0%
Other(1):	$25,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,500,000	100.0%	Previous Debt:	$17,383,459	74.0%
			Return of Equity:	$5,597,759	23.8%
			Closing Costs:	$370,905	1.6%
			Reserves:	$147,877	0.6%
Total Sources:	$23,500,000	100.0%	Total Uses:	$23,500,000	100.00%

(1)	The lender reserved estimated costs associated with certain required repairs to the BJ’s Wholesale Club space.

The Mortgage Loan.  The fourteenth largest mortgage loan (the “Kendall Value Center Mortgage Loan”) is evidenced by a note in the original principal amount of $23,500,000 and is secured by a first priority fee mortgage encumbering a BJ’s Wholesale Club anchored retail center (the “Kendall Value Center Property”). The proceeds of the Kendall Value Center Mortgage Loan were primarily used to refinance a previous loan of approximately $17,383,459, which was included in the MLMT 2004-KEY2 transaction.

The Property.  The Kendall Value Center Property is a 183,050 SF anchored retail center constructed in 1983 and expanded in 2004 and 2010 to include two outparcels, a free-standing pizza restaurant and CVS drug store (NYSE: CVS), respectively. The BJ’s Wholesale Club, which has been in place since 1992, and added a fueling facility in 2009, is in the first of four five-year lease renewal periods. The Kendall Value Center Mortgage Loan documents contain certain release provisions relating to the free-standing CVS store. Tenants are not required to report sales. There are 829 surface parking spaces.

The Borrower.  The borrower is LKS Associates L.P. (the “Kendall Value Center Borrower”), a single-purpose Delaware limited partnership. Loeb Partners Realty and Development Corporation (“Loeb”) is the sponsor and non-recourse carve-out guarantor. Loeb is a privately held real estate company based in New York City. Loeb and its affiliates invest in and manage real estate assets for high net worth individuals, domestic and foreign pension funds, insurance companies and private investment groups.

The Market.  The Kendall Value Center Property is located in Miami, Miami-Dade County, Florida, within the South Dade retail submarket. The Miami-Dade shopping center market totaled approximately 47 million SF as of December 31, 2013, with a vacancy of 5.0%. The South Dade submarket had approximately 4.6 million SF of retail space, an average vacancy rate of 5.6% and an average quoted rent for inline space of $18.56 PSF. Estimated 2013 population within a 3 and 5 mile radius of the Kendall Value Center Property was 176,225 and 498,257 people, respectively. Estimated 2013 average annual household income within a 3 and 5 mile radius was $66,352 and $67,819, respectively.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	Kendall Value Center

The following table presents a summary regarding major tenants at the Kendall Value Center Property:
Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	2013 Sales PSF
Anchor/Major Tenants
BJ’s Wholesale Club	NR/NR/NR	106,484	58%	$942,383	35%	$8.85	11/30/2017	N/A
Goodwill Industries of S. Florida	NR/NR/NR	15,000	8%	$264,000	10%	$17.60	9/9/2018	N/A
CVS	NR/Baa1/BBB+	13,013	7%	$375,000	14%	$28.82	11/30/2035	N/A
Subtotal/Wtd. Avg.		134,497	73%	$1,581,383	59%	$11.76

Other Tenants		34,378	19%	$1,095,330	41%	$31.86
Vacant Space		14,175	8%	$0	0%	$0.00
Total/Wtd. Avg.		183,050	100%	$2,676,713	100%	$15.85

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Kendall Value Center Property:

Cash Flow Analysis
	2010(1)	2011	2012	2013	4/30/2014 TTM	UW	UW PSF
Base Rent(2)	$2,349,055	$2,955,907	$2,827,883	$3,000,050	$2,956,862	$2,903,513	$15.86
Total Recoveries	$514,884	$625,039	$716,701	$530,167	$594,842	$753,585	$4.12
Other Income	$0	$360	$360	$360	$360	$0	$0.00
Discounts and Concessions	$0	($14,820)	($44,124)	($22,330)	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	($185,391)	($142,430)	($157,931)	($194,288)	($396,102)	($2.16)
Effective Gross Income	$2,863,939	$3,381,095	$3,358,390	$3,350,316	$3,357,776	$3,260,996	$17.81
Total Operating Expenses	$874,862	$911,360	$1,090,076	$965,609	$998,868	$1,067,189	$5.83
Net Operating Income	$1,989,077	$2,469,735	$2,268,314	$2,384,707	$2,358,908	$2,193,807	$11.98
Capital Expenditures	$0	$0	$0	$0	$0	$29,228	$0.16
TI/LC	$0	$0	$0	$0	$0	$86,034	$0.47
Net Cash Flow	$1,989,077	$2,469,735	$2,268,314	$2,384,707	$2,358,908	$2,078,545	$11.36
Occupancy %	91.4%	92.9%	97.0%	97.0%	97.2%	89.2%
NOI DSCR	1.40x	1.73x	1.59x	1.67x	1.65x	1.54x
NCF DSCR	1.40x	1.73x	1.59x	1.67x	1.65x	1.46x
NOI Debt Yield	8.5%	10.5%	9.7%	10.1%	10.0%	9.3%
NCF Debt Yield	8.5%	10.5%	9.7%	10.1%	10.0%	8.8%

(1)	The CVS tenant took occupancy at the Kendall Value Center Property in December 2010.

(2)	Underwritten Base Rent includes approximately $3,539 of contractual rent steps scheduled for July and October 2014. It also includes approximately $133,922 of “mark to market” base rent reductions.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	The Viridian Building

Mortgage Loan No. 15 – The Viridian Building

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$21,080,000			Location:	San Diego, CA 92101
Cut-off Date Balance:	$21,080,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	2.0%			Detailed Property Type:	Multifamily/Retail/Parking
Loan Purpose:	Refinance			Title Vesting(4):	Leasehold
Sponsor:	Shahyar Zayanderoudi			Year Built/Renovated:	1913-1919/2003
Mortgage Rate:	4.760%			Size(5):	70,722 SF
Note Date:	6/25/2014			Cut-off Date Balance per Unit(6):	$298
First Payment Date:	8/1/2014			Maturity Date Balance per Unit(6):	$274
Maturity Date:	7/1/2024			Property Manager(7):	Interwest Capital Corporation & LAZ Parking California
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$1,687,110
Seasoning:	1 month			UW NOI Debt Yield:	8.0%
Prepayment Provisions:	LO (25); DEF (92); O (3)			UW NOI Debt Yield at Maturity:	8.7%
Lockbox/Cash Mgmt Status(1):	Soft/Springing			UW NCF DSCR:	1.25x
Additional Debt Type:	N/A			Most Recent NOI:	$1,672,746 (4/30/2014 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,757,646 (12/31/2013)
Future Debt Permitted (Type)(2):	Yes (Mezzanine)			3rd Most Recent NOI:	$1,529,374 (12/31/2012)
				Occupancy Rate(8):	97.6% (4/1/2014)
Reserves				2nd Most Recent Occupancy(8):	86.0% (12/1/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(8):	94.3% (12/1/2012)
RE Tax:	$156,932	$26,155	N/A	Appraised Value (as of):	$30,300,000 (3/10/2014)
Insurance:	$50,275	$5,274	N/A	Cut-off Date LTV Ratio:	69.6%
Deferred Maintenance:	$63,438	$0	N/A	Maturity Date LTV Ratio:	64.0%
Recurring Replacements:	$0	$1,036	N/A
TI/LC(3):	$125,000	$1,921	$300,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,080,000	100.0%	Loan Payoff:	$17,834,652	84.6%
			Upfront Escrows:	$270,644	1.3%
			Closing Costs:	$189,445	0.9%
			Return of Equity:	$2,785,259	13.2%
Total Sources:	$21,080,000	100.0%	Total Uses:	$21,080,000	100.0%

(1)	The Viridian Building Mortgage Loan has a hard lockbox with respect to the retail portion and a soft lockbox with respect to the multifamily portion of the Viridian Building Property.

(2)	Mezzanine financing is permitted subject to a maximum combined LTV of not greater than 73% and a minimum combined DSCR of not less than 1.25x.

(3)
In the event that Yard House San Diego, LLC (“Yard House”) does not exercise any of the three early extension options available to it, the monthly TI/LC payment would increase to $5,764 commencing on August 1, 2016. Upon Yard House extending its lease such that it expires at least two years beyond the term of the Viridian Building Mortgage Loan, the TI/LC reserve would be capped at $300,000.

(4)
The Viridian Building Property is subject to two ground leases. Both ground leases have an expiration date of October 31, 2058 with two 22-year extension options. One ground lease underlies 1023 Fourth Avenue and 1026 Fifth Avenue and is leased from U.S. Grant Jr. Redevelopment Company (the “Grant Lease”). The other ground lease underlies 1014 Fifth Avenue and is leased from the City of San Diego (the “City of San Diego Lease”). The Grant Lease contains a put-option and a call-option. The City of San Diego Lease contains a call-option. The Viridian Building Borrower is prohibited by the Viridian Building Mortgage Loan documents from exercising either call option so long as the Viridian Building Mortgage Loan remains outstanding. Under the Grant Lease put option, the ground lessor has the right to require the Viridian Building Borrower to purchase the fee simple estate for a purchase price determined by a formula set forth in the Grant Lease by giving notice in January of each year, and the purchase must be completed by July 31 of the same year. Failure to complete the purchase would be an event of default under the Grant Lease giving rise to the rights of the ground lessor to terminate the Grant Lease. If the Viridian Building Borrower fails to complete the purchase in the required time, the Viridian Building Mortgage Loan will become full recourse to the sponsor, who must maintain a $25 million net worth and $1 million liquidity. In the event that either the net worth or liquidity covenants are breached, either (i) a cash sweep would commence, or (ii) the sponsor will post a letter of credit with the lender equal to the estimated purchase price. In the event of foreclosure on the leasehold interest under the Grant Lease, if the ground lessor exercises the right to require the ground lessee to purchase the fee estate after the foreclosure (or if the ground lessor exercised that right prior to foreclosure and the borrower failed to purchase the fee estate), the lender, as ground lessee, would be required under the Grant Lease to purchase the fee estate in order to prevent or cure an event of default under the Grant Lease.  There is no assurance that the special servicer, on behalf of the issuer, would be able to prevent or cure such event of default, or that the special servicer on behalf of the issuer could sell the REO property prior to such an event of default occurring.

(5)	Size of 70,722 SF includes the total square footage of retail and multifamily space and excludes the parking lot. The square footage of the parking lot is approximately 136,500 SF.

(6)	Cut-Off Date Balance per Unit and Maturity Date Balance per Unit are based on the total square footage of retail and multifamily space of 70,772 SF.

(7)
Interwest Capital Corporation acts as the property manager for the retail and multifamily portion, and LAZ Parking California acts as the property manager for the parking portion of the Viridian Building Property.

(8)	Occupancy Rate is based on the total square footage of retail and multifamily space of 70,772 SF.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Viridian Building Mortgage Loan”) is evidenced by a note in the original principal amount of $21,080,000 and is secured by a first priority leasehold mortgage encumbering a mixed use multifamily, retail and parking property known as the Viridian Building in San Diego, California (the “Viridian Building Property”).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	The Viridian Building

The Property. The Viridian Building Property is a 70,722 SF mixed use property containing 38,515 SF of retail space, 33 multifamily units and a 275-space parking garage. The parking garage is not included in the building square footage. The Viridian Building Property is located in the San Diego central business district. The Viridian Building Property was constructed between 1913 and 1919 and renovated in 2003.

As of April 1, 2014, the retail portion of the Viridian Building Property was 100% occupied by five tenants. The multifamily portion of the Viridian Building Property was 93.9% occupied. The multifamily units are all loft style.

The Borrower. The borrower is On Broadway SD Partners LP (the “Viridian Building Borrower”), a bankruptcy remote, single-purpose California limited partnership whose general partner, Interwest On Broadway LLC, a bankruptcy remote Delaware limited liability company with a springing member and one independent director. Shahyar Zayanderoudi is the Viridian Building Mortgage Loan sponsor and, along with his trust, the Zayanderoudi Family Trust, the nonrecourse carve-out guarantor. Mr. Zayanderoudi is the founder and chairman of Interwest Capital Corporation, a fully integrated real estate investment firm founded in 2003, with interest in numerous commercial and residential properties. Mr. Zayanderoudi has significant real estate experience with over 3,000 apartment units and 1,000 hotel rooms owned.

The Market.  The Viridian Building Property is located in the downtown area of San Diego, within the central business district area known as the Core District. The Core District serves as the center of downtown, both physically and functionally, which includes federal, state, county, and city government offices together with office, cultural, hotel, and some residential activity. The Viridian Building Property is adjacent to the Westfield Horton Plaza Mall which is anchored by Macy’s and Nordstrom. Westfield Horton Plaza Mall is currently developing, in partnership with the City of San Diego, a large outdoor amphitheater which is expected to be completed in 2015. In addition, the Viridian Building Property is located 2 blocks away from the historic district known as the Gaslamp Quarter. The Gaslamp Quarter is listed on the National Register of Historic Places and houses more than 100 restaurants, nightclubs, movie theaters, stores, offices, galleries and live/work lofts.

According to an industry report, the Viridian Building Property is in the Downtown San Diego submarket. As of the first quarter of 2014, the vacancy rate for the Downtown San Diego multifamily submarket was 6.2%, and asking rents were $1,848 per unit. As of the first quarter of 2014, the vacancy rate for the Downtown San Diego retail submarket was 7.9%, and asking rents were $22.50 PSF.

The following table presents a summary of the retail tenants at the Viridian Building Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approx. % of SF(2)	Annual UW Rent	% of Total Annual UW Rent(3)	Annual UW Rent PSF	Lease Expiration
Yard House San Diego, LLC(4)	NR/NR/NR	19,055	50%	$537,228	55%	$28.19	12/31/2017
Aire Urban Fitness	NR/NR/NR	8,000	21%	$48,000	5%	$6.00	5/31/2019
RA San Diego Corp	NR/NR/NR	4,676	12%	$171,537	18%	$36.68	12/18/2018
Phantom Lounge	NR/NR/NR	3,912	10%	$58,680	6%	$15.00	8/31/2017
T-Mobile West, LLC	NR/NR/NR	2,784	7%	$153,126	16%	$55.00	4/14/2018
Vacant Space		0	0%	$0	0%	$0.00
Total/Wtd. Avg.		38,427	100%	$968,570	100%	$25.21

(1)	Based on the underwritten rent roll.

(2)	Approx. % of SF represents the percentage of SF each tenant comprises for only the retail portion of the Viridian Building Property.

(3)	% of Total Annual UW Rent represents the percentage of Annual UW Rent each tenant comprises for only the retail portion of the Viridian Building Property.

(4)
The Yard House lease has a stated expiration date of July 31, 2018. Yard House has an early termination option exercisable on or before January 31, 2017 that allows the tenant to terminate the lease as of December 31, 2017. If such option is exercised, the rent paid by Yard House would be excluded from the calculation of DSCR with respect to the cash management trigger of DSCR based on the trailing six months falling below 1.05x at the end of any calendar quarter.

The following table presents a summary of the multifamily units at the Viridian Building Property:

Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupancy	Average Unit Size (SF)	Average Monthly Rent(2)	Average Market Rent(3)
600-799 SF	6	18.2%	83.3%	653	$1,441	$1,463
600-799 SF (Penthouse)	1	3.0%	100.0%	726	$1,655	$1,725
800-999 SF	11	33.3%	100.0%	884	$1,658	$1,723
800-999 SF (Penthouse)	3	9.1%	100.0%	892	$1,918	$1,917
1,000-1,200 SF	7	21.2%	85.7%	1,103	$1,713	$1,754
1,400-1,600 SF	4	12.1%	100.0%	1,474	$1,925	$1,969
1,400-1,600 SF (Penthouse)	1	3.0%	100.0%	1,546	$2,425	$2,450
Total/Wtd. Avg.	33	100.0%	93.9%	976	$1,718	$1,752

(1)	Based on a rent roll dated April 1, 2014.

(2)	Average Monthly Rent excludes vacant units.

(3)	Based on the appraisal.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17	The Viridian Building

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Viridian Building Property:

Cash Flow Analysis
	2011	2012	2013	4/30/2014 TTM	UW	UW PSF(1)
Retail Base Rent	$799,716	$809,513	$853,700	$900,017	$968,570	$13.70
Multifamily Base Rent	$634,405	$627,539	$664,714	$643,257	$677,112	$9.57
Parking Income	$1,204,569	$1,208,592	$1,337,589	$1,310,603	$1,372,785	$19.41
Expense Reimbursements	$90,936	$87,151	$91,805	$91,805	$96,798	$1.37
Percentage Rent	$45,599	$46,181	$34,622	$9,811	$0	$0.00
Other Income	$20,508	$21,146	$27,748	$24,541	$24,541	$0.35
Less Vacancy & Credit Loss	($9,739)	($1,300)	($50)	$0	($155,763)	($2.20)
Effective Gross Income	$2,785,994	$2,798,822	$3,010,129	$2,980,033	$2,984,043	$42.19
Total Operating Expenses	$1,224,876	$1,269,448	$1,252,483	$1,307,287	$1,296,933	$18.34
Net Operating Income	$1,561,119	$1,529,374	$1,757,646	1,672,746	$1,687,110	$23.86
TI/LC	$0	$0	$0	$0	$23,056	$0.33
Capital Expenditures	$0	($1,192)	$0	$0	$12,435	$0.18
Net Cash Flow	$1,561,119	$1,530,566	$1,757,646	$1,672,746	$1,651,619	$23.35
Occupancy %(2)	91.2%	94.3%	86.0%	97.6%	95.0%
NOI DSCR	1.18x	1.16x	1.33x	1.27x	1.28x
NCF DSCR	1.18x	1.16x	1.33x	1.27x	1.25x
NOI Debt Yield	7.4%	7.3%	8.3%	7.9%	8.0%
NCF Debt Yield	7.4%	7.3%	8.3%	7.9%	7.8%

(1)	UW PSF is based on the total square footage of retail and multifamily space of 70,772 SF.

(2)
UW Occupancy is based on the appraiser’s concluded market vacancy of 4% and 1% credit loss. The actual occupancy based on the total square footage of retail and multifamily of 70,772 SF was 97.6% as of a rent roll date April 1, 2014.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C17

This Term Sheet was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with its affiliates, “BofA Merrill Lynch”), CIBC World Markets Corp. (together with its affiliates, “CIBCWM”) or Drexel Hamilton, LLC (together with its affiliates, “Drexel” and, collectively with Morgan Stanley, BofA Merrill Lynch and CIBCWM, the “Underwriters”). This Term Sheet was not produced by an Underwriter’s research analyst, although it may refer to a Morgan Stanley, BofA Merrill Lynch or CIBCWM research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

This Term Sheet may have been prepared by or in conjunction with the respective trading desks of the Underwriters that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of the Underwriters, which may conflict with your interests. Each of the Underwriters may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this Term Sheet is subject to change, completion or amendment from time to time, and the information in this Term Sheet supersedes information in any other communication other than in any other Free Writing Prospectus relating to the securities referred to in this Term Sheet. This Term Sheet is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where the offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this Term Sheet may not be suitable for all investors. This Term Sheet has been prepared and issued by the Underwriters for intended distribution to market professionals and institutional investor clients. Other recipients should seek independent investment advice prior to making any investment decision based on this Term Sheet. This Term Sheet does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this Term Sheet as only a single factor in making an investment decision.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and the Underwriters do not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by one or more Underwriters that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, the Underwriters and each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure (as such terms are defined in Treasury Regulation 1.6011-4). For this purpose, “tax structure” is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.

In the United Kingdom, this Free Writing Prospectus is directed only at persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals in accordance with Article 19(5) or (ii) are persons falling within Article 49(2) (“high net worth companies, unincorporated associations etc.”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as “relevant persons”). This Free Writing Prospectus must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this Free Writing Prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS EXCHANGE ACT OF JAPAN (LAW NO. 25 OF 1948, AS AMENDED (THE “FIEL”)), AND EACH UNDERWRITER HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY OFFERED CERTIFICATES, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY JAPANESE PERSON, OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO ANY JAPANESE PERSON, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND ANY OTHER APPLICABLE LAWS AND REGULATIONS. FOR THE PURPOSES OF THIS PARAGRAPH, “JAPANESE PERSON” SHALL MEAN ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS AND REGULATIONS OF JAPAN.

© 2014 Morgan Stanley